Filed with the Securities and Exchange Commission on October 20, 2011
Registration File No. 333 -175144

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-1 /A PRE-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Ministry Partners Investment Company, LLC
(Name of small business issuer in its charter)
_____________________

California	6199	26-3959348
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

915 West Imperial Highway, Suite 120
Brea, California 92821
(714) 671-5720
 (Address and telephone number of principal executive offices and principal place of business)

BILLY M. DODSON
Chief Executive Officer and President
915 West Imperial Highway, Suite 120
Brea, California 92821
(714) 671-5720
(Name, address and telephone number of agent for service)

With copies to:

BRUCE J. RUSHALL, ESQ. RUSHALL & McGEEVER 6100 Innovation Way Carlsbad, California 92009 (760) 438-6855	RICHARD PEARLMAN, ESQ. IGLER & DOUGHERTY, P.A. 2457 Care Drive Tallahassee, Florida 32308 (850) 878-2411
_____________________

Approximate date of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Class A Notes, Fixed Series	$75,000,000	par	$75,000,000
Class A Notes, Flex Series	$75,000,000	par	$75,000,000
Class A Notes, Variable Series	$75,000,000	par	$75,000,000
Total	$75,000,000	par	$75,000,000	$8,707.50
_________________________
(1)	The notes will be sold at their face amount.
(2)	A total of $75,000,000 of the Class A Notes is being registered, consisting of a combination of the Fixed Series, Flex Series and/or Variable Series.
(3)	The fee is based on the total of $75,000,000 being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
  Subject to Completion: Dated October 20, 2011

$75,000,000

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC

Class A Notes Promissory Notes

We are offering our Class A Notes in three Series: the Fixed Series, the Flex Series and the Variable Series in several Categories, each of which has a minimum required investment. We are offering the Notes only to persons who are currently members of, or associated with an evangelical church, church organization or ministry (an “ Evangelical Institution ”), or to persons who choose to support an Evangelical Institution. Unless otherwise indicated, the words “ we ”, “ us ”, “ our ” or the “ Company ” refer to Ministry Partners Investment Company, LLC, together with three wholly owned subsidiaries.

The Class A Notes, which we sometimes refer to as the Notes, are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.
  Each Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months. The Flex Series Notes have a maturity of 84 months. All Variable Series Notes have a maturity of 72 months.

We are offering the Notes on a best efforts basis through Kendrick Pierce & Company Securities, Inc. (the “Managing Broker”), our subsidiary, Ministry Partners Securities, LLC (“MP Securities”) and possibly other selected FINRA member broker-dealers (the “Participating Brokers”).

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 12. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Maximum Commissions(1)	Proceeds to the Company(2)
Minimum Purchase	$1,000	$25.00	$975.00
Total	$75,000,000	$1,875,000	$73,125,000

(1)	The Managing Broker will reallow a portion of the commission to the Participating Brokers.

(2)
In addition, we will incur up to $25,000 of reimbursements to the Managing Broker for certain of its accounted-for due diligence expenses and up to $316,758 of additional costs in connection with the offering (“ Organization and Offering Expenses ”), including legal and accounting costs , registration fees .

We are owned by certain state and federal chartered credit unions. The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Share Insurance Fund (“NCUSIF”), the Federal Deposit Insurance Corporation (“FDIC”), or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is October 20, 2011

KENDRICK PIERCE & COMPANY SECURITIES, INC.
Ministry Partners Securities, LLC

i

Our Broker-Dealer Subsidiary	39
Our Subsidiary, MPF, and Possible Securitization Transactions	40
Our Credit Facilities	40

OUR LENDING ACTIVITIES	43
Our Loan Investment Portfolio	43
Loan Origination, Acquisition and Underwriting	45
Servicing	45
Type of Loans	45
Our Loan Policies	46
Our Mortgage Loan Investment Standards	47
Sale of Loan Participation Interests	50
Our Monitoring of Our Loan Portfolio Performance	51
Allowance for Loan Losses	53
Competition	55
Regulation	55
Patents, Trademarks and Licensing	58
Certain Legal Aspects of Our Investments	58

MANAGERS AND EXECUTIVE OFFICERS	59
Code of Ethics	62
Audit Committee	62
Audit Committee Financial Expert	62
Our Board of Managers	62
Board Committees	62
Manager Compensation	63
Indemnification of Our Managers and Officers	63

MANAGEMENT COMPENSATION	64

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS	65
Our Authorized Membership Interests	65
Our Class A Units	65
Our Series A Units	65
Our Charter Documents	66

OUR OTHER INVESTOR NOTES	67
Class A Notes	67
The Alpha Class Notes	67
Special Offering Notes	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	70
Cautionary Notice Regarding Forward Looking Statements	70
Overview	71
Financial Condition	72
Significant Accounting Estimates and Critical Accounting Policies	72
Consolidated Results of Operations	75
Results of Operations for Three Months Ended June 30, 2011 vs. Three Months Ended June 30, 2010	75
Results of Operations for Six Months Ended June 30, 2011 vs. Six Months Ended June 30, 2010	76
Results of Operations for the Years Ended December 31, 2010 and December 31, 2009	77
Comparison of the Years Ended December 31, 2009 and December 31, 2008	79
Net Interest Income and Net Interest Margin	80
Financial Condition	86

ii

Comparison of Financial Condition at June 30, 2011 and December 31, 2010	86
Liquidity and Capital Resources	90
June 30, 2011 vs. June 30, 2010	90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	91

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	92
Taxation of Interest	93
Disposition, Redemption or Repurchase for Cash	93

LEGAL PROCEEDINGS	94

PLAN OF DISTRIBUTION	94
General	94
Underwriting Compensation and Cost Reimbursements	94
Indemnification	95
Conflict of Interest	95
Sales to IRAs	95

HOW TO PURCHASE A NOTE	95

LEGAL MATTERS	96

EXPERTS	96

WHERE YOU CAN FIND MORE INFORMATION	96

INDEX TO FINANCIAL STATEMENTS	F-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class A Note	B-1

EXHIBIT C - Form of Flex Series Class A Note	C-1

EXHIBIT D - Form of Variable Series Class A Note	D-1

EXHIBIT E - Purchase Application – Fixed Series Customer Form	PA FIXED-CUSTOMER-1
Purchase Application – Fixed Series Corporation Form	PA FIXED-CORPORATION-1
Purchase Application – Flex Series Customer Form	PA FLEX-CUSTOMER-1
Purchase Application – Flex Series Corporation Form	PA FLEX-CORPORATION-1
Purchase Application – Variable Series Customer Form	PA VARIABLE-CUSTOMER-1
Purchase Application – Variable Series Corporation Form	PA VARIABLE-CORPORATION-1

__________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

iii

INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our company and our business, and our financial condition.

FREQUENTLY ASKED QUESTIONS ABOUT THE NOTES

Q:	Are there restrictions on who may purchase a Note?

A:
Yes. We are offering the Notes only to persons who are currently members of, or associated with an Evangelical Institution, or to persons who choose to support an Evangelical Institution by their investment in a Note.

Q:	Where can I find any definitions of the terms you use in this prospectus?

A:
Unless otherwise defined in this prospectus, or unless the context in which the term is used requires a different meaning, certain terms used in this prospectus, whether capitalized or used in the lower case, have the meanings set forth in the Definitions section of the Indenture, which is included as Exhibit A to this prospectus.

Q:	Who are you?

A:
We are Ministry Partners Investment Company, LLC, a California limited liability company. We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations. Our loans are secured by churches and church and ministry related properties.

Q:	How would my interest rate on an investment in a Fixed Series Note be determined?

A:
Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity when the Swap Index for 24-month obligations was 2.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the applicable Spread, or 4.35%.

Q:	How would my interest rate on an investment in a Flex Series Note be determined?

A:
Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Series Notes have an 84-month maturity) when the Swap Index for 48-month obligations was 2.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 5.05%. You may elect to reset the interest rate on a Flex Series Note, within stated limits, once during each 12-month period following the first anniversary of its issuance date.

Q:	What are the specified limits on interest rate adjustments on a Flex Note?

A:	The adjusted interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Q:	What is the Swap Index?

A:	The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed or Flex Note you purchase.

Q:	How would my investment in a Variable Series Note work?

A:
If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:	What is the Variable Index?

A:	The Variable Index is the then current interest rate reported by the Wall Street Journal for 3-month LIBOR rate.

Q:	What is the “fixed Spread”?

A:
The “fixed Spread” is the difference or “spread” between the applicable Index and the interest rate we agree to pay you on the Note you purchase. The applicable fixed Spread is different for each Series and Category of Note.

Q:	Can you change the fixed Spread on my Note after I buy it?

A:	No, not without your written consent.

Q:	How often do you pay interest?

A:
We pay interest monthly on the Notes. Unless you choose to have the interest deferred and added to principal, you may change your Note payments from one method to another by giving us written notice by the 21st of the month for which you want the change to be effective.

Q:	Can I require you to cash in my Note before it is due?

A:
You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note before it is due. You can, after you have owned a Flex Note at least 12 months, require us to pay up to 10% of the balance of your Flex Note during any succeeding 12-month period. Also, in the event of an emergency, you can otherwise request early payment of all or a portion of a Fixed Note or Flex Note as explained in the following question and answer.

Q:	What if I have an emergency and I need to cash in my Note?

A:
You can request that we voluntarily prepay your Note in whole or in part. We may in our sole discretion do so, but we are not contractually obligated to grant your request for prepayment. Our current policy is to grant a reasonable request by reason of a bona fide hardship, subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct from the amount we prepay an administrative charge of an amount equal to 3 months’ interest.

Q:	Do you have the right to prepay my Note?

A:
Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

Q:	What is your obligation to pay my Note?

A:	Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our Managers, Members or any other person.

Q:	Does any Series or Category of the Notes have priority as to payment over any other Series or Category?

A:
The Class A Notes and our other unsecured debt obligations are equal in right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in “pari passu” with the other Class A Notes. We do plan to issue up to $200 million of our secured notes (which we refer to as the “Secured Notes”) over the following two years. These Secured Notes would be secured by our Mortgage Loans and, to the extent of such collateral, would be superior in right to payment over the Class A Notes and our other unsecured debt.

Q:	Who is responsible for making payments of principal and interest on the Notes?

A:	We act as paying agent for the Notes. We must certify to the Trustee that we are current on all payments then due on each outstanding note.

Q:	How will you use the cash from my investment in the Notes?

A:
We plan to use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These secured loans, which we refer to as “Mortgage Loans,” may be loans secured by deeds of trusts, Mortgage Loans or mortgage bonds. These Mortgage Loans finance acquisition, development and/or maintenance of churches or ministry related properties. We provide the needed funding to see church projects to completion, whether it’s a new worship center, ministry headquarters or additional classrooms. If we need to, we may also use some of these proceeds to pay our operational expenses, and to pay interest and principal on our outstanding debt.

Q:	How have the recent recession and its lingering effects on the financial and real estate markets affected your business?

A:
Because we do not invest in subprime loans, the collapse of the subprime loan market did not directly affect our business. However, the subsequent crises in the financial and real estate markets and the continuing disruptive conditions that followed affect our business in a number of ways. We are experiencing increased delinquency rates on our Mortgage Loans as these continuing adverse economic conditions adversely impact our church and ministry borrowers, whose financial resources are particularly impacted by unemployment rates among their congregation and members. During 2010, our Mortgage Loan delinquencies ranged from 5.48% to 11.51% of our total Mortgage Loan investments and at December 31, 2010, our Mortgage Loan delinquency rate was 7.08%. Our Mortgage Loan delinquency rate at June 30, 2011 had decreased to 6.41%. Also, we had to delay indefinitely our planned financing through securitized debt offerings through our subsidiary, Ministry Partners Funding, LLC (“MPF”), because of the collapse of the securitized assets market. Our inability to sell bonds or other mortgage backed securities secured by the mortgages we purchased through our warehouse credit lines has forced us to modify and repay those loans from other sources, primarily by selling loans to financial institutions. We believe we are reacting positively to these challenges and we believe we have adopted strategies which will allow us to continue to successfully meet these challenges. However, there is no assurance that we will continue to be able to do so or that we will not face new or different challenges if these adverse economic conditions continue.

Q:	Why is there an Indenture?

A:	We require you execute the Indenture in order to:

•	establish the common terms and conditions for the Notes and a means by which the holders can act in an organized manner;

•
provide for the appointment of an independent Trustee and allow us to deal with a single representative of the holders with respect to matters addressed in the Indenture, including in the event of our default; and

•	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the holders, and to act for the holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an “indenture” under the Trust and Indenture Act of 1939. An Indenture is a contract between us, you as holders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

Q:	Do I have to abide by the terms of the Indenture?

A:	Yes. Your note is issued pursuant to the terms of the Indenture and your note is subject to its terms and conditions.

Q:	What is the Trust and Indenture Act of 1939?

A:
The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust Indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. We have registered the Notes under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the holders?

A:
Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the holders to, among other things, add covenants or new events of default for the protection of the holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of any Series of the outstanding Notes; and establish the form and terms of the Notes issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the holders of not less than a majority in interest of the Notes of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the holders under the Indenture?

A:	Under the Indenture, we promise or “covenant” to do, among other things, the following:

•	Make timely interest and principal payments on the Notes;

•	Maintain a specified minimum net worth;

•	Not issue certain kinds of additional debt beyond specified limits;

•	Not to pay certain dividends and other distributions to our Members;

•	Not issue unsecured debt that is senior to the Class A Notes; and

•	Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

Q:	Who is the Trustee under the Indenture?

A:	The Trustee is US Bank, a federally chartered trust company with fiduciary powers in 50 states. US Bank offers comprehensive financial services, including asset management.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

•	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the holders have in the event of a default?

A:
In the event of a default, a majority in interest of the holders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your note. Events of default include:

•	Our failure to timely pay interest or principal on your note;

•	Our filing of bankruptcy;

•	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the holders?

A:	Yes, but only with the consent or approval of a majority in interest of each Series and Category of note affected by the default.

Q:	How can the holders direct the Trustee to act?

A:	The holders of a majority of the outstanding principal amount of the Notes (a majority in interest) can direct the Trustee to act on behalf of the holders.

Q:	What liability does the Trustee have to the holders?

A:
The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the holders. However, the Trustee disclaims any responsibility with respect to the form of a note or the enforceability of the Notes or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

•	We must provide the Trustee a list of the names and addresses of the current owners of record of the Notes quarterly.

•
We must annually provide the Trustee with a certified statement that we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes for the preceding year.

•	We are required to provide the Trustee with a copy of each report we send to the holders.

•	We are required to provide the Trustee with a copy of each current quarterly and annual report we file with the SEC under the 1934 Act.

Q:	Who owns your company?

A:	We are owned by our Members, who are a small number of state or federal chartered credit unions. None of our Members owns a majority of our membership interests.

[Remainder of this page intentionally left blank.]

PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this prospectus. See also the “Frequently Asked Questions About The Notes” section immediately preceding this summary. This section does not contain all of the information that is important to your decision whether to invest in the Notes. We encourage you to read this prospectus, including the section entitled “Risk Factors” and the financial statements and Notes to the financial statements starting at page F-1 of this prospectus in their entirety before making an investment decision.

About Our Company

We are a California limited liability company. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We use the proceeds from the sale of the Notes and our other borrowings to fund our Mortgage Loan investments. We may, from time to time, use proceeds from the sale of the Notes to repay outstanding Notes and/or other borrowings. We refer to the Notes and other Notes we sell to investors as our debt securities.

The Offering
This offering (the “ Offering ”) is for a total of $75,000,000 of our Class A Notes . We are offering the Notes only to persons who are currently members of, or associated with an Evangelical Institution, or to persons who state an interest in supporting, an Evangelical Institution by their investment in a Note.

The Notes may be purchased in one or more of the following Series:

•	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

•
Flex Series, which will pay interest at a fixed rate depending on the Category and maturity of Flex Series Note purchased. As a Flex Note holder, you have a one-time option to reset the interest rate to the current rate offered during each 12-month period following the first anniversary of the date you purchased the Flex Note.

•	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

At June 30 , 2011, we had cumulatively sold approximately $ 97.4 million of the $200 million of Class A Notes authorized under the Indenture and approximately $ 45.9 million of these Notes were outstanding.

The Fixed Series Notes
The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Flex Series Notes
The Flex Series Notes are offered in four Categories, each requiring a specified minimum purchase. All Flex Series Notes have a maturity of 84 months. However, upon your request at any time after the first anniversary date of your Note, we will prepay up to 10% of your Note once during any 12-month period. This right is not cumulative.

The Flex Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Flex Spread for the respective Category as set forth below.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

Flex Series Notes offer the investor an option to reset the interest rate on the Note upon request once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes, with certain limitations. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% over the term of the Flex Note.

The Variable Series Notes
The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Indexes
The interest rates we pay in the Fixed Series Notes and the Flex Series Notes are determined in reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under “Description of the Notes – The Indexes,” the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the “Fed”. The Variable Index is equal to the 3 - month LIBOR rate. The 3-month LIBOR rate is the London Interbank Offered Rate (“LIBOR”) interest rate for three-month obligations.

Note Terms in General	Certain common terms of the Class A Notes are summarized below:

Manner of Interest Payments
You may choose to have interest paid on your Note monthly, quarterly, semi-annually or annually. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.

Your Interest Reinvestment Option
At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class A Notes is not secured or guaranteed. The Notes are generally equal in priority of right to payment with our other existing and future unsecured debt obligations.

You May Request Prepayment
You may, by reason of hardship, request at any time that we prepay all or any portion of your Note prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3 months’ interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days’ prior written notice.

Indenture
We issue the Notes under the Trust Indenture between us and U.S. Bank National Association (“US Bank”), whom we refer to as the Trustee. We refer to this agreement as the “Indenture”. The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the Indenture.

Protective Promises	Under the Indenture, we agree that we will:

• maintain a tangible adjusted net worth of at least $4.0 million;
• not incur additional Indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.20 to 1.0;
• limit our other Indebtedness, as defined, to not more than $20.0 million;
• not enter into certain transactions with our Affiliates;
• not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and
• not make distributions to our Members except under specified conditions.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a majority in interest of the holders, will accelerate payment of the Notes in full. An event of default includes the following:

• our failure to make a required payment on a Note within 30 days after it is due;

• our failure to observe or perform any of the covenants or agreements under the Notes or the Indenture, unless cured in a timely manner; or

• our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities
Since our inception, we have issued various debt securities to investors. At June 30 , 2011, we had in addition to $ 45.9 million of unsecured Class A Notes, $5.2 million of unsecured Alpha Class Notes outstanding, both of which classes of Notes were issued in public offerings. All of these debt securities are unsecured and are pari passu with the Class A Notes in right of payment. We intend to issue up to $200 million of Secured Notes to investors in 2011 and 2012 which will have a superior right to our other debt obligations, including the Class A Notes, to payment from the collateral we pledge to secure their payment.

Our Secured Credit Facilities
We have three credit facilities. Two are with Members United Corporate Federal Credit Union, whom we refer to as “Members United”. One is a $10 million line of credit, which we refer to as the “$10 Million LOC,” and the other is for $100 million, which we refer to as the “$100 Million CUSO Line”. Our third credit facility is a $28 million loan from Western Corporate Federal Credit Union. We refer to this lender as “WesCorp” and to this loan as the “WesCorp Loan”. Each of these credit facilities are secured by designated Mortgage Loans. As described below, the National Credit Union Administration has placed both Members United and WesCorp in receivership.

Use of Proceeds
In the event we sell all $75 million of the Notes we are offering, we expect to realize proceeds from the Offering of at least $73,125,000 after payment of selling commissions. This amount does not include up to $316,758 of other Organization and Offering Expenses we will incur over the anticipated 24-month term of the Offering which we are obligated to pay from funds other than proceeds we receive from the Offering. We intend to use the proceeds to purchase additional mortgage investments. If we need to, we may also use some of these proceeds to pay our operational expenses, and to pay interest and principal due on our currently outstanding Notes as payment becomes due. See “Use of Proceeds.”

Plan of Distribution
The Managing Broker and selected Participating Brokers, including MP Securities, are offering the Notes on a best efforts basis. There is no minimum offering. Upon our acceptance of your Purchase Agreement, we will place your subscription funds directly into our operating account for use in our business. We will pay the Managing Broker sales commissions from 0.375% to 2.50% of the face amount of each Note we sell in the Offering, depending on its Series and Category and whether it is sold to a then current holder of our Class A Notes. The Managing Broker will reallow a portion of this fee to the Participating Brokers. We will also incur up to $316,758 in additional Organization and Offering Expenses, including reimbursements to the Managing Broker for up to $25,000 for certain of its accountable due diligence expenses. See “Plan of Distribution.”

Because MP Securities is our wholly owned subsidiary, it will, by definition under Rule 5121 of the FINRA consolidated rules, face a conflict of interest between the interests of our Company and those of its customers in connection with the sale of the Notes.

Unless sooner completed or we decide to terminate it sooner, the Offering will terminate on December 31, 2014.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related Notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to pay interest and principal on your Note could be impaired and you could lose all of your investment. The risks that we have described below are not the only ones that we may face. For example, additional risks presently unknown to us may in the future occur and/or risks we currently consider immaterial could in the future become material.

Risks Related to the Notes

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Notes” below. In general, as an owner of a Note, or noteholder, you will have no greater right to payment than that of our other general creditors. At June 30 , 2011, we had $ 174.1 million of total outstanding debt obligations, of which approximately 12%, 69 % and 5% is due and payable in the years 2011, 2012 and 2013, respectively.

OUR SECURED DEBT REQUIRES US TO MAINTAIN EXCESS COLLATERAL, WHICH POTENTIALLY DECREASES OUR ASSETS AVAILABLE TO PAY THE NOTES AND OUR OTHER UNSECURED DEBT. Our current Credit Facilities and our proposed Secured Notes each require that we secure their payment with Mortgage Loans having an unpaid balance exceeding the unpaid balance of the loan. This excess collateral may not be available to pay the Notes or our other unsecured creditors. This is because there is no assurance that the then current realizable value of the Mortgage Loans constituting this collateral will not be less than the then unpaid balance. Also, in the event of a default under these secured loans, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. Because these laws generally do not require that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its then fair market value, these creditors could seize some or all of the excess collateral we pledged to secure their obligation. Thus, our assets remaining after foreclosure on these credit facilities may not be sufficient to repay debt owed to our other creditors, including the holders.

IN THE EVENT OF OUR DEFAULT UNDER OUR SECURED CREDIT FACILITIES, WE COULD LOSE ASSETS IN EXCESS OF OUR ASSETS PLEDGED AS COLLATERAL. In the event of a default under our Members United credit lines and our WesCorp Loan, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law.  These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe.  Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan.  Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Class A Notes.

RECENT ECONOMIC DEVELOPMENTS MAY ADVERSELY AFFECT OUR ABILITY TO REPAY THE NOTES. The United States is in the midst of a severe economic downturn that has and may continue to affect liquidity in the credit markets and liquidity and prices in the real estate markets. Rising unemployment results in declines in real estate values and affects the ability of many of our mortgage obligors to maintain contributions upon which they depend to make Mortgage Loan payments. If the economic downturn worsens or continues for an extended period of time, delinquency and losses on Mortgage Loans could increase which could result in losses on the Notes.

THE GEOGRAPHIC CONCENTRATION OF THE COLLATERAL IN CALIFORNIA MAY INCREASE YOUR RISK OF LOSS. Economic conditions in various states will likely affect the rate of delinquency and possible losses on individual mortgages or loans comprising the collateral. Changes or fluctuations in these local economic conditions may affect the ability of a mortgage obligor to make timely payments on its mortgage obligation. These conditions include unemployment; real property values; liquidity of local loan and real property markets; inflation rates; consumer spending and perceptions of existing and future economic conditions; and effects of national catastrophes, such as hurricanes, floods and earthquakes. Real estate prices over the past few years have significantly declined in our market areas, which in turn has affected the ability of some of our borrowers to repay their Mortgage Loans. As prices have declined, the value of the collateral securing many of our Mortgage Loans has declined, which may diminish our ability to recover the full amount of a Mortgage Loan in an event of default.

TO THE EXTENT WE SELL OUR SECURED NOTES, THEY WILL BE SENIOR TO THE NOTES WITH RESPECT TO THE MORTGAGE LOANS WE PLEDGE TO SECURE THEM. We propose to offer a substantial amount of our secured notes for sale to investors within the next twelve months, subject to our compliance with federal and applicable state securities laws. These secured notes may be secured by our Mortgage Loans having an unpaid principal balance in an amount in excess of the face amount of the Secured Notes sold. As our secured creditors, the holders of our Secured Notes will have prior right to payment over our Class A Notes and other debt securities from the Mortgage Loans we pledge to secure their payment. Accordingly, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be reduced to the extent we pledge Mortgage Loans to secure payment of the Secured Notes. Also, to the extent the amount of collateral for the Secured Notes exceeds the face amount of the Secured Notes, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be disproportionately reduced.

THE TRUSTEE MAY RESIGN IN THE EVENT WE ARE IN DEFAULT OF THE NOTES. U.S. Bank National Association, Trustee under the Indenture for the Class A Notes, will also serve as trustee under the indenture for the Secured Notes. In the event we default under either the Notes or the Secured Notes, we will, by definition under the respective indenture, be in default of both the Notes and the Secured Notes. Our default would result in a conflict of interest for the Trustee because of its service as trustee under both indentures. In such event, U.S. Bank National Association may resign as Trustee under the Indenture, thereby requiring the appointment of a successor trustee in accordance with the Indenture. In such event, delays may result in the appointment of a successor trustee, which may, in turn, delay the noteholders’ abilities to pursue one or more remedies as a result of our default.

YOUR RIGHTS AS A HOLDER ARE GOVERNED AND RESTRICTED BY THE INDENTURE. The Notes are subject to the Indenture which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Indenture you could seek remedies against us only through the Trustee appointed under the Indenture. The Indenture requires holders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the holders. We refer to this vote as a majority vote of the holders. Actions approved or authorized by a majority vote which will bind all holders include the election and removal of the Trustee, adopting certain amendments and supplements to the Indenture and the Notes, and waiving certain defaults, events of default or breaches by us under the Indenture. Moreover, the Indenture contains cross-default provisions whereby our default on one Series of our Note obligations will constitute a default with respect to each other Series of Notes outstanding. Thus, holders suffering an actual default may be more inclined to take action against us than holders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such holders may not be able to obtain the required majority vote to appoint a Trustee and proceed under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under “The Indenture” below.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE WHICH IS ATTACHED AS EXHIBIT A TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

NO ASSURANCE OF EARLY REDEMPTION IF REQUESTED. In general, the Notes are redeemable prior to maturity upon request, but only in our sole discretion. Thus, holders may not be able to redeem their Notes prior to maturity, particularly during times when there are a significant number of early redemption requests.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

THE HOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE INDENTURE. Under the Indenture, you and the other holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. US Bank is the Trustee. In the event the Trustee resigns or should the holders desire to appoint a different Trustee, they may do so only with a majority vote. Also, finding a suitable Trustee and obtaining the majority vote of the holders could be time consuming and completion of this appointment process could significantly delay the holders’ ability to exercise your rights under the Indenture. See “The Indenture” below.

UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE HOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE INDENTURE WITHOUT YOUR CONSENT. Also, by a majority vote, the holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the holders and, if such compromise or settlement is approved by a majority vote of the holders, the settlement or compromise would be binding on all holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT
PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION AS REQUIRED BY THE INDENTURE. In the event we sustain net losses, we may not be able to satisfy this Minimum Adjusted Net Worth requirement unless our Members contribute additional equity capital. Our Members are under no obligation to contribute additional equity capital and they would make any such additional investment solely on a volunteer basis.

WE HAVE THE RIGHT TO REPAY YOUR NOTE. Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months’ interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or Mortgage Loan investments for these purposes.

Risks Related to the Financial Services Industry and Financial Markets

CONTINUANCE OF CURRENT ECONOMIC CONDITIONS COULD FURTHER HARM OUR FINANCIAL CONDITION, INCOME AND ABILITY TO MAKE DISTRIBUTIONS TO OUR EQUITY HOLDERS. Global recessionary economic conditions and adverse developments in the credit markets have substantially reduced the availability of financing for church and ministry loans.   These conditions have reduced the amount of capital we have available to make new investments, contributed to the decline in our total mortgage loan investments and reduced the income received from our investments.   These economic conditions have also been accompanied by significant declines in the value of real estate and real estate related assets in many regional markets in the U.S., impairment of the ability of many borrowers to repay their obligations and illiquidity in the markets for real estate and real estate-related assets. These events have had significant adverse effects on our business including significant increases in our provision for loan losses and the unavailability of financing for our acquisition and warehousing of our mortgage loan investments. Continuation of current economic conditions could further harm our financial condition, income and ability to make distributions to our equity and debt securities investors.

DETERIORATION OF MARKET CONDITIONS WILL LIKELY CONTINUE TO NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION, INCLUDING LIQUIDITY. The market in which we operate is affected by a number of factors that are largely beyond our control but can nonetheless have a potentially significant, negative impact on our business. These factors include, among other things:

•	interest rates and credit spreads;

•	the availability of credit, including the price, terms and conditions under which it can be obtained;

•	loan values relative to the value of the underlying real estate assets;

•	default rates on special purpose Mortgage Loans for churches and ministries and the amount of the related losses;

•	the actual and perceived state of the real estate markets for church properties and special use facilities; and

•	unemployment rates.

Changes in these factors are difficult to predict, and a change in one factor can affect other factors. For example, continuing from 2007, increased default rates in the subprime mortgage market have played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, reducing liquidity and price transparency of real estate-related assets, resulting in difficulty in obtaining accurate mark-to-market valuations, and causing a negative perception of the state of the real estate markets generally. These conditions worsened during 2008 as a result of the ongoing global credit and liquidity crisis. Although some easing of these conditions has taken place over the last half of 2009, during 2010 and so far in 2011, they continue to have a significantly negative impact on our ability to obtain capital at attractive borrowing rates. We do not currently know the full extent to which this market disruption will affect us or the markets in which we operate, and we are unable to predict its length or ultimate severity. If the challenging conditions continue, we may experience further tightening of liquidity, additional impairment charges as well as additional challenges in raising capital and obtaining investment or other financing on attractive terms or at all. In addition, if current market conditions continue or deteriorate and we are unable to restructure our short-term borrowing facilities, we could experience a rapid, significant deterioration of our liquidity, business, results of operations and financial condition.

A PROLONGED ECONOMIC SLOWDOWN, A LENGTHY OR SEVERE RECESSION, OR DECLINING REAL ESTATE VALUES COULD HARM OUR OPERATIONS. We believe the risks associated with our business are more severe during periods similar to those we are currently experiencing in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values generally reduce the level of new Mortgage Loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, or renovation of their worship facilities. Borrowers may also be less able to pay principal and interest on our loans, and the loans underlying our securities, if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our investment in such loans. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make timely payments on our debt obligations, including the Notes.

INTEREST RATE FLUCTUATIONS AND SHIFTS IN THE YIELD CURVE MAY CAUSE LOSSES. Our primary interest rate exposures relate to our Mortgage Loan investments, floating rate debt obligations and interest rate hedges. Changes in interest rates, including changes in expected interest rates or yield curves, affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in connection with our interest-bearing liabilities and hedges. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages and the market value of our mortgage investments.

In the event of a significant rising interest rate environment, default by our Mortgage Loan obligors could increase our losses and negatively affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our ability to execute our business strategy, particularly the growth of our Mortgage Loan investments portfolio, depends to a significant degree on our ability to obtain additional capital. Our financing strategy is dependent on our ability to obtain debt financing at rates that provide a positive net spread. If spreads for such liabilities widen, or if availability of credit facilities ceases to exist, then our ability to execute future financings will be severely restricted.

Risks Related to Our Company and Our Business

WE INCURRED A SIGNIFICANT OPERATING LOSS FOR 2010 AND THE TIMING OF OUR RETURN TO PROFITABILITY IS UNCERTAIN. We incurred a net loss of $ 450 thousand for the six months ended June 30 , 2011 and $1.6 million for the year ended December 31, 2010, primarily due to increases in our provision for loan losses. Although we have taken a significant number of steps to reduce our exposure to credit losses on our Mortgage Loan portfolio and improve the performance of our non-performing assets, we can give no assurances that our operations will return to profitability in 2011.

WE HAVE FLUCTUATING EARNINGS. As a mortgage financing lender, we make provisions for losses relating to our loan portfolio and we could be forced to take impairment charges due to a borrower’s default.   At June 30 , 2011, we had initiated foreclosure proceedings on 4 loans .  We completed foreclosure proceedings on one of these loans in June 2011 and we recorded a $1.3 million partial charge-off. The remaining 3 loans in foreclosure have an aggregate unpaid balance of approximately $ 6.6 million. These foreclosure proceedings may result in additional charge-offs. With the nationwide economic crisis that has affected unemployment figures, residential and commercial foreclosures and availability of credit, many churches have been adversely impacted in their ability to meet their financial obligations. While we have remained profitable during calendar years 2008 and 2009, we incurred a significant net loss in 2010, primarily due to increases in our allowance for loan losses.

OUR GROWTH IS DEPENDENT ON LEVERAGE, WHICH MAY CREATE OTHER RISKS. Our success is dependent, in part, upon our ability to grow our balance sheet assets through leverage. Our organizational documents do not limit the amount of indebtedness which we may incur. Our Managers have overall responsibility for our financing strategy. Member approval is not required for changes to our financing strategy. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets, or a financial loss if we are required to liquidate assets at a commercially inopportune time.

OUR ABILITY TO OBTAIN ADDITIONAL LIQUIDITY AND CAPITAL RESOURCES HAS BEEN, AND MAY CONTINUE TO BE, ADVERSELY AFFECTED BY THE GLOBAL RECESSIONARY ECONOMIC CONDITIONS AND ADVERSE DEVELOPMENTS IN THE CAPITAL MARKETS. Our business requires a substantial amount of liquidity to fund investments, to pay expenses, to increase our total Mortgage Loan investments, make interest payments to our note investors, and to acquire and hold assets. Developments in the capital markets have substantially reduced the debt and equity capital available to us and have adversely affected our ability to raise additional funds for investment. We have been unable to consummate such securities transactions under prevailing credit market and economic conditions.

LIQUIDITY RISKS COULD AFFECT OUR OPERATIONS AND JEOPARDIZE OUR FINANCIAL CONDITION. Since late 2007, and particularly during the second half of 2008 and continuing in 2011, the financial services industry and the credit markets generally have been materially and adversely affected by reduced availability of liquidity. Reduced liquidity has particularly affected smaller lenders such as our Company. Due to our smaller size and our specialized lending market, our access to institutional debt and equity financing is further limited. If liquidity in the financial markets does not improve, we may not have access to sufficient funding to continue to make Mortgage Loans and/or to timely pay our debt obligations, including time Notes.

SIGNIFICANT OVER COLLATERALIZATION OF WESCORP LOAN MAY AFFECT OUR ABILITY TO ISSUE ADDITIONAL DEBT SECURITIES AND/OR PAY OUR UNSECURED OBLIGATIONS. We initially pledged approximately $59.2 million of our mortgage loans to secure our $28 million WesCorp Loan, an initial collateralization-to-debt ratio of approximately 211%. While the principal amount of this collateral decreases as we receive amortized payments on these Mortgage Loans, the principal balance owed on this collateral will remain significantly higher than the balance we owe on the loan it secures. Also, the lender is not required to release a proportionate amount of the excess collateral upon our partial prepayment of the loan. The lender will retain all of the excess collateral until the loan is repaid in full. We will not have this excess collateral available to pay our other obligations, including the Notes, until we repay the WesCorp Loan.

The failure to secure financing on acceptable terms or in sufficient amounts may reduce our income by limiting our ability to originate loans and acquire Mortgage Loan investments and reduce our interest income and increase our financing expense. A reduction in our net income could impair our liquidity and our ability to make distributions to our investors. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us.

WE MAY NOT BE ABLE TO FINANCE OUR INVESTMENTS ON A LONG-TERM BASIS ON ATTRACTIVE TERMS, INCLUDING FINANCING THROUGH SECURITIZATION TRANSACTIONS, WHICH MAY REQUIRE US TO SEEK MORE COSTLY FINANCING FOR OUR INVESTMENTS OR TO LIQUIDATE ASSETS. When we finance our purchase and warehousing of Mortgage Loans, we plan to do so with short-term loans under our credit facilities with a view to resell them pursuant to securitized debt transactions. Under this strategy, we bear the risk of being unable to complete such transactions or otherwise finance them on a long-term basis at attractive prices or in a timely matter, or at all. If it is not possible or is economically unfeasible for us to complete such transactions or otherwise finance such assets on a long-term basis, we may be unable to pay down our short-term credit facilities, or be required to liquidate the assets at a loss in order to do so. For example, as a result of the continued deterioration in the credit markets beginning in 2007, financing investments with securitizations or other long-term non-recourse financing not subject to margin requirements has not been available or economical for the past year, and we do not expect it to be possible or economical to complete a securitization financing transaction for the foreseeable future. These conditions make it highly likely that we will have to use less efficient forms of financing for any new investments, which will result in fewer loan acquisitions or originations of profitable mortgages and thereby reduce the amount of funds we have available for payment of our operational costs and for payment of interest and principal on our debt obligations, including the Notes.

ALTHOUGH WE SEEK TO FAVORABLY MATCH THE INTEREST RATE RETURN ON OUR MORTGAGE LOAN INVESTMENTS WITH OUR DEBT FINANCING COMMITMENTS, WE ARE SUBJECT TO SIGNIFICANT INTEREST RATE RISK. Our investment and business strategy depends on our ability to successfully finance our investments in Mortgage Loans that provide a positive spread as compared to our cost of borrowing. A substantial portion of our loan investments provide for a fixed interest rate with a typical five year maturity. Most of our borrowing arrangements with our note investors and credit facility lenders, however, provide for variable rates of interest that are indexed to short-term borrowing rates. To mitigate our interest rate risks, we have entered into, and may enter into in the future, interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps.   The results of using these types of instruments to mitigate interest rate risks are not guaranteed, and as a result, the volatility of interest rates could result in reduced earnings or losses for us and negatively affect our ability to timely pay our debt obligations, including the Notes.

OUR FINANCING ARRANGEMENTS CONTAIN COVENANTS THAT RESTRICT OUR OPERATIONS, AND COULD INHIBIT OUR ABILITY TO GROW OUR BUSINESS. Our financing arrangements contain various restrictions and covenants. Our failure to satisfy any of these covenants could result in an event of default under these agreements. These restrictions may interfere with our ability to obtain financing or to engage in other business activities. Our default under any of our financing arrangements could have a material adverse effect on our business, financial condition, liquidity and results of operations and our ability to make payments to our creditors.

DEFAULT UNDER ONE CREDIT FACILITY WILL RESULT IN A DEFAULT UNDER OUR OTHER CREDIT FACILITIES. Our various credit facilities and debt securities generally provide for cross-default provisions whereby a default under one agreement will trigger an event of default under other agreements, giving our lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on or otherwise liquidating collateral pledged under these agreements. For example, our default under one of our credit facilities would also constitute our default under our other credit facilities, and generally under our debt securities, including the Notes. Thus, to maintain these credit facilities, there cannot be a default under either one.

OUR MORTGAGE LOAN INVESTMENTS ARE SUBJECT TO INCREASED SCRUTINY BY NATIONAL CREDIT UNION ADMINISTRATION REGULATORY AUTHORITIES AND OUR PRIMARY CREDIT FACILITY LENDERS ARE NOW GOVERNED BY THE NCUA PURSUANT TO CONSERVATORSHIP PROCEEDINGS. As of June 30 , 2011, we owed $87.3 million and $ 2.0 million on the Members United $100 million credit line and $10 million credit line, respectively. On September 24, 2010, NCUA placed Members United into conservatorship and we have been subsequently advised by NCUA representatives that our Members United credit facility has been transferred to the Asset Management Assistance Center (the “AMAC”) established by National Credit Union Administration (the “NCUA”) to administer the Members United conservatorship. While the transfer of our Members United credit facility to AMAC will not affect the underlying terms, conditions, maturity date or other material terms of our Members United credit facility, the mortgage loan investments we own and are held by NCUA as collateral will be subject to additional regulatory scrutiny. The changes in the lender under these credit facilities may negatively affect our ability to repurchase or renegotiate these loans in the event we desire or need to do so.

Effective as of October 1, 2010, WesCorp, a federally chartered credit union located in San Dimas, California, was placed into liquidation by the NCUA under federal conservatorship proceedings. As a result, our WesCorp loan was transferred to NCUA’s AMAC. The outstanding principal balance on this loan, $24. 0 million at June 30 , 2011, will be due and payable on March 30, 2012. To pay off this credit facility, we will need to negotiate and enter into a replacement credit facility, raise additional funds through the sale of debt or equity, sell some of our mortgage loan investments or pursue a combination of these strategic financing options.

THE INTEREST RATE AND TERMS OF OUR MEMBERS UNITED CREDIT FACILITIES ARE SUBJECT TO ADJUSTMENT AND MODIFICATION. In 2011, $87.3 million of our Members United $100 million credit line is subject to adjustment as to the interest rate charged on the facility.   If we are unable to reach an acceptable agreement with AMAC as to the interest rate and pay off terms for the facility, our borrowing costs could substantially increase, thereby negatively affecting our earnings, liquidity and ability to make distributions to our equity investors and payments to our note investors.

WE ENGAGE IN TRANSACTIONS WITH RELATED PARTIES AND OUR POLICIES AND PROCEDURES REGARDING THESE TRANSACTIONS MAY BE INSUFFICIENT TO ADDRESS ANY CONFLICTS OF INTEREST THAT MAY ARISE. Under our code of business conduct, we have established procedures regarding the review, approval and ratification of transactions which may give rise to a conflict of interest between us and any employee, officer, Trustee, their immediate family members, other businesses under their control and other related persons. In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities. These procedures may not be sufficient to address any conflicts of interest that may arise.

ANY NEGATIVE CHANGES IN THE FINANCIAL CAPABILITIES OF ONE OR MORE OF OUR MEMBERS COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL. None of our Members are obligated to make additional contributions or loan us additional funds. However, they may do so on a voluntary basis and we may from time to time, in the future, request our Members to do so. In such event, one or more of our Members may be unwilling or unable to make voluntary additional capital contributions or loans because their financial capabilities are at the time impaired. Also, if a Member’s financial status is in the future deteriorated to the extent that they or their operations are ceased or otherwise come under the control of the AMAC, NCUA or other regulatory agency, it is unclear what rights, if any, that agency will have to exercise that Member’s membership rights in our company or, if it can exercise any such rights, the manner in which it will do so.

OUR RESERVES FOR LOAN LOSSES MAY PROVE INADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. We maintain and regularly evaluate financial reserves to protect against potential future losses. Our reserves reflect management’s judgment of the probability and severity of losses. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses because of unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, industries in which our borrowers operate or markets in which our borrowers or their properties are located. If our reserves for credit losses prove inadequate we could suffer losses which would have a material adverse affect on our financial performance, the market prices of our debt securities and our ability to timely pay interest and principal on our debt obligations, including the Notes.

INCREASES IN INTEREST RATES DURING THE TERM OF A LOAN MAY ADVERSELY IMPACT A BORROWER’S ABILITY TO REPAY A LOAN AT MATURITY OR TO PREPAY A LOAN. If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Increasing interest rates may hinder a borrower’s ability to refinance our loan because the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we will not be able to reinvest proceeds in assets with higher interest rates. As a result, our financial performance and ability to timely pay interest and principal on our debt obligations, including the Notes, may be materially and adversely affected.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH LOAN PARTICIPATIONS, SUCH AS LESS THAN FULL CONTROL RIGHTS. Some of our assets are participation interests in loans or co-lender arrangements in which we share the rights, obligations and benefits of the loan with other lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control.

CHURCH REVENUES FLUCTUATE AND MAY SUBSTANTIALLY DECREASE DURING TIMES OF ECONOMIC HARDSHIP. Generally, to pay their loans, churches depend largely on revenues from church member contributions. Donations typically fluctuate over time for a number of reasons, including, but not limited to, fluctuations in church membership, local economic conditions including unemployment rates and local real estate and market and credit conditions.

WE MAY NOT HAVE ALL OF THE MATERIAL INFORMATION RELATING TO A POTENTIAL BORROWER AT THE TIME THAT WE MAKE A CREDIT DECISION WITH RESPECT TO THAT POTENTIAL BORROWER OR AT THE TIME WE ADVANCE FUNDS TO THE BORROWER. AS A RESULT, WE MAY SUFFER LOSSES ON LOANS OR MAKE ADVANCES THAT WE WOULD NOT HAVE MADE IF WE HAD ALL OF THE MATERIAL INFORMATION. There is generally no publicly available information about the churches and ministries to which we lend. Therefore, we must rely on our borrowers and the due diligence efforts of our staff to obtain the information that we consider when making our credit decisions. To some extent, our staff depends and relies upon the pastoral staff to provide full and accurate disclosure of material information concerning their operations and financial condition. We may not have access to all of the material information about a particular borrower’s operations, financial condition and prospects, or a borrower’s accounting records may become poorly maintained or organized. The financial condition and prospects of a church may also change rapidly in the current economic environment. In such instances, we may not make a fully informed credit decision which may lead, ultimately, to a failure or inability to recover our loan in its entirety.

WE MAY BE UNABLE TO RECOGNIZE OR ACT UPON AN OPERATIONAL OR FINANCIAL PROBLEM WITH A CHURCH IN A TIMELY FASHION SO AS TO PREVENT A LOSS OF OUR LOAN TO THAT CHURCH. Our borrowers may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of our loan to the church. We may fail to identify problems because our borrowers did not report them in a timely manner or, even if the borrower did report the problem, we may fail to address it quickly enough or at all. Although we attempt to minimize our credit risk through prudent loan approval practices in all categories of our lending, we cannot assure you that such monitoring and approval procedures will reduce these lending risks or that our credit administration personnel, policies and procedures will adequately adapt to changes in economic or any other conditions affecting our borrowers and the quality of our loan portfolio. As a result, we could suffer loan losses which could have a material adverse effect on our revenues, net income and results of operations.

QUALITY OF OUR MORTGAGE LOANS DEPENDS ON CONSISTENT APPLICATION OF SOUND UNDERWRITING STANDARDS. The quality of the Mortgage Loans in which we invest depends largely on the adequacy and implementation of sound underwriting standards used to make the loans. Even where the lender has sound underwriting standards, these standards must be properly observed and implemented in order to obtain the target loan risk levels.

BECAUSE WE SHARE SOME COMMON MANAGERS AND OFFICERS WITH ECCU, OUR MANAGEMENT HAS CONFLICTS OF INTEREST WITH THE INTERESTS OF ECCU. Our Chairman is a full time employee of ECCU. One of our other Managers is also a director of ECCU. Conflicts of interest are inherent in Mortgage Loan transactions between ourselves and ECCU and its affiliates. Because of these multiple relationships, these persons will face conflicts of interest in connection with various decisions they will make on our behalf, including, but not limited to:

•	decisions as to which Mortgage Loans ECCU will make available to us;

•	decisions as to the price and terms of Mortgage Loans ECCU offers to us;

•	determinations as to the creditworthiness of borrowers of Mortgage Loans ECCU offers to us;

•	decisions to acquire Mortgage Loan investments from or through ECCU;

•	decisions regarding our contract with ECCU for our office facilities and administrative services; and

•	decisions regarding our contracts with ECCU for loan underwriting, processing and servicing services.

We have implemented a Related Parties Transaction Policy, to which all of our Managers and officers must adhere. It provides, among other things, that certain related party transactions be approved by a majority of those Managers who are unrelated to the parties in the transaction.

We have further mitigated these conflicts of interest by forming a Credit Review Committee, three out the four Members of which consist of our officers who are unrelated to ECCU. This committee makes most of the loan approval decisions under our Church and Ministry Loan Policy. Our Church and Ministry Loan Policy sets forth minimum credit quality standards for the loans we make or purchase, and can only be overridden, depending on the circumstances, by our Investment Committee or by our Board of Managers.

ANY HEDGING TRANSACTIONS THAT WE ENTER INTO MAY LIMIT OUR GAINS OR RESULT IN LOSSES. We use derivatives to hedge a portion of our interest rate exposure and this approach has certain risks, including the risk that losses on a hedge position will reduce the cash available for payment of our debt obligations, including the Notes, and that such losses may exceed the amount invested in such derivative securities. We have adopted a general policy with respect to the use of derivatives, which generally allows us to use derivatives where appropriate, but does not set forth specific policies and procedures or require that we hedge any specific amount of risk. From time to time, we use derivative instruments in our risk management strategy to limit the effects of changes in interest rates on our Mortgage Loan investments. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our Mortgage Loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our Mortgage Loan investment.   Moreover, a majority of our loans are to California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices.

OUR LOAN PORTFOLIO IS CONCENTRATED GEOGRAPHICALLY AND FOCUSED ON LOANS TO CHURCHES AND RELIGIOUS ORGANIZATIONS. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Moreover, the majority of our loans are secured by mortgage properties located in states of California, Colorado, Illinois and Texas, states which to varying degrees have been negatively impacted by the depressed real estate market and resulting decrease in real estate prices. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by special purpose facilities. As a result, if the properties securing such mortgages must be sold, there may be a limited number of buyers available for such properties. Nevertheless, we believe that there is a great deal of diversity in the types of not-for-profit organizations and entities that could be potential acquirers of properties of this nature, including, but not limited to, other churches, schools, clinics, community development agencies, universities and educational institutions, day care, social services, assisted living facilities and relief organizations.

WE MAY NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our Mortgage Loans is specialized, the prices at which our portfolio could be liquidated are uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar Mortgage Loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our Mortgage Loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our Mortgage Loan investments is uncertain and cannot be predicted.

WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO MAINTAIN AND INCREASE OUR ASSET BASE. In the past, we have sold a significant amount of our new debt securities to our existing investors when their debt securities matured. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2010 and 2009, 57% and 79%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their Notes. There is no assurance that these past rates of reinvestment will continue in the future. If our investors do not reinvest in substantial amounts, our ability to maintain or grow our asset base could be impaired.
CREDIT RISK CANNOT BE ELIMINATED. There are general risks in making any loan, including risks inherent in dealing with individual borrowers, risk of nonpayment, risks resulting from uncertainties as to the future value of collateral and cash flows available to service debt and risks resulting from economic and market conditions. For real estate loans, there are also risks that the appraisal we obtain to appraise the value of the properties proves to be overstated or market values or rental occupancy rates decline, which may resulting inadequate security for the repayment of the loan.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment Even though an appraisal of the property may be obtained at the time the loan is originated, the property’s value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

•
a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the market value of the security for our Mortgage Loan investment.

THERE IS A POSSIBILITY THAT WE COULD INCUR LOSSES IN CONNECTION WITH FORECLOSURES ON OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis at an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our Mortgage Loan investments. Also, during times of recession or depression, the demand for our Mortgage Loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a Mortgage Loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

WE ARE EXPOSED TO ENVIRONMENTAL LIABILITIES WITH RESPECT TO PROPERTIES TO WHICH WE TAKE TITLE. In the course of our business, we may take title to real estate through foreclosure on one of our Mortgage Loan investments or otherwise. If we do take title to a property, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABLY.  We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

RISKS OF COST OVERRUNS AND NON-COMPLETION OF THE CONSTRUCTION OR RENOVATION OF THE MORTGAGE PROPERTIES SECURING CONSTRUCTION LOANS WE INVEST IN MAY MATERIALLY ADVERSELY AFFECT OUR INVESTMENT. The renovations, refurbishment or expansion by a borrower of a mortgage property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a mortgage property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Such delays and cost overruns are often the result of events outside both our and the borrower’s control such as material shortages, labor shortages and strikes and unexpected delays caused by weather and other acts of nature. Also, environmental risks and construction defects may cause cost overruns, and completion delays. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of the borrower’s revenues making it unable to make payments on our loan. At June 30 , 2011, we held no construction loans.

USE OF PROCEEDS

In the event all $75 million of the Notes are sold, we estimate we will receive at least $73,125,000 after the payment of commissions of up to $1,875,000. In addition, if we sell all $75 million of the Notes, we will pay or will have paid additional Organization and Offering Expenses of up to $316,758. These expenses include reimbursements to the Managing Broker for up to $25,000 of its accountable due diligence expenses, legal and accounting fees of $95,000, registration and blue sky fees of $36,708 and $160,090 of other costs , including printing and our overhead expenses and employee compensation allocated to the Offering. We have and will incur these expenses in various amounts at various times over the period of the Offering. We are obligated to pay these expenses as they are incurred from funds other than those we receive from the proceeds of the Offering.

We expect to use the net proceeds of the Offering for the following purposes:

•	The purchase of Mortgage Loan investments; and

•	To pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities.

We may also, if required, use some proceeds to pay our operational expenses. We have not identified any specific investments we will make with the Offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our Members.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this prospectus. Copies of the Fixed Series Note, the Flex Series Note, and the Variable Series Note are set forth in Exhibit B, Exhibit C and Exhibit D, respectively, to this prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Holder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Notes are issued subject to the Indenture, which is intended to constitute an Indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt.

The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under “The Indexes” below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this prospectus.

The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.
The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included in Exhibit B to this Prospectus.

The Flex Series Notes

Category and Required Minimum Purchase. The Flex Series Notes are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Flex Series Notes pay a fixed rate of interest equal to the sum of the Spread for the respective Flex Series Note Category plus the current Swap Index then in effect. Flex Series Notes offer the investor an option to reset the interest rate on the Note, upon request, once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Maturities.  All Flex Series Notes have a maturity of 84 months.

Prepayment. Upon your request, we will prepay up to 10% of the outstanding balance of your Note, without penalty, during any 12-month period following the first anniversary of your purchase of your Flex Series Note.

The Categories, the corresponding minimum purchase amounts, and respective Flex Spreads are set forth in the following table.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

The Form of the Flex Series Notes is included as Exhibit C to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of 72 months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon your delivery of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit D to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note or Flex Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate Payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used. The currently reported Swap Index is available on the Federal Reserve Board’s website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to holders and potential investors upon request.

The Variable Index. The Variable Index in effect when we issue a Variable Series Note is the LIBOR rate for 3 - month financial obligations in effect on the date the Variable Note is issued. The Wall Street Journal regularly reports the LIBOR rate. The Wall Street Journal can be accessed on the internet at www.wallstreetjournal.com . In the event reporting of a current 3 - month LIBOR rate is suspended or ended, we have the right to substitute the successor index, if any, or if there is none, the regularly reported interest rate we determine, in our sole discretion, to most likely track the 3-month LIBOR rate.

Common Provisions of the Notes

Payment of Interest. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor’s purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Reinvestment Option. Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all accrued interest on the Note and will from the date of accrual accrue interest under the terms of the Note as though it were principal. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

Reinvestment. Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor’s preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Holders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See “Certain U.S. Federal Income Tax Considerations.”

Our Right to Prepay the Notes. We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days’ written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any prepayment of a Note upon an investor’s request as described below.

Presentment of Notes for Early Payment. A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant a reasonable request by reason of a demonstrated bona fide hardship, subject to availability of funds, but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months’ interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account (an “IRA”), the investor may incur additional withdrawal penalties, fees, and/or taxes.

DESCRIPTION OF THE INDENTURE

General

We may issue up to an aggregate of $200 million of the Class A Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Class A Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the holders of the Class A Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an indenture under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints US Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee’s Rights, Duties and Responsibilities

The Trustee represents the interests of all the holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the holders. The Indenture requires holders who suffer an actual default on their Notes to obtain the consent of a majority vote of all holders, regardless of Series or maturity or default status, to appoint a Trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

The Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee’s legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee’s powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the holders, except in the event of a default where the Trustee is directed to do so by a majority vote of the holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions

While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing, or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our Members (other than distributions payable in our membership interests to us or to our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)
50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)
100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)
any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our “net income” means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limits on Our Ability to Incur Debt

While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2008 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of Mortgage Loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.
Under the Indenture:

•	Our “fixed charge coverage ratio” means the ratio of our cash flow to our fixed charges for the applicable period;

•
Our “cash flow” means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;

•
Our “fixed charges” means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and

•
Our “indebtedness” means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets

While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a Series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth

In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the holders of the Class A Notes. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right for payment on a current basis to the Notes.

Under the Indenture, our “tangible adjusted net worth” means our adjusted net worth less our intangible assets, if any. Our “adjusted net worth” means the sum of (i) our Members’ consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Class A Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers’ fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and those of our Members, which may not, in all circumstances, be the same as those of our holders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

•	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

•	our default for thirty (30) days in the payment when due of principal of any Note;

•	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or

•
if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a “payment default”) or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the holders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the holders. Any settlement or compromise so approved would be binding upon all the holders.

The Trustee may withhold from the holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a majority vote of the holders. Also, the holders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding holders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY AND OUR BUSINESS

Our Company

We are a privately owned California limited liability company. We are owned by our 13 Members, each of whom is a federal or state chartered credit union. None of our Members has any long term contractual obligations to us, our business or our creditors. WE ARE SEPARATE FROM ANY CREDIT UNION AND NO CREDIT UNION HAS GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF THE PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY NCUSIF, THE FDIC, OR ANY GOVERNMENTAL OR PRIVATE ENTITY. See “RISK FACTORS.”

We were incorporated under California law on October 22, 1991 as Ministry Partners Investment Corporation. We were organized as ECCU’s credit union service organization, or “CUSO,” for the purpose of providing financial resources that could assist in meeting the demand for mortgage financing by churches, ministries and church-related organizations.

Effective December 31, 2008, we converted from a California corporation to a California limited liability company (an “LLC”). This conversion (the “conversion”) was a statutory conversion authorized under Section 1150 of the California Beverly Killea Limited Liability Company Act (the “LLC Act”). Upon the conversion, we became, by operation of law, a California limited liability company. As a result of the conversion, our name changed to “Ministry Partners Investment Company, LLC.” The conversion did not result in a transfer of our assets, rights, obligations, duties or other property, and the status of our assets and liabilities are unaltered by the conversion. All of the rights of our creditors were preserved unimpaired, and all liens upon our property were preserved unimpaired, and all of our debts, liabilities, obligations and duties as a corporation thenceforth remained and may be enforced against us to the same extent they could before the conversion.

Our business offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e - mail: info@ministrypartners.org.

Our Mission

Our mission is to make loan financing available to the evangelical Christian community for the acquisition and improvement of church and ministry-related properties. In addition, we seek to make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve those ministries. We do this by investing in mortgage loans made to churches and ministries. These loans are typically originated by credit unions and secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church-related organizations such as Christian schools and ministries. Most of our loan portfolio has been purchased from our largest equity investor, ECCU. We also originate church and ministry loans independently. Substantially all of our business operations currently are conducted in California and our mortgage loan investments are primarily concentrated in California. As of June 30 , 2011, we owned a total of 135 mortgage loans, with an outstanding balance of $ 179.6 million. At June 30 , 2011, the average loan balance for our mortgage loan investments was $1.3 million, and our loans had a weighted average life to maturity period of 2. 2 years at June 30 , 2011.

Our Employees and Facilities

Effective as of January 1, 2009, we renewed our staffing agreement with Insperity, Inc. (formerly Administaff) for personnel and administrative services. At June 30 , 2011, we had a total of 16 full-time employees we engage under this arrangement. None of our employees are covered by a collective bargaining agreement, and we believe that we have an excellent relationship with our employees and staff.

We currently rent our offices (approximately 4,970 square feet of rentable space) from ECCU under the terms of an office lease dated November 4, 2008. The lease has an initial term of five years and we have an option to renew for two additional periods of five years each. Our base rent under this lease is currently $9,940 per month.

Our Business

We are one of the few organizations within the western United States formed to assist evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties.   This market segment has grown dramatically over the years since our inception and both the size of the loans and number of qualified borrowers in this sector has steadily increased. Prior to the 2008 global financial crisis that has sharply affected real estate values in the United States, the size of the church and ministry mortgage financing market in the United States was estimated to range between $20 billion and $40 billion annually.   While post-crisis estimates of the size of this market have been difficult to obtain, we believe that the demand for ministry loans will continue to exceed available lending and financing sources for this sector. We base our belief on our past experience with making loans to this market segment and on information we have obtained through contact with sources in the industry.   We believe that the contraction of ministry lenders serving this market presents us with a significant opportunity.

Because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited but robust secondary market for these loans has developed among financial institutions, especially credit unions and we are an active participant in that market.   As commercial lenders, financial institutions and ministry lenders have curtailed their origination of new ministry mortgage loans or, in some instances liquidated their operations or commenced bankruptcy proceedings, we believe there has been a significant contraction in the number of financial institutions and ministry lenders that specialize in and have a proven track record in acquiring, originating and managing a loan portfolio that is focused on church ministry loans.

Our general practice in recent years has been to fund loan acquisitions with borrowings under our credit facilities. We then repay borrowings on our credit facilities with proceeds from the sale of investor notes, mortgage loan prepayments and repayments and from our operating income. Our ability to access capital to repay borrowings under our credit facilities is subject to variability based upon a number of factors, including volatility in the capital markets, the relative interest rates that we are prepared to pay for our investor debt obligations, the ability of our borrowers to access capital to repay or prepay their obligations to us and our ability to sell our mortgage loan assets. Any occurrence that disrupts our ability to access capital from these sources may have a material adverse effect on our ability to grow our business, meet our commitments and make distributions or payments to our equity owners and debt securities investors. To date, we have not charged off any of our mortgage loan investments and we have not defaulted on or been delinquent on any interest or principal payment on our debt securities or any of our borrowing facilities.

2010 Developments

Despite a challenging economic environment for financial institutions in general, and especially for those that primarily invest in church mortgage loans, we were able to meet our all of our debt obligations and maintain adequate liquidity in 2010.   In addition, while the general financial health of churches and ministries suffered from the effects of difficult economic conditions, we have been able to avoid charge offs related to defaulted loans in our mortgage loan portfolio primarily through loan restructuring arrangements.

During 2010, we focused on the following major business objectives:

(i)          improving our liquidity and strengthening our balance sheet;

(ii)          enhancing our capital funding sources by developing capital sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities;

(iii)          strengthening the quality of our loan portfolio;

(iv)          diversifying our revenue sources, thereby enabling us to become less dependent on favorable net interest rate margin from our mortgage loan investments; and

(v)          enhancing our ability to sell debt securities to fund our business.

Efforts to Improve Our Balance Sheet

Since December 31, 2008, our total liabilities have decreased from $262.3 million to $ 175.0 million at June 30 , 2011. During 2009, we paid off our $150 million BMO Facility, sold loan participation interests and entered into a $28 million credit facility with WesCorp, a federal credit union located in San Dimas, California, that provided us with funds to payoff the BMO Facility.   During 2010, we continued to deleverage our balance sheet, focused on improving our liquidity and engaged in refinancing discussions with our two major credit facility lenders, WesCorp and Members United, a federally chartered credit union located in Warrenville, Illinois.

We have a $10 million and $100 million credit facility arrangements with Members United. As of June 30 , 2011, there was $ 2.0 million owed on the $10 million credit facility and $87.3 million outstanding on the $100 million credit facility. On September 24, 2010, the NCUA Board of Directors placed Members United into conservatorship and our credit facility was subsequently transferred to the NCUA’s AMAC. We also have a $28 million credit facility with WesCorp. As of June 30 , 2011, there was $24. 0 million outstanding on the WesCorp loan. Effective as of October 1, 2010, WesCorp was placed into liquidation and we were advised that our credit facility had been transferred to AMAC. We have begun active negotiations with AMAC regarding the refinancing and payoff of these three credit facilities and we expect to complete a refinancing transaction for such facilities in 2011.

Efforts to Enhance Our Capital Funding Sources

Since 2008, we have primarily relied upon institutional credit facilities to generate the capital sources needed to fund our mortgage loan investments. Our Members United and BMO Facility financing arrangements enabled us to rapidly increase our mortgage loan investments and benefit from favorable net interest rate margins on our mortgage loan investments. With the advent of the global credit crisis that commenced in 2008, our major institutional credit facility lenders sought to reduce their exposure on these facilities, thereby requiring us to undertake efforts to deleverage our balance sheet.

During 2010, we have taken steps to develop capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities. With the launch and registration of our wholly-owned subsidiary, MP Securities, as a broker dealer firm registered under the Securities and Exchange Act of 1934 (the “1934 Act”) and approved for membership in the Financial Industry Regulatory Authority (“FINRA”), we expect to increase our ability to sell debt securities and reduce our reliance on institutional credit facility lenders. MPIC commenced broker dealer operations with this Offering. It will in the future seek to develop a field force of registered representatives dedicated to the distribution of our debt securities. In addition, we will seek to enter into distribution and selling agreements with other broker dealer firms who demonstrate a compatible company culture and share our desire to provide funding for church and ministry lenders. By increasing funding through securities distribution, we expect to reduce our dependency on large credit facilities provided by institutional lenders, enhance our liquidity and funding capabilities and gain greater control over our asset / liability management process.

Efforts to Strengthen the Quality of Our Loan Portfolio

The continued weakness in the U.S. job market has in turn translated into lower contributions to churches and ministries. Consequently, delinquency and default rates in our loan portfolio remained high, as compared to the historical performance of our loan portfolio.   These economic developments have impacted our earnings through lower net interest margins and by substantially increasing our provisions for loan losses. We are working to improve the quality of our loan portfolio by reducing the number and severity of delinquent, defaulted and impaired loans in our portfolio. Our credit management team has focused its energies on resolving delinquent and defaulted loans through a combination of workouts, restructurings, and, where inevitable, through foreclosure actions.   We will continue our enhanced investment in managing our loan portfolio as the U.S. seeks to recover from an economic recession, high unemployment rates and declines in commercial and real estate values. By focusing on reducing delinquencies and resolving defaults, we believe that we can restore interest income received on our loan portfolio to more favorable levels.

Efforts to Diversify Our Revenue Sources

Since inception, our primary source of revenue has come from the net interest margin we earn on our mortgage loan investments. With the availability of financing and mortgage-backed loan facilities being curtailed as global financial markets adjust to a lack of liquidity in credit markets and unwinding of our primary credit facilities, we have deleveraged our balance sheet, thereby reducing the net interest income we receive on our investments.   As a result of these developments, we intend to expand the scope of revenue generating services we provide to make us less dependent on a favorable net interest rate margin from our mortgage loan investments.   To that end, we have implemented a new enterprise resources planning system which consists of a new core data processing system, accounting system, customer relationship management system and a new network provider. We plan to complete the balance of this project in 2011. This new technology platform enables us to act as a full service originator and servicer of our mortgage loan investments for credit unions while enhancing our relationships with, and services to churches, ministries, lenders, investors and financial institutions. We also believe that we can expand our loan origination and loan participation sales activities and further diversify our sources of revenue.

Recently, we have identified a robust demand for quality church and ministry loans in the credit union industry and we are developing working relationships with credit unions and CUSOs that have expressed an interest in investing in ministry and church mortgage loans. According to data published by the NCUA, it appears that federally insured credit unions have more room on their balance sheets for business loan investments than at any time in recent years due to a decline in the loan to share (deposit) ratio from 82.43% in 2006 to 71.82% in 2010.   In addition, yields on loans held by credit unions have declined from 6.47% in 2006 to 6.06% in 2010.   Meanwhile, the appetite for business loans, which typically yield higher rates than residential mortgages or other investments, has continued to grow. Member business loan balances in credit union portfolios have increased annually in recent years, growing from $22.8 billion in 2006 to $37.1 billion in 2010. We plan to originate more loans and sell loan participations into this attractive market, with the objective of generating increased fee income and recurring servicing revenue.

Efforts to Enhance Our Ability to Sell Our Investor Notes

On December 29, 2009, we filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to offer $100 million of our Class A Notes (File No. 333-163970). The offering was declared effective on June 3, 2010.   The Class A Notes are sold in three categories, including a fixed interest rate note, a variable interest note and a flex note that provides for the opportunity to reset the rate once during each twelve month period following the issuance date of such note. At June 30 , 2011, $ 45.9 million of Class A Notes were outstanding.

With the launch of MP Securities, we also expect to commit additional resources, engage a team of sales representatives and enter into selling agreements with other broker dealer firms as part of an effort to increase our sale of debt securities to fund our business. In 2011, we intend to make a private placement offering of secured notes to accredited investors.

2011 Developments

For information regarding developments since December 31, 2010, please refer to Management’s Discussion and Analysis regarding the six months ended June 30 , 2011.

CAPITALIZATION AND FUNDING

Investor Debt Securities

We have historically relied primarily on the sale of our debt securities to investors to fund our Mortgage Loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. Although we intend to continue to direct the sales of our debt securities to individuals, institutions, ministries and organizations associated with evangelical churches and church associations, denominations and organizations, we may in the future engage investment banks to underwrite debt securities and distribute those securities to their clients.

The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. See “Risk Factors”. We are able to accurately budget our cash needs at least 90 days in advance. We believe we will continue to adequately provide liquidity through our existing cash and credit facilities and/or, if necessary, the sale or hypothecation of Mortgage Loan investments.

In general, there is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. However, we are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

At June 30 , 2011, our outstanding investor notes totaled $ 60.8 million, as compared to $62.1 million as of December 31, 2010. During the six months ended June 30 , 2011, 75 % of our investors renewed their notes as compared to 57% and 79% during the years 2010 and 2009, respectively. Our liquidity could be significantly impacted if a substantial note investor requests a withdrawal that we are required to honor. We are not required to honor all such requests. As of June 30 , 2011, 40 % of our debt securities will mature within the following twelve months, as compared to 44% and 56% of our investor debt securities held at December 31, 2010 and 2009, respectively.

Our Non-Mortgage Loan Investments

In addition to traditional Mortgage Loans, we also from time to time invest in other credit extension arrangements, such as providing letters of credit or other financial instruments as security for loans. We may also make unsecured loans to ministries or churches with established credit. The total amount of unsecured, non-guaranteed loans will not constitute a material portion of our total loan portfolio.

With the availability of financing and mortgage-backed loan facilities being curtailed as global financial markets adjust to a lack of liquidity in credit markets and the uncertainty of pending U.S. financial reform legislation, we have primarily relied upon generating profits from our mortgage loan investments. Growth in our investment portfolio and expansion of origination and loan participation investments in member business loans originated by credit unions will necessarily depend upon raising additional capital and/or obtaining new borrowing facilities.

Prior to launching MPF in October 2007, we primarily relied on selling debt securities and raising funds from our equity owners to generate the capital sources needed to fund our mortgage loan investments. By entering into the Members United and BMO Facility credit arrangements in late 2007, we were able to rapidly increase our mortgage loan investments and benefit from the favorable net interest rate margin we were carrying on our mortgage loan investments held in MPF. As a result of adverse economic conditions facing U.S. and global financial institutions in 2008, both of our institutional lenders sought to reduce their exposure under these credit facilities. The rapid paydown and retirement of the BMO Facility, in particular, has heightened our need to find alternative sources of capital, including increasing sales of our debt securities.

In addition, a substantial portion of our favorable net interest margin earned in 2008 and 2009 was generated from our BMO Facility due to a higher weighted average yield on the mortgage loan assets held in this facility and favorable borrowing costs we paid on the facility. With the termination of our BMO Facility on November 30, 2009, we will need to increase the mortgage loan investments and expand other revenue sources.

Loan Brokerage and Support Services

We are developing new revenue generating services we can provide as a result of our knowledge, expertise and experience in the church mortgage lending business. We formed a wholly-owned taxable C corporation subsidiary, MP Realty Services, Inc., a California corporation on November 13, 2009 (“MP Realty”). MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker under corporate identification number 01526509.

Our Broker-Dealer Subsidiary

On April 26, 2010, we formed MP Securities, a Delaware limited liability company. MP Securities is a broker dealer registered under Section 15 of the 1934 Act and is a member of FINRA. We formed MP Securities to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. MP Securities has not yet commenced operations. Once it has completed the necessary action steps to commence its operations, MP Securities will also act as a selling agent for our debt securities and provide securities brokerage services to other credit unions and credit union service organizations and the customers and institutions they serve.

Our Subsidiary, MPF, and Possible Securitization Transactions

We formed MPF to pursue our strategy of obtaining funding by purchasing and warehousing church and ministry mortgage loans and reselling them in securitized debt transactions. Upon formation, MPF obtained the $150 million BMO Facility and, at December 31, 2008, had used borrowings under this credit facility to acquire approximately $122.7 million of mortgage loans. However, due to subsequent and continuing deterioration of the market for securitized debt transactions, we have been unable to implement this strategy because MPF has been unable to complete any securitized debt transactions.

In May 2009, we began selling MPF’s loan portfolio assets to pay down the BMO Facility, and we paid off and terminated the facility on November 30, 2009, initially using $24.6 million of the $28 million credit facility we entered into with WesCorp under the WesCorp Loan. We pledged approximately $59.2 million of MPF’s mortgage loans released as security for the BMO Facility upon its repayment as collateral for the WesCorp Loan. We plan to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions. MPF’s ability in the future to successfully complete securitized debt transactions will depend, in large part, on prevailing financial market conditions, which, in recent months, have been adversely affected by various economic developments, including the subprime mortgage crisis.

Our Credit Facilities

Members United Credit Facilities. On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois. One note and security agreement is for the $10 Million LOC, and the other is for a secured $50 million revolving line of credit. The $50 million facility was amended on May 14, 2008 to allow us to borrow up to $100 million through the $100 Million CUSO Line. Both credit facilities are secured by eligible Mortgage Loans. We used the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for Mortgage Loan investments.   The draw periods for both of these facilities have expired.

Each credit facility is a secured, recourse obligation. We must maintain collateral in the form of eligible Mortgage Loans, as defined in the loan documents, based on a maximum margin of 90%. This means we must maintain eligible collateral equal to 1.11 times the loan balance. At June 30 , 2011, approximately $ 99.7 million of loans were pledged as collateral for the $100 million and the $10 million credit facilities, against combined unpaid facility balances of $ 89.3 million. We have the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.   The loan documents for these credit facilities contain affirmative covenants typical for this type of credit facility, including requirements that we keep our collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide current financial statements and reports to the lender.

On August 27, 2008, we borrowed the entire $10 million available on the $10 million facility at a rate of 3.47%.  As a result of this financing, the $10 million facility was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month London Inter-Bank Offered Rate plus 100 basis points to be reset monthly.  By mutual agreement, the rate on this $10 million facility has been fixed at a rate of 3.47%.   No new borrowings may be made under this loan facility.  At June 30 , 2011, there was a $ 2.0 million outstanding balance on the Members United $10 million credit facility.

At June 30 , 2011, the balance on our $100 million credit facility with Members United was $87.3 million and the weighted average rate on the facility draws that have been made was 3.94%.  Pursuant to the terms of our promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be re-priced to a market fixed or variable rate to be determined at the time the loan is restructured.

Since 2009, we have been in discussions with Members United regarding the interest rate to be charged on the $100 million facility once the outstanding amount due is termed out over a five year period, with payments based on a 30 year amortization schedule. We have consolidated the borrowings into four tranches with balances as follows: $3.0 million, $67.0 million, $5.4 million, and $11.9 million. Their respective interest rates will be re-determined at the following dates:

Interest Rate Redetermination Date	Interest Rate	Outstanding Balance

September 30, 2011	3.96%	$3.0 million
September 30, 2011	3.96%	$67.0 million
September 30, 2011	3.96%	$5.4 million
November 20, 2011	3.84%	$11.9 million

Total		$87.3 million

Members United has previously advised us that the maturity date on the $100 million facility is September 1, 2012. While we are optimistic that we will be able to successfully complete negotiations with AMAC, as Members United’s successor-in-interest, to establish the interest rate on this credit facility in 2011, we can give no assurances or guarantees that we will be able to reach an agreement on a mutually acceptable interest rate, maturity term or other loan modification terms.   Failure to reach an agreement with AMAC could have a material adverse effect on our earnings if the interest rate on the facility exceeds our expected interest income from our mortgage loan investments.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and our other debt and to provide AMAC with current financial statements and reports.  We were in compliance with these covenants as of March 31, 2011.

On September 24, 2010, the Board of Directors of the NCUA placed Members United into conservatorship.  When the NCUA initiates a conservatorship action, the board of directors and management of the credit union is replaced.  To implement the Members United conservatorship, the NCUA has adopted a “good bank / bad bank” model pursuant to which legacy assets and contributed capital accounts will be placed into an Asset Management Estate established by NCUA.  The remaining core operations of Members United that serve approximately 20% of all credit unions in the U.S. have been transferred to Members United Bridge Corporate Federal Credit Union effective as of November 1, 2010 (the “good bank”).  We have been advised that our Members United $10 million and $100 million facilities have been transferred to AMAC, a facility established by NCUA to administer the Members United conservatorship.

According to the plan outlined in the NCUA’s Corporate System Resolution released on September 24, 2010, the NCUA plans to place legacy assets  that will stay in the currently chartered “bad bank” (the institution subject to conservatorship proceedings) into a securitization trust.  Once the legacy assets are isolated in a special purpose entity, the trust will issue and sell NCUA guaranteed notes that will be backed by the full faith and credit of the U.S. government under the Temporary Corporate Credit Union Stabilization Fund.

Because our $10 million and $100 million facilities have been transferred to the NCUA’s Asset Management Assistance Center, the transfer of these credit facilities will not affect any of the terms and conditions on our Members United credit facility.  We intend to continue to work with the AMAC in structuring pay-off arrangements for our Members United credit facilities.  If we are unable to obtain acceptable pay-off terms on this facility, our results of operations and liquidity could be materially and adversely impacted.

WesCorp Loan. On November 30, 2009, we funded a $28 million loan from WesCorp. WesCorp is a credit union whose members are credit unions and CUSOs. We used approximately $24.63 million of this loan (the “WesCorp Loan”) to pay off and retire our former BMO Credit Facility, which we have repaid in full. We used the remainder of this loan for working capital. We intend to repay the WesCorp Loan by its maturity date using the proceeds from the sale of our additional debt securities, a replacement credit facility, and/or the sale of the collateral pledged to secure this credit facility.

This credit facility loan bears interest at the fixed rate of 3.95%. The loan is payable in monthly installments equal to accrued interest plus a principal payment of $116,667 until the maturity date, March 30, 2012, when the entire balance of principal and interest is due and payable. As of June 30 , 2011, there was $24. 0 million outstanding on the WesCorp Loan. This loan was initially secured by approximately $59.2 million of mortgage loans we previously pledged to secure the BMO Facility. Thus, the loan was initially secured by excess collateral of approximately $30.8 million. This amount of excess collateral decreases as we receive amortized payments of principal and interest from the mortgagors of these pledged mortgage loans, which we are entitled to receive and use so long as we are not in default under the WesCorp Loan. As of June 30 , 2011, the loan was secured by approximately $54. 0 million of mortgage loans.

We are obliged upon the lender’s request to replace a pledged mortgage loan if it becomes materially impaired. We are otherwise under no obligation to replace a pledged mortgage loan, unless it is sold or is prepaid. We may replace a pledged mortgage loan either by pledging a mortgage loan having an equal unpaid principal balance or with cash of an equivalent amount. Upon any prepayment, collateral having an equal unpaid principal balance will be released and all of the remaining collateral will be released upon full repayment of the loan. As a result, until the WesCorp Loan is retired in full, we do not have a right to require the release of the excess collateral.   The agreement contains a number of standard borrower covenants, including affirmative covenants that require us to refrain from making certain guarantees or endorsements, refrain from making material changes to other credit facilities, and maintain a debt to tangible net worth ratio of less than 15 to one.  The agreement also contains negative covenants requiring us to obtain consent for certain transactions related to pledged loans.  We were in compliance with these covenants as of March 31, 2011.

On March 20, 2009, NCUA assumed control of WesCorp under a conservatorship proceeding initiated by NCUA under regulations adopted under the Federal Credit Union Act.  Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA.  Pursuant to a letter dated October 25, 2010, we were advised that our WesCorp facility had been transferred to the AMAC, a facility established by NCUA.  The transfer of the WesCorp Facility will not affect or change any of the terms and conditions of the loan agreement we entered into with WesCorp.  We have been in contact with representatives of NCUA’s AMAC regarding our WesCorp facility.  To pay-off of this credit facility in accordance with its terms, we will need to negotiate and enter into a replacement credit facility, raise additional funds through the sale of debt or equity, sell some of our mortgage loan investments or pursue a combination of these strategic financing options.

Our Former BMO Credit Facility.   On October 30, 2007, MPF entered into the BMO Credit Facility with Fairway Finance Company, LLC and BMO Capital Markets Corp. for the purposes of purchasing and warehousing qualifying mortgages for resell through securitized debt transactions. Under the applicable loan documentation, MPF was scheduled to commence its first securitized debt transaction by October 30, 2008. Due to subsequent and continuing adverse developments in the mortgage backed securities markets, MPF has been unable to complete any securitized debt transactions. The parties subsequently amended the terms of this loan to MPF’s orderly repayment of the loan. On November 30, 2009, we repaid the balance of approximately $24.63 million on the BMO Credit Facility with proceeds borrowed under the WesCorp Loan and retired this loan.

OUR LENDING ACTIVITIES

Our Loan Investment Portfolio

At June 30, 2011, we owned interests in 135 mortgage loans having an aggregate unpaid balance of approximately $175,468,000.  We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by junior liens. The payment of our mortgage loan investments is not insured and, in general, is not guaranteed by any person or by any government agency or instrumentality. We must, therefore, look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required. Some of our mortgage loan investments are partial participation ownership in a mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our mortgage loans has ranged from 1.0% to 100%. Joint ownership allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

Our cash and loan investments for the six months ended June 30 , 2011 and the years ended December 31, 2010 and 2009 are set forth below:

CASH AND LOAN INVESTMENTS (dollars in thousands)
	Six Months Ended June 30 , 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Assets
Cash	$6,658	$7,078	$9,980

Loans, net of allowance for loan losses of $ 3,153 , $3,997 and $1,701 as of June 30 , 2011, December 31, 2010 and December 31, 2009, respectively	175,468	187,005	196,858

Accrued interest receivable	758	742	956

The following table sets forth the amounts we invested in each loan category for the six months ended June 30 , 2011 and the years ended December 31, 2010 and 2009.

AMOUNTS INVESTED IN MORTGAGE LOANS BY CATEGORY (dollars in thousands)
	Six Months Ended June 30 , 2011		Year Ended December 31, 2010		Year Ended December 31, 2009
Loan Category	Amount	Percent of Portfolio	Amount	Percent of Portfolio	Amount	Percent of Portfolio

Loans to evangelical churches and related organizations (Real estate secured)	$178,820	99.6%	$190,928	99.6%	$194,068	97.5%

Construction loans	--	--	--	--	3,052	1.5%

Unsecured	748	0.4%	849	0.4%	2,002	1.0%

Total	$179,568	100.0%	$191,777	100.0%	$199,122	100.0%

Our Net Interest Income and Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our investor notes and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

Please see the discussion under the section “Management Discussion and Analysis of Financial Condition − Results of Operations” for information regarding our historical interest costs, interest income and yields realized on our mortgage loan investments for the years ended December 31, 2010 and 2009.

Loan Maturities

The following table sets forth the future maturities of our mortgage loan portfolio at June 30, 2011:

DOLLAR AMOUNT OF MORTGAGE LOANS MATURING DURING YEAR (dollars in thousands)
	2011	2012	2013	2014	2015	After 2015	Total
Mortgage Loan Portfolio at:

June 30, 2011	$21,153	$50,605	$66,512	$7,076	$13,964	$20,258	$179,568

Included in the table above is one adjustable rate loan for $2,485 thousand due in 2012.

Diversification of Our Mortgage Loan Portfolio

The following table sets forth, as of June 30, 2011 and December 31, 2010 and 2009, each state in which: (i) the unpaid balance of our mortgage loans was 10% or more of the total unpaid balance of our loan portfolio; and (ii) the number of our loans was 10% or more of our total loans:

MORTGAGE LOAN INVESTMENTS OF 10% OR MORE (dollars in thousands)
	California
	Six Months Ended June 30 , 2011	Year Ended December 31, 2010	Year Ended December 31, 2009

Unpaid Balance of Loans	$54,312	$48,986	$54,267
%	30.2%	25.54%	27.25%

Number of Loans	43	35	43
%	31.85%	24.82%	28.10%

	Texas

Unpaid Balance of Loans	$21,453	$23,438	$22,234
%	11.9%	12.22%	11.17%

Number of Loans	13	14	13
%	9.63%	9.93%	8.50%

Our Loan Renewal Policies

We offer to renew, re-underwrite or otherwise continue (i.e. renew) a maturing loan on a case by-case basis, based on the terms of the maturing loan, the credit status of the borrower and our liquidity needs at the time. Prior to maturity, each loan is analyzed and re-underwritten to determine if it is a possible rollover candidate. Management then reviews our liquidity needs and conditions in determining whether to recommend to our Credit Review Committee to roll over the loan.

Loan Origination, Acquisition and Underwriting

For any church mortgage loans that we acquire from ECCU, we rely upon a combination of ECCU’s underwriting capabilities and experience in providing church and ministry related financing and our own resident underwriting capabilities. We have expanded our in-house staff, improved our operational systems and loan origination capabilities and progressively reduced our reliance on ECCU to originate, underwrite and service our mortgage loan investments.   For any mortgage loans and participation interests we purchase from ECCU, we review ECCU’s underwriting and apply our internally developed underwriting criteria in purchasing a loan or loan participation interest from ECCU. When we originate a loan, we rely entirely on our own underwriting capabilities and standards. Typically, we receive an origination fee and loan processing fee at the inception of each loan. In 2010, we purchased $924.5 thousand in mortgage loans from ECCU, as compared to $10.5 million in 2009. As a result of our increased focus on originating our own loans, we originated $7.7 million in loans in 2010, as compared to $292 thousand in 2009.

Servicing

Because ECCU has been making mortgage loans for ministry related projects for over 40 years and has originated and currently provides loan servicing arrangements for more than $2.1 billion in mortgages held by investors, we have relied upon ECCU’s successful record in underwriting profitable and performing mortgage loans and have entered into a servicing agreement with ECCU for our mortgage loan investments. As of June 30 , 2011, ECCU was servicing 112 loans for us, totaling approximately $ 144.9 million in loan principal outstanding.

In September 2010, we implemented a new core processing system. This system, as well as an increase in support staff, has allowed us to take on the servicing of five loans previously serviced by ECCU, as well as the servicing of one loan originated by us. As of June 30 , 2011, we are servicing 23 loans, totaling approximately $ 34.7 million in loan principal outstanding. During 2011, we estimate that we will refinance around $36.6 million of maturing loans for which we will assume the servicing role, thus realizing significant cost savings. Even accounting for the cost of adding new staff and systems to provide servicing capacity, we expect to significantly decrease the future cost of servicing our portfolio. Our newly developed servicing capability also represents the operational foundation of our loan participation strategy, which will enable us to produce recurring servicing revenue on an off-balance sheet portfolio of participated loans. Also, the conversion of our technology platform effective as of September 20, 2010 enables us to process, record, transmit and account for all financial and operational data for the benefit of other credit unions, finance lenders, churches, financial institutions and investors. With these additional capabilities, we will be able to expand our loan servicing capabilities.

Types of Loans

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry related properties. Generally, our loans are secured by first mortgage liens, but we may invest in loans secured by second liens or which are guaranteed junior secured obligations, or in unsecured loans, if such loans meet our loan criteria.

Permanent Loans

We acquire or originate mortgage loans that may have an adjustable interest rate or fixed rate. The term for a mortgage loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90%.   Historically, our standard loan investments have been limited to five year maturities. Recently, however, we have begun making offers of ten year maturities on newly originated loans.

Construction Loans

Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a final maturity that will not exceed five years, with a construction draw period that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%. As of June 30 , 2011, we did not have any outstanding construction loan commitments.

Participation Interests

From time to time, we also invest in participation interests in secured mortgage loans, whereby we own an undivided participation interest in a mortgage with a credit union or other lender.   By investing in a participation interest, we can participate in a larger loan investment and diversify our mortgage loans investment portfolio while minimizing our exposure to the aggregate amount of the loan. When we invest in a “participation interest”, we purchase an undivided interest in a loan that has been originated by a credit union and we share principal and interest payments received from the borrower in an agreed upon manner. When we purchase a participation interest, the purchase transaction is governed by a participation agreement entered into by the originator and the participant containing guidelines as to ownership, control and servicing rights.   In most instances, the originator retains all rights with respect to enforcement, collection and administration of the loan.   When we enter into a participation agreement with ECCU, we may have more limited access to the borrower and ECCU is generally entitled to exercise discretionary power in administering performing loans and undertaking collection efforts in connection with any of its non-performing loans.   As of June 30 , 2011, approximately $ 54.2 million, or 30 % of our total loan portfolio, consisted of loan participations we purchased from ECCU.

Line of Credit

We may make line of credit arrangements available to borrowers to meet their temporary working capital needs.   The term of such arrangements typically will not exceed one year and will provide for minimum interest payments during the term of the loan. For loans made to members of credit unions that are secured by real property, accounts receivable, and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral. As of June 30 , 2011, we had $ 161.6 thousand in unfunded line of credit commitments.

Letters of Credit

Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount provided the conditions set out in the letter are met. We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit. As of June 30 , 2011, we had $750 thousand in outstanding letter of credit commitments.

Our Loan Policies

Historically, we have relied upon ECCU to originate a sufficient supply of mortgage loans made to churches, schools, ministries and other non-profit corporations to purchase land, develop facilities, construct or renovate worship facilities or refinance existing indebtedness. Because ECCU has been making mortgage loans for ministry related projects for over 40 years, we have relied upon ECCU’s successful record in underwriting profitable and performing mortgage loans and have contracted with ECCU to service such loans.

However, in recent years we have expanded our operations to include our own independent loan origination and underwriting activities. Our loan underwriting process involves a review and analysis of the church or ministry’s financial operation, the strength of the organization’s leadership team, prior history, financial capability, value of collateral and general creditworthiness.

Our managers establish our loan policies and review them periodically, and have authorized designated loan officers and our President to make loans within certain limits established by our managers from time to time.   Our managers adopted a Church and Ministry Loan Policy to support our expanded levels of acquisition and origination of loans and also appointed a Credit Review Committee to review and carry out our loan policy. The Credit Review Committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, our managers have established an Investment Committee that reviews our loans and loan requests which exceed certain prescribed limits under our loan policies. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Our Mortgage Loan Investment Standards

Our policy is to require each of our mortgage loan investments to meet the following criteria:

•
Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, “cash flow” includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower’s cash flow over the expected term of the loan.

•	Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

•	Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a deed of trust on the mortgaged property.

•
Funding Escrow. Mortgage loans must be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

•
Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

•	Title Insurance. Each mortgage loan must be covered by a standard lender’s title insurance policy.

•
Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, loan proceeds must be available only for expenditures on account of the project for which the loan was made.

•	Inspection. We, the original lender, or the lender’s representative must have made a personal on - site inspection of the property securing the loan.

•
Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

•
Lines of Credit and Letters of Credit.   Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower. We require that our Loan Investment Committee approve the transaction.

•	Credit Union Members. Loans can be only made to credit union members or our investors, unless otherwise permitted by our Church and Ministry Loan Policy.

•
Location of Collateral. Each mortgage loan must be secured by real property located in the United States. Unsecured loans may be made without a geographical limitation provided that all payments are made in U.S. dollars and the financial statements of the borrower are in English.

•
Loan Limits. The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth. The maximum aggregate amount of any loan or loans to one borrower (or to related entities) may not exceed 25% of our tangible net worth. The maximum aggregate amount of unsecured loans to any one borrower may not exceed 10% of our tangible net worth. For any loan that exceeds 25% of our tangible net worth or 5% of our loan portfolio, whichever is less, the loan must be approved by our managers prior to funding.

Subject to the foregoing discussion, the following tables demonstrate and confirm our compliance with these loan limit policies:

AGGREGATE CONCENTRATION LIMITS (dollars in thousands)
	Policy Limit	Six Months Ended June 30, 2011			Year Ended December 31, 2010			Year Ended December 31, 2009
	% of Tangible Net Worth (TNW)	Number of Loans	Unpaid Balance	% of TNW	Number of Loans	Unpaid Balance	% of TNW	Number of Loans	Unpaid Balance	% of TNW

Construction Loans	200%	--	--	--	--	--	--	2	3,052	23.7%

Junior Liens	200%	13	17,551	171.3%	15	20,297	186.9%	15	17,167	133.6%

Unsecured Loans	100%	1	748	7.3%	1	849	7.8%	2	2,002	15.6%

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SINGLE BORROWER CONCENTRATION LIMITS (dollars in thousands)
	Policy Limit	Six Months Ended June 30 , 2011			Year Ended December 31, 2010			Year Ended December 31, 2009
	% of Tangible Net Worth (TNW)	Number of Loans Over Limit	Aggregate Unpaid Balance	% of Portfolio	Number of Loans Over Limit	Aggregate Unpaid Balance	% of Portfolio	Number of Loans Over Limit	Aggregate Unpaid Balance	% of Portfolio

Unsecured Loans To One Borrower	10%	--	748	0.4%	--	849	0.4%	--	2,002	1.0%

Loans to One Borrower	25%	34	80,406	44.8%	17	50,115	26.1%	5	20,645	10.4%

LARGEST SINGLE BORROWER EXPOSURES (dollars in thousands)
	Policy Limit	Six Months Ended June 30 , 2011		Year Ended December 31, 2010		Year Ended December 31, 2009
	% of Tangible Net Worth (TNW)	Aggregate Unpaid Balance	% of TNW	Aggregate Unpaid Balance	% of TNW	Aggregate Unpaid Balance	% of TNW

Largest Real Estate Secured Loan	25%	$4, 687	45.76%	$4,720	43.5%	$4,785	37.2%

Largest Unsecured Loan	10%	748	7.3%	849	7.8%	1,002	7.8%

Largest Single Borrower	25%	4, 687	47.76%	4,720	43.5%	4,785	37.2%

As of June 30 , 2011, December 31, 2009 and 2010, respectively, we were in compliance with our policy on aggregate concentration limits for construction loans, junior liens and unsecured loans, as well as our policy limit for unsecured loans to one borrower. Our portfolio included 34 loans at June 30 , 2011, seventeen loans at December 31, 2010 and five loans at December 31, 2009 that exceeded our policy limits for loans to one borrower. All of the aforementioned loans exceeding policy limits were originated or purchased in compliance with our policy, which allows our managers or the managers’ Loan Investment Committee to approve certain exceptions.

Of the 34 loans that were out of compliance at June 30 , 2011, four were approved as exceptions by our managers or our Loan Investment Committee, one loan was purchased before the current policy was adopted, and two loans were purchased by MPF under a different policy that existed for MPF at the time and were subsequently transferred to us as part of the BMO Facility liquidation. The remaining 27 loans migrated out of compliance solely due to a decline in our Tangible Net Worth in recent years, which was the result of increased provisions for loan losses. Our managers’ Loan Investment Committee has evaluated our position and directed executive management to determine whether a reduction in exposure to any of these loans would be advisable.

All loan applicants must complete an application and provide suitable documentation demonstrating an ability to repay the loan and submit this application to our offices in Brea, California. For new loans greater than $500,000, we or our designated representative will conduct a site visit to inspect the collateral and conduct our due diligence review of the applicant. Each loan must meet our Church Ministry and Loan Policy guidelines.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Our managers and management team monitor portfolio composition regularly and may, from time to time, establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We monitor the risk ratings of our mortgage loan portfolio on a regular basis.

Sales of Loan Participation Interests

From time to time, we enter into loan participation purchase and sale agreements and we believe there is a robust demand for church and ministry loans in the credit union industry. On May 1, 2009, we entered into a Master Loan Participation Purchase and Sale Agreement (the “Western Participation Agreement”) with Western Federal Credit Union, a federal credit union located in Hawthorne, California (“Western”). Pursuant to the Western Participation Agreement, Western is authorized, but not obligated, to purchase loan participations from us on a non-recourse basis. When Western purchases a participation interest, a certificate is delivered and agreed upon which identifies the name of the borrower, the principal amount due under the loan, purchase price, interest rate, maturity date and participation percentage acquired under the loan. Our agreement with Western includes standard representations and warranties for a loan participation purchase agreement that are typical for a transaction of this nature. In addition, we are obligated to monitor the loans in which Western purchases a participation interest and alert Western of certain material events which might affect the financial condition of the borrower and collectability of the loan.

On May 19, 2009, Western purchased 12 loan participation interests in the principal amount of $19.3 million under the terms of the Western Participation Agreement. We used the proceeds from this sale, together with available cash, to purchase 21 mortgage loans from MPF in the principal amount of $21.9 million. We then pledged these 21 mortgage loans to Members United to replace the participation interests in the portfolio we sold to Western.

Our Monitoring of Our Loan Portfolio Performance

Our policy and practice is to monitor each of our mortgage loan investments to confirm receipt of scheduled payments and any changes in the status of any material collateral securing the loan. At June 30 , 2011, 112 of our 135 mortgage loan investments were serviced by ECCU and subject to ECCU’s collection policies. Under the terms of our servicing agreement with ECCU, we are able to directly monitor each mortgage loan investment in accordance with this policy.  In addition, ECCU provides us with monthly loan status reports regarding each mortgage loan it services. For the loans that we service, we monitor payment receipts and delinquency. We produce status reports on these loans similar to those which we receive from ECCU. These status reports are included in monthly and quarterly reports management prepares for our managers.

Delinquent Loans

Due to adverse economic conditions in the U.S., many churches have been materially impacted by high unemployment rates, foreclosures on homes owned by their members, collapsing real estate values and diminished net worth of their congregations and members. Contributions to churches and ministries are especially sensitive to these economic trends facing the U.S. Over the past two years, we have experienced fluctuating but generally increasing rates in delinquencies on our mortgage loan investments. During 2010, delinquency rates ranged from approximately 5.48% to 11.51% of the total amount of our mortgage loan investment portfolio.

We report a mortgage loan as delinquent if it is 90 days or more in arrears. At June 30 , 2011, 6.41 % of our portfolio qualified as delinquent. We have adopted a proactive approach in responding to delinquencies in our loan portfolio. Our servicing agent, ECCU, or our staff makes direct contact with the borrower within ten (10) days of an initial late payment. If the situation progresses to 30 days or more, we follow up with an onsite visit to discuss the borrower’s circumstances and how the borrower can bring the loan current.

From time to time, we have restructured a mortgage loan in light of the borrower’s circumstances and capabilities. If we decide to accept a loan restructure, however, our policy does not permit us to forgive or reduce the principal amount owed on the loan.   In the event that an acceptable workout of a delinquent mortgage cannot be reached, we, or ECCU for any loans it services for us, will generally proceed with a foreclosure proceeding on any collateral securing the loan. As of June 30 , 2011, ECCU has initiated four foreclosure actions on mortgage loans which we own or in which we hold a participation interest . One of those foreclosures was completed, causing a partial charge-off of $1.3 million. The other three loans in foreclosure represent $6.6 million in outstanding indebtedness. Since inception, we have had only one loan that has been charged off on our mortgage loan investments. In addition, we have taken an ownership interest in one real property that is valued at $1.4 million .

Non-performing Loans

The table below sets forth the amounts and categories of non-performing assets in our portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest becomes doubtful or other factors involving the loan or the borrower warrant placing the loan on non - accrual status, including the loan becoming 90 days past due. Non-accrual loans represent loans on which interest accruals have been discontinued. Troubled debt restructuring arrangements (or “TDR’s”) are loans which include renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans.   Such modifications may include a lower interest rate, an extension of the maturity date or reduction in accrued interest. All TDR’s (restructured loans) are initially placed on non-accrual status regardless of whether the loan was performing at the time it was restructured.

The following table summarizes our non-performing mortgage loans at June 30 , 2011 and at December 31, 2010 and 2009, respectively:

NON-PERFORMING MORTGAGE LOAN INVESTMENTS (dollars in thousands)

	Six Months Ended		Years Ended December 31,
	June 30, 2011		2010		2009

Non-accrual loans	$24,323	3	$27, 007	1	$25, 337	2
Loans 90 days or more past due and still accruing	--		--		--
Restructured loans on accrual status	--		--		3,714
Total non-performing loans	$24,323		$27,007		$29,051

Non-performing loans as a percentage of total loans	13.5%		14.1%		14.6%

1 Includes $17.6 million of restructured loans on non-accrual status.
2 Includes $17.0 million of restructured loans on non-accrual status.
3 Includes $17.9 million of restructured loans on non-accrual status.

For the six months ended June 30 , 2011 and the year ended December 31, 2010, gross interest income which would have been recorded had the non-accrual loans been current in accordance with their original terms amounted to $ 498 thousand and $973 thousand, respectively. Interest in the amount of $ 47.7 and $91.4 thousand, respectively, was included in income during the respective period on such loans through the accretion of loan discount and net present value impairment. We monitor our non - performing loans on an ongoing basis as part of our loan review and work - out process. The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.

As of June 30 , 2011, three of our non-performing loans were the subject of foreclosure proceedings. We have set aside a reserve of $ 919 thousand for these three loans. We are actively working with ECCU and the borrower in each of these foreclosure actions in an effort to minimize any losses on these loans. Since inception, we have had only one foreclosure sale or judicial sale ordered on a loan we have acquired or originated.

Restructured Loans

We classify a loan as a restructured loan when we make concessions we would not otherwise consider if offering a loan to a borrower. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis. Our policy on restructuring arrangements does not permit us to forgive or reduce the principal amount owed on a mortgage loan we hold.

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The following table shows the number and balance of restructured loans in our mortgage loan portfolio, as well as the percentage of our total portfolio those loans represented, and the amount of allowance for loan losses associated with restructured loans as of June 30 , 2011 and December 31, 2010 and 2009:

OUR RESTRUCTURED MORTGAGE LOANS (dollars in thousands)

	June 30,	December 31,
	2011	2010	2009

Number of restructured loans	12	11	12
Balance of restructured loans	$17,898	$17,557	$20,748
Percentage of loan portfolio	10.0%	9.15%	10.42%
Allowance for loan losses associated with restructured loans	$1,266	$1,335	$275

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables the borrower to keep their ministries intact and avoid foreclosure.   With a successful loan restructure, we avoid a loan charge-off and protect the interests of our investors and borrowers we serve.

The delinquency and default rates we are currently experiencing, while higher than historical levels, are within our manageable limits, and the delinquency rates on our mortgage portfolio appear to have stabilized. We believe we have established adequate levels of reserves for any foreseeable losses, and we continue to evaluate the adequacy of such reserves in the light of current economic and operational conditions.

Allowance for Loan Losses

We establish provisions for loan losses, which are charged to earnings, at a level reflecting estimated credit losses on our loan portfolio. In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay and estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions). Since inception, we have never recorded a charge-off on our mortgage loan investments.   As a result, we have no historical loss experience to assist us in assessing estimated future losses.

The allowance for loan loss is monitored by our senior management on an ongoing basis. We examine the performance characteristics of our portfolio loans, including charge-offs, delinquency ratios, loan restructurings and modifications and other significant factors that, in management’s judgment, may affect our ability to collect loans in the portfolio as of the evaluation date. In 2009, we also added a factor relating to the portion of our loan portfolio that is held in a loan participation interest. The net effect of adding this factor in analysis for 2010 resulted in an increase in the allowance for loan losses reflecting the greater risk of loss associated with holding a loan participation interest in which we do not serve as the lead lender for the loan. Our senior executive team monitors these factors on a regular basis and reviews are conducted quarterly with our managers.

Our senior executive team also evaluates our allowance for loan losses based upon a review of individual loans in our loan portfolio. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows we expect to receive on an impaired loan that may be susceptible to significant change. Once a loan becomes delinquent or non - performing, or the borrower reports a material adverse financial condition, or we determine that the value of the collateral underlying an impaired loan has substantially declined, we assess all information available to us to determine the estimated loss for a particular loan. We monitor these individual impaired loans on a regular basis.

If we restructure a loan, we establish an allowance for loan loss for that individual loan based on the difference between the net present value of the future receipt of cash payments from the restructured loan as compared to the net present value of cash flows which we would have received from the original loan, discounted at the original interest rate of the loan. As the restructured loan performs according to its modified terms, the allowance for loan loss on that individual loan is amortized into interest income over the life of the loan.

For the six months ended June 30 , 2011 and the year ended December 31, 2010, our provision for loan losses was $ 3.2 and $4.0 million, respectively, or 1.76 % and 2.09%, respectively, of our total loan portfolio for the period. Assessing the adequacy of our allowance for loan losses is inherently subjective as it requires us to make material estimates, including the amount and timing of future cash flows we expect to receive on impaired loans that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, reflects all known and inherent credit losses in our mortgage loan portfolio as of June 30 , 2011.

The following represents a breakdown of the components of our allowance for loan loss at June 30 , 2011 and at December 31, 2010 and 2009:

ALLOWANCE FOR LOSS COMPONENTS (dollars in thousands)

	June 30,	December 31,
	2011	2010	2009

Specific allowance related to loans in foreclosure	$919	$1,966	$597
Specific allowance related to other impaired loans	744	799	309
Allowance based on net present value differences of restructured loans	575	567	258
General allowances	915	665	537
Total Allowance	$3,153	$3,997	$1,701

In addition, we segregate the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which we develop and document a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Our loan portfolio is segregated into the following portfolio segments:

Wholly-owned First Collateral Position. This portfolio segment consists of the wholly owned loans for which we possess a senior lien on the collateral underlying the loan.

Wholly-owned Junior Collateral Position. This portfolio segment consists of the wholly owned loans for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral. This segment also contains any loans that are not secured by any collateral. These loans present more credit risk than loans for which we possess a senior lien due to the increased risk of loss should the loan enter foreclosure.

Participations First Collateral Position. This portfolio segment consists of the participated loans for which we possess a senior lien on the collateral underlying the loan. Loan participations have more credit risk than wholly owned loans because we do not maintain full control over the disposition and direction of actions regarding the management and collection of the loans. The lead lender directs most servicing and collection activities and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with ours.

Participations Junior Collateral Position. This portfolio segment consists of the participated loans for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral.   Loan participations in the junior collateral position loans have more credit risk than wholly owned loans and participated loans where we hold a senior lien on the collateral.   The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Classification of Loans

Our Loan Policy provides for the classification of loans considered to be of lesser quality as “watch”, “substandard”, “doubtful”, or “loss” assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that continuing to treat the loan as an asset is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as a “watch” asset.

Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market.   We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, REITs, insurance companies and other financial institutions to service this market.   Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs and lower cost of operations due to their size.   We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church mortgage loans that we or ECCU originate and (ii) preserves our capital base and generates consistent income for distribution to our note holders and equity investors.

We rely upon the extensive experience of our officers, management and managers in working with ministry related financing transactions, loan origination, investment in churches, schools, ministries and non-profit organizations.

Regulation

General

We are organized as a credit union service organization and, as a result, are subject to the regulations promulgated by the NCUA that apply to CUSOs. As a CUSO, we primarily serve the interests of our credit union equity holders and members of such credit unions.   We are also subject to various laws and regulations which govern: (i) credit granting activities; (ii) establishment of maximum interest rates; (iii) disclosures to borrowers and investors in our equity securities; (iv) secured transactions; (v) foreclosure, judicial sale and creditor remedies that are available to a secured lender; and (vi) the licensure requirements of mortgage lenders, finance lenders, brokers and financiers.

As a CUSO, we are limited in the scope of activities we may provide.   In addition, our federal credit union equity investors are permitted to invest in or lend to a CUSO only if the CUSO primarily serves credit unions, its membership or the membership of credit unions contracting with the CUSO.   While NCUA lacks direct supervisory authority over our operations, our federal credit union equity owners are subject to regulations which govern the rules and conditions of an investment or loan they make or sell to a CUSO.   In addition, state chartered credit unions must follow their respective state’s guidelines which govern investments by a state chartered credit union. Our equity owners that are regulated by the California Department of Financial Institutions (“DFI”), in particular, must comply with DFI regulations that govern their investment in or loans they make to a CUSO.

Tax Status

Effective with our conversion from a corporate form of organization to a limited liability company organized under the laws of the State of California on December 31, 2008, we have chosen to be treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our governing documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As a limited liability company organized under California law, we are also subject to an annual minimum tax of $800 plus a gross receipts fee on our gross revenues from our California based activities if our income is in excess of $250 thousand per year. The current maximum fee is $11,790.

Regulation of Mortgage Lenders

We conduct loan originating activities for churches and related ministry projects.   Many states regulate the investment in or origination of mortgage loans. Under the California Finance Lender’s Law, no lender may engage in the business of providing services as a “finance lender” or “broker” without obtaining a license from the California Department of Corporations (“DOC”), unless otherwise exempt under the law.   We conduct our commercial lending activities under California Finance Lender License # 603F994.

As a finance lender, we are licensed with DOC and file reports from time to time with DOC.   Accordingly, DOC has enforcement authority over our operations as a finance lender, which includes, among other things, the ability to assess civil monetary penalties, issue cease and desist orders and initiate injunctive actions.   We also are subject to licensing requirements in other jurisdictions in connection with our mortgage lending activities.   Various laws and judicial and administrative decisions may impose requirements and restrictions that govern secured transactions, require specific disclosure to our borrowers and customers, establish collection, foreclosure, and repossession standards and regulate the use and reporting of certain borrower and customer financial information.

As we expand our loan originations outside of the state of California, we will need to comply with laws and regulations of those states.   The statutes which govern mortgage lending and origination activities vary from state to state.   Because these laws are constantly changing, due in part, to the challenge facing the real estate industry and financial institutions from residential lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our staff with respect to all of these laws and regulations.   We intend to comply with all applicable laws and regulations wherever we do business and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Loan Brokerage Services

In 2009, we created a new subsidiary, MP Realty, which provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. The California Department of Real Estate issued MP Realty Services, Inc. a license to operate as a corporate real estate broker on February 23, 2010. As we expand our loan brokerage activities to other states, we may be required to register with these states as a commercial mortgage broker if we are directly or indirectly marketing, negotiating or offering to make or negotiate a mortgage loan. We intend to monitor these regulatory requirements as necessary in the event MP Realty provides services to a borrower, lender, broker or agent outside the state of California.

Environmental Issues Associated with Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a federal statute, generally imposes strict liability on all prior and current “owners and operators” of sites containing hazardous waste. However, Congress acted to protect secured creditors by providing that the term “owner and operator” excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this “secured creditor exemption” has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for clean-up costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.   In addition, state and local environmental laws, ordinances and regulations can also impact the properties underlying our mortgage loan investments.   An owner or control party of a site may also be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Regulation of Financial Services

The financial services industry in the U.S. is subject to extensive regulation under federal and state laws. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) was enacted on July 21, 2010. The Dodd-Frank Act resulted in sweeping changes in the regulation of financial institutions and created a new Consumer Financial Protection Bureau and Financial Stability Oversight Council with authority to identify institutions and practices that might pose a systemic risk.   Because of the nature of our business, we do not expect this legislation to have a significant direct impact on our business. Because many of the implementing regulations have yet to be written by various regulatory agencies, we cannot give any assurances that the Dodd-Frank Act will have no material effect on our business.

Our wholly-owned broker-dealer firm, MP Securities, commenced operations with this Offering. As a broker-dealer registered under Section 15 of the 1934 Act, MP Securities is subject to regulation by the SEC and regulation by state securities commissions in the states in which it will conduct its activities.   Initially, we expect to register MP Securities in the states of California, Colorado, Florida, Georgia, Nevada, Ohio, Oregon and Texas.

Much of the regulation of broker-dealers in the U.S. has been delegated to self-regulatory organizations, principally FINRA and the securities exchanges. FINRA adopts and amends rules (which are subject to approval by the SEC) for regulating the industry and conducts periodic examinations of member firms. The SEC, FINRA and state securities commissions may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees.

As a broker-dealer firm, MP Securities will be subject to regulation regarding sales methods, use of advertising materials, arrangements with clearing firms or exchanges, record keeping, regulatory reporting, conduct of managers, officers and employees and supervision. To the extent MP Securities will solicit orders from customers, it will be subject to additional rules and regulations governing sales practices and suitability rules imposed on member firms.

Our wholly-owned subsidiary, MP Securities, is also required to maintain minimum net capital pursuant to rules imposed by FINRA. In general, net capital is the net worth of the entity (assets minus liabilities) less any other imposed deductions or other charges. If a member firm fails to maintain the required net capital it must cease conducting business and, if it does not do so, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA. Under its Membership Agreement entered into with FINRA, MP Securities is required to maintain minimum net capital of $5,000.

Privacy Standards

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (“GLBA”) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. We are subject to regulations implementing the privacy protection provisions of the GLBA. These regulations require us to disclose our privacy policy, including identifying with whom we share “non-public personal information” to our investors and borrowers at the time of establishing the customer relationship and annually thereafter. The State of California’s Financial Information Privacy Act also regulates consumer’s rights under California law to restrict the sharing of financial data.

Patents, Trademarks and Licensing

We do not rely on any significant patent, trademark, license or franchise to operate our business. We own the rights to the trademarks “Ministry Partners Investment Corporation®” and have obtained a U.S. trademark registration for this mark with the U.S. Patent and Trademark Office. We also have filed for and expect to receive a U.S. trademark registration for the mark “Ministry Partners Investment Company, LLC Joy in Investing” and “Ministry Partners and design”.

Certain Legal Aspects of Our Investments

Description of Legal Aspects

The Mortgage Loans are in the form of promissory Notes secured by deeds of trust or mortgages on real property or other assets. In general, these Notes require the borrower to pay principal and interest on specified dates. The deed of trust securing the Mortgage Loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes

In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the Mortgage Loan by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the Mortgage Loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the Mortgage Loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our Mortgage Loans are secured by property located in the State of California.

California, as does most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower’s residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the Mortgage Loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its Mortgage Loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing Mortgage Loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of Mortgage Loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of Mortgage Loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

MANAGERS AND EXECUTIVE OFFICERS

Set forth below are the members of our Board of Managers and executive officers:

Name	Age	Managers
Mark G. Holbrook	60	Chairman of the Board, Manager
Billy M. Dodson	50	Chief Executive Officer, President, Assistant Secretary
Van C. Elliott	73	Secretary, Manager
Susan B. Reilly	54	Sr. Vice President , Chief Financial Officer, Principal Accounting Officer
Robert Schepman	71	Vice President, Lender Relations
Harold D. Woodall	64	Sr. Vice President , Chief Credit Officer
Arthur G. Black	72	Manager
Juli Anne S. Callis	58	Manager
Jeffrey T. Lauridsen	61	Manager
R. Michael Lee	52	Manager
Randolph P. Shepard	55	Manager

The following is a summary of the business experience of our officers and managers.   With our conversion from a corporation to a limited liability company on December 31, 2008, we are governed by a board of managers that supervises our affairs (hereinafter referred to as the “managers” or the “Board”).

MARK G. HOLBROOK has served as Chairman of our Board of Managers since inception. Mr. Holbrook served as our Chief Executive Officer until February 17, 2011.   Mr. Holbrook also serves as President and Chief Executive Officer of ECCU. He began his career with ECCU in 1975 and has served as its President since 1984. ECCU currently has assets under management of over $2.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Chairman of the Board of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College.   Mr. Holbrook brings to our board extensive experience in the credit union industry, a deep understanding of our business and our investments, and relationships with the credit unions which comprise our equity members.

BILLY (BILL) M. DODSON became our President on May 8, 2006, was appointed our Assistant Secretary in October 2007, and was appointed our Chief Executive Officer on May 12, 2011. Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer firm starting during the period August, 2000 to May, 2006. While at that company, he managed all aspects of a brokerage operation, which annually distributed to investors between $125 and $175 million of church mortgage bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary. Mr. Dodson holds a Series 7, 24, 63 and 79 securities license. He is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.
VAN C. ELLIOTT has served as a member of our Board since 1991. He has served as a director for ECCU, from April 1991 until the present (except for the periods from March 1997 to March 1998 and March 2004 to March 2005). Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing financial and fund raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.   Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.   He has completed post-graduate instruction at the College for Financial Planning.   Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.®   Mr. Elliott brings to our board his extensive experience as a credit union board member, and intimate knowledge of church and ministry financial operations.   He serves on our Executive Committee and on our Audit Committee.

SUSAN B. REILLY has served as our Vice President of Finance and Principal Accounting Officer since December 2007 and Senior Vice President and Chief Financial Officer since August 2011. Prior to that, she served as our Vice President, Finance and Accounting. Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program.   Ms. Reilly holds her series 27 securities license.

ROBERT SCHEPMAN has served as our Vice President for Lender Relations since August of 2010.   Mr. Schepman has originated church mortgages for twenty years, beginning with Christian Mutual Life in 1987 and served as a Ministry Development Officer for ECCU for 17 years until his retirement in 2009. From 1981 to 1987, Mr. Schepman originated commercial loans and commercial real estate syndications as a partner in Commercial Capital Resources. Prior to that time, Mr. Schepman owned and operated a commercial metal fabrications business for nine years and enjoyed earlier successes as a securities salesperson and in various other product sales capacities. Mr. Schepman earned his Bachelor of Business Administration degree from Woodbury University, Los Angeles, in 1960.   He has held the California Real Estate Broker license since 1990.

HAROLD D. WOODALL has served as our Senior Vice President & Chief Credit Officer since August 2011. Prior to that, he served as our Vice President for Lending since May 2007. His responsibilities include the general management of development, underwriting and processing of loan origination and mortgage investment. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period.   His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

ARTHUR G. BLACK has served as a member of our Board since 1997.   He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black previously served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as Executive Vice President of Truth For Life from 1994 to 1996. Truth For Life is a nationally-syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993 and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black has completed the equivalent to two years of business courses towards a degree in business at UCLA.   Mr. Black’s long history of working for and with evangelical ministries provides us with keen insights into the needs and operations of the ministries who are our borrowers and investors.   Mr. Black serves as Chairman of our Investment Committee.

JULI ANNE S. CALLIS has served as a member of our Board since 2007.   She is currently Chief Executive Officer of the National Institute of Health Federal Credit Union. Prior to her current engagement, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid-Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive Committee of the Open Solutions, Inc. Client Association and as a Trustee of the International Mission board of the Southern Baptist Convention.   Mrs. Callis provides our board with the benefit of her extensive experience in financial institution operations and technology and especially, her asset-liability management expertise.   Mrs. Callis serves as our Vice Chair of our Board, Chair of the Asset-Liability Management Committee and is also a member of our Executive Committee.

JEFFREY T. LAURIDSEN has served as a member of our Board since October 2007.   He is an attorney in private practice with the Law Offices of Anh Quoc Duy Nguyen in Garden Grove, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen’s 17 years of law practice have focused on corporate law and encompassed both trial and appellate work in diverse areas of law, including business litigation, construction defect, general liability, premises liability, products, medical malpractice, ERISA, insurance coverage, automobile liability, insurance bad faith, employment and labor law, sexual harassment, sexual molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years.   Mr. Lauridsen brings to our board the perspective of an experienced attorney, as well as intimate knowledge of ministry governance.   Mr. Lauridsen serves on our Investment Committee and Audit Committee.

R. MICHAEL LEE has served as a member of our Board since January 2009. Mr. Lee also serves as Chairman of MP Securities. Mr. Lee currently serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union. Mr. Lee joined Mid-States Corporate Federal Credit Union in 2005, prior to the merger that created Members United. He has served as Senior Vice President of Sales for Corporate Network eCom, Senior Vice President of Marketing and Member Services at U.S. Central Credit Union, and Senior Vice President, Marketing and Member Services at Corporate One Credit Union, Inc.   Prior to this, he spent 15 years in the insurance industry, serving the needs of business owners. Mr. Lee attended Southern Illinois University, CUNA’s Financial Management School and has completed numerous industry training sessions throughout his career.   Mr. Lee adds special expertise to our Board with his years of experience as an executive of a large financial institution and with his deep knowledge of marketing and sales.   Mr. Lee serves as a member of our Governance Committee and Asset-Liability Management Committee.

RANDOLPH (RANDY) P. SHEPARD has served as a member of our Board since January 2009. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a certificate of Executive Management from Claremont Graduate School.   Mr. Shepard brings to our Board his long experience as both a Chief Financial Officer and a Chief Investment Officer of a large financial institution, providing deep knowledge of accounting, finance and credit subjects.   Mr. Shepard serves as the Chairman of our Audit Committee and qualifies as a financial expert as defined in Item 401(e) of Regulation S-K.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal accounting officer or controller, or persons performing similar functions.

Audit Committee

Our Board has established a standing Audit Committee. Our Board has adopted a formal charter for the Audit Committee. The Audit Committee oversees our corporate accountancy, financial reporting practices and audits of our financial statements. The Audit Committee is currently comprised of Randolph P. Shepard who serves as the Committee’s chairman, Van Elliott and Jeffrey Lauridsen. Mr. Shepard is an independent Manager as defined in our Related Party Transaction Policy.

Audit Committee Financial Expert

Our Managers have determined that Mr. Shepard is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K.

Our Board of Managers

Under the operating agreement, our board and officers are charged with governing and conducting our business and affairs. The operating agreement charges our board with essentially the same duties, obligations and responsibilities as a board of directors of a corporation. Thus, our business and affairs are governed by our Managers. Our Managers establish our loan policies and review them periodically and have authorized designated loan officers and our President the authority to make loans within certain limits established by our Managers from time to time. Our Managers have also appointed an investment committee to review and carry out our loan policy. The investment committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, approval by the full board is required. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Each Manager serves until the next annual meeting of Members or until the successor is duly elected and qualified in accordance with our operating agreement. Our executive officers serve at the pleasure of our Managers. We currently have six (6) Managers. Our Managers are elected annually by our Members for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our board. The management and direction of our business activities are under the control of our board.

Board Committees

Our board has established committees of our Managers, including the Board Governance, Audit, Investment, Asset/Liability Management and Credit Review committees. Our investments, including loan purchases and dispositions, are reviewed by our investment committee appointed by the board. Each committee may consist of at least three persons. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve on our investment committee. Mr. Dodson serves ex-officio.

Manager Compensation

None of our Managers currently receives compensation for services rendered as a Manager. Each, however, is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent’s actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification.

We can advance our agent’s defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members.

Our Managers who are not otherwise involved in the action can approve the advancement of our agent’s defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

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MANAGEMENT COMPENSATION

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2010 and 2009 by our Chief Executive Officer, and President. Mr. Dodson was appointed President by the Board effective May 8, 2006.

  Summary Compensation Table
Annual Compensation

Name and Principal Position	Year Ended	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation
Mark G. Holbrook, Chairman (1)	2010	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-
Billy M. Dodson, CEO, President	2010	$191,315	$20,000 (2)	-0-	$24,650 (4)
	2009	190,516	58,106 (2)	-0-	24,066 (3)
Susan B. Reilly, Vice President Finance	2010	137,700	24,786	-0-	17,532 (4)
	2009	140,192	40,163	-0-	17,100 (3)
Harold Woodall, Vice President Lending	2010	127.500	16,776	-0-	18,533 (4)
	2009	133,867	39,375	-0-	17,807 (3)

(1) Mr. Holbrook is a full-time employee of ECCU. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer and member of our Board. We reimburse ECCU for that portion of Mr. Holbrook’s time devoted to service to us as an officer (but not as a Board member). During 2010, Mr. Holbrook devoted less than 1% of his time serving the Company as an officer. Mr. Holbrook served as our CEO until he resigned that position effective as of February 17, 2011.

(2) An aggregate bonus amount of $20,000 and $58,106 was accrued for Mr. Dodson for the fiscal years 2010 and 2009, respectively.

(3) We contributed an aggregate amount of $24,066 for Mr. Dodson’s 401(k) retirement plan, medical benefits and life and disability insurance for 2009. We also contributed an aggregate amount of $17,100 for Ms. Reilly’s 401(k) retirement plan, medical benefits and life and disability insurance for 2009. We also contributed an aggregate amount of $17,807 for Mr. Woodall’s 401(k) retirement plan, medical benefits and life and disability insurance for 2009.

  (4) We contributed an aggregate amount of $24,650 for Mr. Dodson’s 401(k) retirement plan, medical benefits and life and disability insurance for 2010. We also contributed an aggregate amount of $17,532 for Ms. Reilly’s 401(k) retirement plan, medical benefits and life and disability insurance for 2010. We also contributed an aggregate amount of $18,533 for Mr. Woodall’s 401(k) retirement plan, medical benefits and life and disability insurance for 2010.

No options, warrants or other rights to purchase our equity securities have been issued to our officers.

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DESCRIPTION OF OUR MEMBERSHIP INTERESTS
AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital. Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the LLC Act. The Class A Units have the same rights, preferences and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority vote of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of holders of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription or cumulative voting rights.

Our Series A Units

We currently have 119,000 Series A Units outstanding. Following is a summary of the rights, preferences and privileges of our Series A Units.

Rank. The Series A Units rank prior to our Class A Units as to distributions of assets. The board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the holders of at least two-thirds (2/3rds) of the Series A Units.

Distributions. Holders of the Series A Units are entitled to receive distributions payable quarterly at the rate of 190 basis points over the one year LIBOR rate in effect on the last banking day of the calendar month in which the distribution is declared. Distributions are payable when declared payable by our board. Our board intends to declare and pay distributions quarterly. However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference. $100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption. We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days’ prior written notice on December 31, 2008 or on each December 31 thereafter.

Rights Upon Liquidation. Upon a change in control, liquidation, dissolution or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions. In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our board, who will serve until distributions on the Series A Units are brought current.

Voting Rights. Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit holders at an annual meeting, subject to certain limited voting rights of our Series A Unit holders.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our Board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

OUR OTHER INVESTOR NOTES

At June 30 , 2011, we had $ 60.8 million of other investor debt securities outstanding. These debt obligations included the following.

Class A Notes

At June 30 , 2011, we had $ 45.9 million of our Class A Notes outstanding. The Class A Notes were issued in three Series having maturities from 6 to 84 months. The Class A Notes are our general unsecured and unsubordinated obligations. The Notes were issued subject to the Class A Notes Trust Indenture. This Indenture contains certain financial covenants and restrictions on the payment of distributions and other debt. The Class A Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Alpha Class Notes

At June 30 , 2011, we had $5.2 million of our Alpha Class Notes outstanding. The Alpha Class Notes were issued in five Series having maturities ranging from 6 to 120 months. The Alpha Class Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Alpha Class Note Loan and Trust Agreement. This Loan Agreement contains certain financial covenants and restrictions on the payment of distributions and other debt. The Alpha Class Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

Special Offering Notes

At June 30 , 2011, we had $ 9.6 million of debt securities having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.
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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of our Class A Units owned by each of our executive officers and Managers, and by our Managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units as of the date of this prospectus.

Name	Class A Units Beneficially Owned	Percentage of Total Class A Units Owned(1)

Billy M. Dodson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Mark G. Holbrook 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Susan B. Reilly 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Robert Schepman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Harold D. Woodall 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Arthur G. Black 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Juli Anne S. Callis 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Jeffrey T. Lauridsen 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Randolph P. Shepard 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

All Managers and officers as a group	--	--%

Other 5% or greater beneficial owners (seven):

Evangelical Christian Credit Union	62,000	42.31%

Financial Partners Credit Union	12,000	8.19%

Navy Federal Credit Union	11,905	8.13%

Western Federal Credit Union	11,905	8.13%

Wescom Credit Union	11,905	8.13%

Credit Union of Southern California	11,900	8.12%

Keypoint Credit Union	8,000	5.46%

Notes to Table
(1)   Based on 146,522 Class A Units outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1.

Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to volume growth, revenues, profitability, new services, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward - looking.

These forward-looking statements reflect the current views of our management and are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control).   The following risk factors, among others, could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements:

•	we are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;

•
we depend on the sale of our debt securities to finance our business and have relied on the renewals or reinvestments made by our holders of debt securities when their debt securities mature to fund our business;

•	we need to raise additional capital to fund and implement our business plan;

•	we rely upon our largest equity holder to originate profitable church and ministry related mortgage loans and service such loans;

•
because we rely on credit facilities collateralized by church mortgage loans we acquire, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church mortgage loans can negatively affect our financial condition and performance;

•
we are required to comply with certain covenants and restrictions in our lines of credit and our financing facility that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice;

•	we have recently experienced an increase in our non-performing loans as a percentage of total loans due to the economic downturn in the U.S. that accelerated in the fall of 2008 and continued in 2009;

•
in 2009, we entered into several loan modification agreements and arrangements to restructure certain mortgage loans we hold where the borrowers have been negatively impacted by adverse economic conditions in the U.S.; and

•
we are subject to credit risk due to default or non-performance of the churches or ministries that have entered into mortgage loans and counterparties that we enter into an interest rate swap agreement with to manage our cash flow requirements.

Any forward-looking statement speaks only as of the date on which that statement is made.   We disclaim any obligation to furnish any revisions to a forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Overview

We are a Brea, California-based business whose mission is to make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve these ministries. We do this by originating and investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.   With a committed and experienced team of employees, senior management and managers who have extensive experience in providing financial solutions to Christian ministries, churches and organizations, we believe that our Company serves as a significant lender in this market.

We are seeking to position our Company for future growth in the areas where we have historically been successful through our investments in church and ministry mortgage loans, while diversifying the sources of revenue generated by our business. In order to take advantage of our market opportunities and maximize the value of our equity holders’ investment in the Company, we will continue to focus on:

•	improving our liquidity and strengthen our balance sheet;

•	reducing our leverage while developing new financing sources;

•
increasing our revenue generating capabilities through the expansion of our loan originating and servicing capabilities, providing broker-dealer related services and sale of loan participation interests;

•
managing and strengthening our loan portfolio through aggressive and proactive efforts to resolve problems in our non-performing assets, increase cash flows from our borrowers and ultimately realize the benefit of our investments;

•	developing capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities; and

•	managing the size and cost structure of our business to match our operating environment and capital funding efforts.

For the year ended December 31, 2010, we generated a net loss of $1.616 million.   The primary items affecting our operating performance were the following:

•
an increase in our allowance for loan losses from $1.7 million at December 31, 2009 to $4.0 million at December 31, 2010, mainly as a result of $1.4 million in recorded allowances related to four loans that are in foreclosure proceedings;

•	decreased interest income as a result of further deleveraging of our balance sheet;

•	decreases in interest income received from borrowers of our non-performing loans;

•	a decrease in interest income we received on our cash balances due to decreases in our cash investments; and

•
increased costs we incurred in 2010 converting our core operating, financial reporting, accounting and customer service systems and increased staffing costs associated with our efforts to diversify our revenue generating activities.

We expect to see improvements in our operating results for 2011 as we implement the core strategic objectives set forth above. We also saw improvements in the performance of, and stability of, our church and ministry borrowers during 2010 and the first quarter of 2011. Our total impaired loans have decreased slightly from $27.01 million at December 31, 2010 to $ 23.82 million at June 30 , 2011.

Financial Condition

We obtain funds for our mortgage loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations. We also have relied upon credit facilities with institutional lenders to increase the size of our balance sheet, improve our earnings and increase our purchase of mortgage loan assets.   After entering into the Members United and BMO Facility loan agreements in October 2007, our total assets grew from $67.7 million at December 31, 2006 to $275.1 million at December 31, 2008.

During 2009, we deleveraged our balance sheet by making several principal paydowns on our BMO Facility and paid off the facility on November 30, 2009.   We made several smaller paydowns on our Members United credit facilities during 2010. Our total assets as of December 31, 2010 decreased to $195.7 million, as compared to $208.8 million at December 31, 2009. Our total liabilities were $184.8 million at December 31, 2010, as compared to $195.9 million at December 31, 2009.

The following table sets selected measures of our financial performance for the six months ended June 30 , 2011 and the years ended December 31, 2010 and 2009:

SELECTED INDICES OF OUR FINANCIAL PERFORMANCE (dollars in thousands)

	Six Months Ended June 30 ,	Years Ended December 31,
	2011	2010	2009

Total income	$5,648	$12,097	$14,715
Net income (loss)	(450)	(1,616)	54
Total assets	185,195	195,618	208,754
Borrowings from financial institutions	113,315	121,809	125,759
Investor notes	60,801	62,103	69,527
Total equity	10, 243	10,862	12,854

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on - going basis, we evaluate these estimates, including those related the allowance for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Accounting for Derivative Financial Investments and Hedging Activities

We use derivatives to hedge, fix and cap interest rate risk. We carry derivative instruments at fair value on our balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction.

We use interest rate swap agreements to hedge our exposure to interest rate risks on our balance sheet.   Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.   Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.   Derivative instruments that convert a portion of our variable rate debt or variable rate preferred units to a fixed rate are commonly referred to as cash flow hedges and when we convert a portion of our fixed rate loans to a variable rate, we refer to that as a fair value hedge.

When a cash flow hedge is considered to be effective, we record the fair value of the derivative instrument on our balance sheet as either an asset or liability, with a corresponding amount recorded as a component of other comprehensive income.   Amounts are reclassified from other comprehensive income to the income statements in the period or periods that the hedged transaction affects earnings.

Under a cash flow hedge, derivative gains and losses that do not offset changes in the value of hedged asset or liability are recognized immediately in non-interest income.   For hedges that offset changes in the net value of the hedged liabilities, we defer the net settlement amount and amortize this amount into net interest income over the life of the hedged debt.

Valuation of Loans

We classify loans that we intend to hold for the foreseeable future at their outstanding principal balance, less an allowance for loan losses and loan discount, and adjusted for deferred loan fees and costs. We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the straight line method, which results in an amortization that is materially the same as the interest method.   Loan discounts reflect an offset against accrued interest that has been added to a loan balance under a restructuring arrangement. Loan discounts are accreted to interest income as a yield adjustment using the straight-line method.

Allowance for Loan Losses

Determining an appropriate allowance for loan losses involves a significant degree of estimation and judgment. The process of estimating the allowance for loan losses may result in either a specific amount representing the impairment estimate or a range of possible amounts. We accrue a loss when it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated.   A loss is recorded when the outstanding balance of an impaired loan is greater than either 1) the value of the underlying collateral less estimated selling costs for collateral dependent loans, or 2) the present value of expected cash flows for other impaired loans.

When management concludes that a loan is uncollectible, a loan loss is charged against our allowance for loan losses.   If there are subsequent recoveries, we credit such amounts to the allowance.   We recognize the amount that is the best estimate within the estimated range of loan losses. The determination of an amount within the calculated range of losses is in recognition of the fact that historical charge-off experience, without adjustment, may not be representative of current impairment of the current portfolio of loans because of changed circumstances. Such changes may relate to changes in the age of loans in the portfolio, changes in the creditor’s underwriting standards, changes in economic conditions affecting borrowers in a geographic region, or changes in the business climate in a particular industry.

Management regularly evaluates our allowance for loan losses based upon our periodic review of the collectability of the loans, historical experience, nature and volume of our loan portfolio, adverse situations that may affect the borrower’s ability to repay, value of the collateral and prevailing economic conditions.   Since an evaluation of this nature is inherently subjective, we may have to adjust our allowance for loan losses as conditions change and new information becomes available.

Recent Accounting Pronouncements

FASB amendment, issued in June 2011 amending existing guidance, including elimination of the option of presenting the components of other comprehensive income as part of the statement of changes in members’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in a two separate consecutive statement approach. The adoption of this amendment will change the presentation of the components of comprehensive income as part of the consolidated statement of member’s equity. This amendment is effective for fiscal and interim periods beginning after December 15, 2011.

FASB amendment, issued in May 2011 providing guidance in achieving common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact of this amendment on the consolidated financial statements.

FASB amendment, issued in April 2011 amending existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring (“TDR”). The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. For purposes of measuring impairment on newly identified troubled debt restructurings, the amendments should be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. Management has not determined the impact, if any, upon the adoption of the standard.

FASB ASU 2011-02, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (April 2011). This ASU provides guidance for companies when determining whether a loan modification is troubled debt restructuring. The ASU also provides additional disclosure requirements. It is effective for public companies for interim and annual periods beginning on or after June 15, 2011. The guidance is to be applied retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. This guidance is not expected to have a material effect on our identification of troubled debt restructurings or disclosures.

FASB ASU 2011-01, issued in January 2011 updating Accounting Standards for Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20. This Update temporarily delays the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The amendments in this Update delay the effective date of the new disclosures about troubled debt restructurings for public entities and the coordination of the guidance for determining what constitutes a troubled debt restructuring until interim and annual periods ending after June 15, 2011. No significant impact to amounts reported in the consolidated financial position or results of operations are expected from the adoption of ASU 2011-01.

FASB ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures About Fair Value Measurements requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the consolidated balance sheet and (ii) entities should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The disclosures related to the gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy will be required for the Company beginning January 1, 2011. The remaining disclosure requirements and clarifications made by ASU 2010-06 became effective for the Company on January 1, 2010. See Note 15 to the consolidated financial statements, “Fair Value”.

FASB ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, was issued on July 21, 2010 and requires significant new disclosures about the allowance for credit losses and the credit quality of financing receivables. The requirements are intended to enhance transparency regarding credit losses and the credit quality of loan and lease receivables. Under this statement, entities are required to provide more information about the credit quality of their financing receivables in the disclosures to financial statements, such as aging information and credit quality indicators.  Both new and existing disclosures must be disaggregated by portfolio segment or class.  The disaggregation of information is based on how an entity develops its allowance for credit losses and how it manages its credit exposure. This ASU is effective for interim and annual reporting periods ending after December 15, 2010. The Company has included these disclosures in the Note 3, “Loans,” to the financial statements at December 31, 2010.

Consolidated Results of Operations

Results of Operations for Three Months Ended June 30 , 2011 vs. Three Months Ended June 30 , 2010

During the three months ended June 30 , 2011, we had a net loss of $ 249 thousand as compared to a net loss of $ 690 thousand for the three months ended June 30, 2010. Although we experienced better results than the second quarter of 2010, this is almost entirely related to the large provision for loan losses that was taken in June of the prior year. Our net loss for the three month period ended June 30, 2011 was related to several factors. We have had $16.7 million in gross loans receivable pay off since June 2010, and primarily used those proceeds to pay down the Members United facility and maturing notes payable of our debt security holders. If these funds had instead been invested in income earning investments, the Company could have generated additional interest income. Since the quarter ended June 30, 2010, we have increased our staff by hiring two new employees, we have increased our marketing efforts related to the sale of our debt securities, and we have increased office operations expenses due to investments made in a new core data processing system, accounting system, customer relationship management system and launch of our broker dealer subsidiary. In addition, during the three months ended June 30, 2011, we have incurred a number of legal and consulting expenses related to the refinancing of our line of credit facilities . We expect that the increase in legal, accounting and office related expenses to be non-recurring in nature as they relate to the implementation of our core strategic objectives in generating increased non-interest related income .

Net interest income for the quarter ended June 30 , 2011 was $ 995 thousand, as compared to $ 930 thousand for the previous year’s quarter. This difference of $ 65 thousand in higher net interest income represents a 7% increase and primarily results from increased collection efforts on our impaired loans as well as a decrease in the interest rates paid on our Members United facility . Net interest income after provision for loan losses increased to $ 612 thousand for the quarter ended June 30 , 2011, an increase of $ 525 thousand from $ 87 thousand for the three months ended June 30 , 2010. This increase is primarily attributable to the decrease in provision for loan losses by $460 thousand and an increase in net interest income of $65 thousand as compared to June 30, 2010.

We also had other income of $ 136 thousand in the second quarter of 2011 primarily due to the recognition of a servicing asset related to several participations sold during this period , as compared to $ 1 thousand in other income for the quarter ended June 30, 2010. We intend to continue our efforts to originate new loans and sell participation interests in those loans during the remainder of 2011. Our cost of funds (i.e., interest expense) decreased to $1. 8 million, a decrease of $ 220 thousand or 11%, for the three months ended June 30 , 2011, as compared to $2.1 million for the three months ended June 30 , 2010.   This is due primarily to the paydown of the WesCorp Facility and the Members United credit facilities , as well as a decrease in our outstanding notes payable.

Our non-interest operating expenses for the three months ended June 30 , 2011 increased to $ 993 thousand from $ 780 thousand for the same period ended June 30 , 2010, an increase of 27%. Office operation expenses increased due to additional costs related to the implementation of our new core processing system. Office operations expenses also included $ 82 thousand in additional expenses related to the servicing of our loan portfolio and to the management of one foreclosed asset and three other loans in foreclosure. Marketing costs also increased by $ 10 thousand as we have expanded our efforts to increase note sales. In addition, legal and consulting related costs increased by $ 57 thousand due to additional legal and consulting services related to the refinancing of our borrowings from financial institutions. While we have incurred additional expenses in connection with managing our loan portfolio, recording and appraisal costs, consulting and legal fees related to refinancing our borrowings , we believe that these expenses are non-recurring in nature.

Results of Operations for Six months ended June 30, 2011 vs. Six months ended June 30, 2010

During the six months ended June 30, 2011, we had a net loss of $450 thousand as compared to a net loss of $573 thousand for the six months ended June 30, 2010. The decrease from prior year is attributable to the decrease in provision for loan losses, which decreased by $495 thousand from $978 thousand for the six months ended June 30, 2010 to $483 thousand for the six months ended June 30, 2011.

Interest expense decreased to $3.8 million, a decrease of $339 thousand or 8%, for the six months ended June 30, 2011, as compared to $4.1 million for the six months ended June 30, 2010. This is due primarily to the paydowns on our WesCorp Facility and Members United credit facilities during 2010 and 2011.  Net interest income decreased by $19 thousand during the six months ended June 30, 2011 as compared to the six months ended June 30, 2010. This has stayed relatively stable, as interest income and interest expense have decreased by similar amounts.

Net interest income after provision for loan losses increased to $1.4 million, an increase of $476 thousand, or 52%, from $917 thousand for the six months ended June 30, 2010. This is related to the decrease in our provision for loan losses. In June 2010, we received several new appraisals on our impaired loans, which caused us to record additional provisions. The decrease in provision is offset by the $43 thousand increase in marketing expenses, the $277 thousand increase in office operations expenses and the $94 thousand increase in legal and accounting expenses, which are discussed below.

Our non-interest operating expenses for the six months ended June 30, 2011 increased to $2.0 million from $1.5 million for the same period ended June 30, 2010, an increase of 27%. Marketing and promotion expenses increased by $43 thousand as our marketing staff attended several conferences related to the promotion of our debt securities. The most significant increases in office operations expenses were attributable to an increase of $125 thousand related to the depreciation and maintenance of our new core data processing system and accounting system, as well as by $100 thousand related to the management of our loan portfolio, particularly our loans in foreclosure. Legal expenses also increased during 2011 as we have incurred increased legal and consulting expenses related to the opening of MP Securities and the refinancing of our debt.

Results of Operations for the Years Ended December 31, 2010 and December 31, 2009

We experienced continued challenges presented by global credit markets and the economy as a whole in 2010 that reduced our earnings compared to 2009 levels. Due to provisions for loan losses recorded on five mortgage loan investments, we recorded a loss in 2010. As further described below, the most significant factors influencing our consolidated results of operations for the year ended December 31, 2010, as compared to 2009 were:

•
the increase in our allowance for loan losses from $1.7 million at December 31, 2009 to $4.0 million at December 31, 2010, mainly as a result of $1.4 million in recorded provisions related to four loans that are subject to foreclosure proceedings;

•	an entire year of decreased interest income related to the smaller loan portfolio that resulted when loans were sold to pay off the BMO Facility in November 2009;

•	a decrease in interest income received on non-accrual loans related to an increase in impairment rates throughout the year;

•	a decrease in interest income on interest-bearing accounts due to decreased cash balances and significant decreases in the interest rates offered on these accounts;

•	increased salary and benefits costs as we hired staff in order to facilitate future note sales, loan originations, and in-house loan servicing; and

•
despite an increase in personnel and the implementation of new core and accounting systems, office operations expenses and legal and accounting expenses decreased by $522 thousand during the year ended December 31, 2010, mainly due to a decrease in loan servicing expense.

Interest income on loans decreased from $14.4 million to $11.9 million for the year ended December 31, 2010 as we had a lower average loan portfolio than in 2009.   Most of the decrease in our loan portfolio occurred during the last half of 2009.   We also experienced a loss of interest income related to an increase in the number of non-accrual loans throughout the year.   Total interest income decreased from $14.7 million to $12.0 million during the year ended December 31, 2010, as compared to the year ended December 31, 2009, in part because of decreased average cash balances and lower interest rates offered on interest-bearing accounts.

Interest expense on our lines of credit decreased from $6.6 million in 2009 to $5.4 million in 2010 due to the payoff of the BMO facility in late 2009.   Interest expense to our note investors decreased from $3.3 million to $2.8 million for the year ended December 31, 2010, due to a decrease in the total amount of notes outstanding as well as a decrease in the rates offered on new investments.

Net interest income decreased to $3.8 million for 2010, as compared to $4.8 million in 2009.   Provision for loan losses increased from $1.322 million in 2009 to $2.305 million for 2010, an increase of $983 thousand.   This increase was due to recording a $1.4 million increase in provision expense for three loans in foreclosure that experienced significant decreases in collateral value in 2010. Our allowance for loan losses was also adversely affected by the restructure of seven loans during the year, and additional specific reserves taken on impaired loans. Non-interest income increased from $13 thousand in 2009 to $61 thousand in 2010, primarily due to a fee earned on a loan brokered through MP Realty.

Personnel expenses for salaries increased $163 thousand, or 13.6%, to $1.4 million for 2010, as compared to $1.2 million during 2009. This increase reflects the addition of a Financial Analyst and an Executive Assistant during 2010. Our office expenses, insurance and related operations expenses decreased by $284 thousand, or 23.2%, to $941 thousand, as compared to $1.2 million for the year ended December 31, 2009.   The decrease in these expenses is related mainly to a decrease in loan servicing fees we paid for MPF loans, as those loans were either sold or transferred to us and pledged as collateral for the WesCorp Loan.

Professional costs for legal, accounting and consulting services decreased by $238 thousand, or 28.5%, to $597 thousand, as compared to $835 thousand for 2009. The decrease in expenses is primarily related to the lack of amortized legal fees related to the BMO facility that were expensed in full in 2009. It also relates to a decrease in legal fees compared to 2009 in connection with the renewal of our Class A Notes offering. The decrease in office operations expense and expenses related to legal and accounting services, even offset by higher salaries and benefits expense, caused non-interest expenses to decrease from $3.4 million during 2009 to $3.1 million during 2010, a decrease of 10.0%.

For the year ended December 31, 2010, we incurred a net loss of $1.6 million, as compared to net income of $54 thousand for the year ended December 31, 2009. The change in our financial results for 2010, as compared to 2009, was due primarily to an increase in our allowance for loan losses and decrease in net income earned on a smaller loan portfolio containing an increased amount of non-performing loans.

We experienced a decrease in our cash during the twelve months ended December 31, 2010 in the amount of $2.9 million, as compared to a net decrease of $4.9 million for the twelve months ended December 31, 2009. The change is related to a decrease in loan sales and principal collections offset by smaller reductions of debt.

Net cash provided by operating activities totaled $1.4 million for the twelve months ended December 31, 2010, a decrease of $1.0 million from $2.4 million provided by operating activities during the twelve months ended December 31, 2009.   This is related primarily to the decrease in net income and the decrease in amortization of debt issuance costs in 2010.

Net cash provided by investing activities totaled $7.4 million during the twelve months ended December 31, 2010, compared to $59.3 million provided during the twelve months ended December 31, 2009, a decrease in cash provided of $51.9 million. This difference is attributable to a decrease in loan sales and principal collections in 2010 as we were no longer required to make large debt reductions.

Net cash used in financing activities totaled $11.8 million for the twelve-month period in 2010, an increase of $54.8 million from $66.6 million used in financing activities during the twelve months ended December 31, 2009. This difference is primarily attributable to the payoff of the BMO Facility in 2009.

Comparison of the Years Ended December 31, 2009 and December 31, 2008

We experienced continued challenges presented by the credit market and the economy as a whole in 2009 that reduced our earnings compared to 2008 levels. Despite these issues, we remained profitable for 2009.   As further described below, the most significant factors influencing our consolidated results for the year ended December 31, 2009, as compared to 2008 were:

•	the decrease of our loan portfolio from $257.2 million to $196.9 million kept our net interest income from growing as anticipated;

•
despite lower rates on our borrowings, we fully amortized all remaining deferred costs related the BMO Facility during the year resulting from the payoff and termination of the facility, which amounted to $517.9 thousand of additional interest and legal expense;

•	our delinquency rate and our number of impaired loans increased in 2009, causing us to increase our allowance for loan loss and increasing our provision expense by 264%;

•
in the fourth quarter of 2009, we increased our loan loss reserve by $993 thousand, taking into account updated property valuations of properties on several of our non-performing loans, and monitoring the factors affecting the performance of our loan portfolio;

•	increased operating costs as we added new personnel and increased our rent costs with our first full year in our new offices; and

•	decreased benefits from income tax credits resulting from our conversion to a limited liability company as we utilized the last of our tax benefits in 2008.

Interest income on loans increased from $13.5 million to $14.4 million for the year ended December 31, 2009 as we had a higher average loan portfolio throughout the year than in 2008.   Most of our loan sales occurred in the third and fourth quarters as we paid down the BMO Facility. Total interest income increased from $13.8 million to $14.7 million during the year ended December 31, 2009, as compared to the year ended December 31, 2008, despite lower yields received on interest-bearing accounts.

Interest expense on our lines of credit increased from $6.1 million in 2008 to $6.6 million in 2009 due to $156 thousand of additional amortization expense, $228 thousand of points paid to restructure the BMO Facility, as well maintaining a higher average borrowing balance on our credit facilities than in 2008.   Interest expense to our note investors decreased from $3.6 million to $3.3 million for the year ended December 31, 2009, due to a decrease in the total amount of notes outstanding as well as a decrease in the rates offered on new investments.
Net interest income increased to $4.8 million for 2009, as compared to $4.1 million in 2008.   Provision for loan losses increased from $363 thousand in 2008 to $1.322 million for 2009, an increase of $959 thousand. This increase was due to recording a provision expense for ten loans that underwent troubled debt restructures in 2009. It was also related to additional allowance recorded for specific loans, as well as an increase in general reserves related to our delinquency rate for non-performing loans that rose from 1.05% to 5.48% and additional risk of loss due to the poor economic climate.   Non-interest income decreased from $39 thousand in 2008 to $13 thousand in 2009, primarily due to a decrease in the amount of loan referral fees received, as there was very little new lending throughout the industry.

Personnel expenses for salaries increased $103 thousand, or 9.38%, to $1.2 million for 2009, as compared to $1.1 million during 2008. This increase reflects the expense of a full year of the additional support personnel added during 2008. It also reflects the addition of a Director of Investor Relations, as well as a Vice President of Lender Relations in connection with the formation of MP Realty. Our office expenses, insurance and related operations expenses decreased by $79 thousand, or 6.0%, to $1.2 million, as compared to $1.3 million for the year ended December 31, 2008. The decrease in these expenses is related mainly to a decrease in loan servicing fees being paid for MPF loans, as those loans were either sold or transferred to us and pledged as collateral for the WesCorp Loan.

Professional costs for legal, accounting and consulting services increased by $285 thousand, or 51.8%, to $835 thousand, as compared to $550 thousand. These increased expenses were partially due to $127 thousand of additional amortization of costs related to the termination of the BMO Facility. The remaining additional expense was related to increased audit fees and legal expenses incurred in connection with renewing the registration of our investor notes. Office occupancy expenses increased from $62 thousand to $127 thousand, an increase of $65 thousand or 103.2%, due to our occupation in a new, larger building for an entire year, since we only occupied this building for two months in 2008. The increase in salary expense, occupancy costs, and expenses related to legal and accounting services, even offset by lower office operations expense, caused non-interest expenses to increase from $3.0 million during 2008 to $3.4 million during 2009, an increase of 12.8%.

For the year ended December 31, 2009, we earned net income of $54 thousand, as compared to net income of $744 thousand for the year ended December 31, 2008, a decrease of $690 thousand. This decrease was entirely attributed to the increase in our provision for loan losses.

  Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on notes payable . This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

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  Average Balances and Rates/Yields

The following table provides information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

Average Balances and Rates/Yields
For the Three Months Ended June 30,
(Dollars in Thousands)

	2011			2010
	Average Balance	Interest Income/ Expense	Average Yield/Rate	Average Balance	Interest Income/ Expense	Average Yield/Rate

Assets:
Interest-earning accounts with other financial institutions	$8,828	$27	1. 21%	$9,670	$32	1. 31%
Total loans [1]	184,750	2, 806	6.09%	196,775	2, 956	6.01%
Total interest-earning assets	193,578	2, 833	5. 87%	206,445	2, 988	5. 79%

Liabilities:
Public offering notes – Class A	46,763	477	4. 09%	47, 724	468	3. 92%
Public offering notes – Alpha Class	5, 142	74	5. 77%	8,968	122	5. 46%
Special offering notes	9, 839	104	4.22%	7, 910	82	4. 12%
International notes	166	2	4. 18%	371	4	4. 20%
Subordinated notes	239	4	6. 96%	2, 754	48	6. 97%
Borrowings from financial institutions	116,617	1, 177	4. 05%	124,948	1, 334	4. 27%

Total interest-bearing liabilities	$178,766	$1, 838	4. 12%	$192,675	2, 058	4. 24%

Net interest income		$995			$930
Net interest margin [2]			2.06%			1. 81%

[1] Loans are net of deferred fees but gross of the allowance for loan losses
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets decreased to $ 193.6 million during the three months ended June 30 , 2011, from $ 206.4 million during the same period in 2010, a decrease of $ 12.8 million or 6%. The average yield on these assets increased to 5. 87 % for the three months ended June 30 , 2011 from 5. 79 % for the three months ended June 30 , 2010. This average yield increase is related to the additional interest income we are receiving on the loans that we are now servicing as well as additional income related to successful collection efforts on non-accrual loans. We also earned a large portion of our deferred loan fee on a loan sale conducted during the three months ended June 30, 2011 . Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions , decreased to $ 178.8 million during the three months ended June 30 , 2011, from $ 192.7 million during the same period in 2010. The average rate paid on these notes and borrowings decreased to 4. 12 % for the three months ended June 30 , 2011, from 4. 24 % for the same period in 2010. The decrease on the average interest rate paid on these liabilities was primarily related to decrease of the interest paid on our Members United facility, which repriced to 3.96% from 4.39% in April, 2011 .

Net interest income for the three months ended June 30 , 2011, was $ 995 thousand, which is an increase of $ 65 thousand, or 7 % for the same period in 2010. Net interest margin increased 25 basis points to 2.06% for the quarter ended June 30, 2011, compared to 1. 81% for the quarter ended June 30 , 2010.

Distribution, Rate and Yield Analysis of Net Interest Income

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for our interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), and changes in interest rates (rate).

Average Balances and Rates/Yields
For the six months ended June 30,
(Dollars in Thousands)

	2011			2010
	Average Balance	Interest Income/ Expense	Average Yield/Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning accounts with other financial institutions	$8,160	$47	1.15%	$10,387	$70	1.34%
Total loans [1]	187,468	5,601	5.98%	197,229	5,936	6.02%
Total interest-earning assets	195,628	5,648	5.77%	207,616	6,006	5.79%

Liabilities:
Public offering notes – Class A	46,334	945	4.08%	47,808	911	3.81%
Public offering notes – Alpha Class	5,240	149	5.70%	9,854	266	5.40%
Special offering notes	9,729	191	3.92%	7,901	170	4.31%
International notes	184	4	4.32%	389	9	4.63%
Subordinated notes	943	32	6.82%	2,735	95	6.93%
Borrowings from financial institutions	118,305	2,451	4.14%	125,255	2,660	4.25%

Total interest-bearing liabilities	$180,735	3,772	4.17%	$193,942	4,111	4.24%

Net interest income		$1,876			$1,895
Net interest margin [2]			1.92%			1.83%

[1] Loans are net of deferred fees and loan discounts.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets decreased to $195.6 million during the six months ended June 30, 2011, from $207.6 million during the same period in 2010, a decrease of $12.0 million or 6%. The average yield on these assets decreased to 5.77% for the six months ended June 30, 2011 from 5.79% for the six months ended June 30, 2010. This average yield decrease was related to the decrease in interest rates on interest-earning accounts with other financial institutions. Yield on loans remained fairly stable.  Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions, decreased to $180.7 million during the six months ended June 30, 2011, from $193.9 million during the same period in 2010. The average rate paid on these notes decreased to 4.17% for the six months ended June 30, 2011, from 4.24% for the same period in 2010. The average rate paid decreased due to the repricing of several of the tranches on our Members United facility in the second quarter of 2011. This offset an increase in the average rate paid on our Class A notes and our Alpha class notes.  The rates on our Class A notes increased as the rates on which these notes are indexed have increased from the prior year.  The rates on Alpha class notes have increased as these notes are no longer being offered, and the only notes remaining had longer maturity dates and therefore larger interest rates. The average rate paid on our international, special, and subordinated notes all decreased, as notes with higher than average rates have matured and been replaced with lower yield notes.

Net interest income for the six months ended June 30, 2011, was $3.8 million, which was a decrease of $339 thousand, or 8% for the same period in 2010. Net interest margin increased 9 basis points to 1.92% for the six months ended June 30, 2011, compared to 1.83% for the six months ended June 30, 2010. The increase in net interest margin was significantly related to the decrease in interest paid on our borrowings from financial institutions.

Rate/Volume Analysis of Net Interest Income

	Three months Ended June 30, 2011 vs. 2010
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$(3)	$(2)	$(5)
Total loans	(182)	32	(150)
	(185)	30	(155)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(9)	19	10
Public offering notes – Alpha Class	(55)	6	(49)
Special offering notes	20	2	22
International notes	(2)	--	(2)
Subordinated notes	(44)	--	(44)
Other	(86)	(71)	(157)
	(176)	(44)	(220)
Change in net interest income	$(9)	$74	$65

Rate/Volume Analysis of Net Interest Income

	Six months ended June 30, 2011 vs. 2010
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$(14)	$(9)	$(23)
Total loans	(292)	(43)	(335)
	(306)	(52)	(358)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(29)	62	33
Public offering notes – Alpha Class	(131)	14	(117)
Special offering notes	37	(16)	21
International notes	(4)	--	(4)
Subordinated notes	(62)	(1)	(63)
Other	(145)	(64)	(209)
	(334)	(5)	(339)
Change in net interest income	$28	$(47)	$(19)

The following tables provide information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

Distribution, Rate and Yield Analysis of Net Interest Income
(Dollars in Thousands)
For the Years Ended December 31,

	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning accounts with other financial institutions	$9,631	$118	1.23%	$12,950	$308	2.38%
Total loans [1]	195,967	11,918	6.08%	226,089	14,394	6.37%
Total interest-earning assets	205,598	12,036	5.85%	239,039	14,702	6.15%

Liabilities:
Public offering notes – Alpha Class	$8,036	$443	5.44%	$17,342	$943	5.44%
Public offering notes – Class A	47,180	1,858	3.94%	42,695	1,734	4.06%
Special offering notes	8,206	329	4.01%	9,733	454	4.66%
International notes	319	14	4.39%	479	24	5.01%
Subordinated notes	2,755	192	6.97%	2,447	153	6.25%
Financial institutions borrowings	124,793	5,370	4.30%	153,634	6,609	4.30%

Total interest-bearing liabilities	$191,289	$8,206	4.29%	$226,330	$9,917	4.38%

Net interest income		$3,830			$4,785
Net interest margin [2]			1.86%			2.00%

[1] Loans are net of deferred loan fees but gross of the allowance for loan losses.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets decreased to $205.6 million during the year ended December 31, 2010, from $239.0 million, a decrease of $33.4 million or 14.0%. The average yield on these assets decreased to 5.85% for the year ended December 31, 2010 from 6.15% for the year ended December 31, 2009. This average yield decrease was mainly due to an increased number of impaired loans in our portfolio throughout the year, which resulted in foregone interest income of $973 thousand.   Average interest-bearing liabilities, consisting primarily of investor and credit facility notes payable, decreased to $191.3 million during the year ended December 31, 2010, from $226.3 million during 2009. The average rate paid on these notes decreased to 4.29% for the year ended December 31, 2010, from 4.38% for 2009. The decrease in the rate paid on interest-bearing liabilities was the result of substantially decreased rates on all of our notes, except for our Alpha Class notes and our Subordinated Notes, as the indices to which these rates are tied all decreased in 2010.

Net interest income for the year ended December 31, 2010 was $3.8 million, which was a decrease of $955 thousand, or 20.0% from the prior year. The net interest margin decreased 14 basis points to 1.86% for the year ended December 31, 2010, as compared to 2.00% for 2009.   This decrease was related to a substantial decline in interest income as a result of an increase in non-accrual loans.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), changes in interest rates (rate), and changes attributable to both the volume and rate (rate/volume):

Net Interest Income Rate/Volume Analysis

The following table sets forth our analysis of net interest income rate and volume for the years ended December 31, 2010 and 2009.

Rate/Volume Analysis of Net Interest Income For the Years Ended December 31, 2010 and 2009 (dollars in thousands)

	Year Ended December 31, 2010 vs. 2009
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$(66)	$(124)	$(190)
	(1,854)	(622)	(2,476)
Total loans	$(1,920)	$(746)	$(2,666)

Increase (Decrease) in Interest Expense:
Public offering notes – Alpha Class	(513)	13	(500)
Public offering notes – Class A	178	(54)	124
Special offering notes	(66)	(59)	(125)
International notes	(7)	(3)	(10)
Subordinated notes	20	19	39
Lines of credit and other borrowings	(1,241)	2	(1,239)
Total Increase (Decrease)	$(1,629)	$(82)	$(1,711)
Change in net interest income	$(291)	$(664)	$(955)

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The following table sets forth our analysis of net interest income rate and volume for the years ended December 31, 2009 and 2008.

Rate/Volume Analysis of Net Interest Income For Years Ended December 31, 2009 and 2008 (dollars in thousands)

	Year Ended December 31, 2009 vs. 2008
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$42	$(117)	$(75)
	1,539	(596)	943
Total loans	$1,581	$(713)	$868

Increase (Decrease) in Interest Expense:
Public offering notes – Alpha Class	(952)	20	(932)
Public offering notes – Class A	1,128	(155)	973
Special offering notes	(417)	(97)	(514)
International notes	(2)	(2)	(4)
Subordinated notes	153	--	153
Lines of credit and other borrowings	886	(400)	486
Total Increase (Decrease)	$796	$(634)	$162
Change in net interest income	$785	$(79)	$706

Financial Condition

Comparison of Financial Condition at June 30 , 2011 and December 31, 2010

General .   Total assets decreased by $10.4 million, or 5.3%, between December 31, 2010 and June 30, 2011. This decrease was due to the payoff of several loans. Our loans receivable, net of allowance for loan losses, decreased by $11.5 million, or 6.2%, over this period. The proceeds of these loan payoffs were used to pay down our borrowings from financial institutions and redeem certain debt securities that matured during this period.

During the six month period ended June 30, 2011, gross loans receivable decreased by $12.2 million, or 6.4%, to $179.6 million from $191.8 million at December 31, 2010. This decrease is due to the payoff of six loans that were not renewed at maturity, the sale of one of our mortgage loan investments, and one loan that was partially charged-off with the balance of $1.4 million transferred to foreclosed assets. We originated one large loan for $4.2 million during this period and subsequently sold $3.8 million of that loan as a participation interest. We are not holding any of the loans currently in our portfolio for sale.

Our portfolio consists entirely of loans made to evangelical churches and ministries.  99.6% of these loans are secured by real estate, while one loan that represents 0.4% of our portfolio is unsecured.  Our portfolio yielded a weighted average interest rate of 6.40% at June 30, 2011, as compared to 6.39% at December 31, 2010.

Non-performing Assets . Non-performing assets consist of non-accrual loans and one foreclosed asset, which is a real estate property.  Non-accrual loans include any loan that becomes 90 days or more past due, loans where terms have been modified in a favorable manner to the borrower due to financial difficulty (referred to herein also as “troubled debt restructures”), and any other loan where management assesses full collectability of principal and interest to be in question. Once a loan is put on non-accrual status, the balance of any accrued interest is immediately reversed. Loans past due 90 days or more will not return to accrual status until they become current. Troubled debt restructures will not return to accrual status until they perform according their modified payment terms without exception for at least six months.

Some non-accrual loans are considered collateral dependent. These are defined as loans where there is a significant possibility that repayment of principal will involve the sale of collateral securing the loan.  For collateral dependent loans, any payment received is recorded against principal. Interest income is not recognized until the loan is no longer considered impaired. On non-accrual loans that are not considered collateral dependent, we do not accrue interest income, but we recognize income on a cash basis. We had fifteen nonaccrual loans as of June 30, 2011, up from fourteen nonaccrual loans at December 31, 2010.  During the three month period ended June 30, 2011, the Company completed foreclosure proceedings on a loan participation interest it acquired from ECCU. Prior to this foreclosure sale, the Company had never foreclosed on or taken a charge-off on a mortgage loan investment it had acquired.

The following table presents our non-performing assets:

Non-performing Assets
($ in thousands)

	June 30, 2011	December 31, 2010

Non-Accrual Loans: 1

Collateral Dependent:

Delinquencies over 90-Days	$6,546	$9,235
Troubled Debt Restructures 2	6,925	4,167

Total Collateral Dependent Loans	13,471	13,402

Non-Collateral Dependent:

Delinquencies over 90-Days	--	216
Troubled Debt Restructures 3	10,852	13,389

Total Non-Collateral Dependent Loans	10,852	13,605

Loans 90 Days past due and still accruing	--	--

Total Non-Accrual Loans	24,323	27,007
Foreclosed Assets	1,374	--

Total Non-performing Assets	$25,697	$27,007

1 These loans are presented at the balance of unpaid principal less interest payments recorded against principal

2 Includes $3.3 million and $1.4 million of restructured loans that were over 90 days delinquent as of June 30, 2010 and December 31, 2011, respectively.

3 Includes $698 thousand and $2.8 million of restructured loans that were over 90 days delinquent as of June 30, 2010 and December 31, 2011, respectively.

At June 30, 2011, we had twelve restructured loans that were on non-accrual status. Four of these loans were over 90 days delinquent. We had three non-restructured loans that were over 90 days past due and as of June 30, 2011, we had one foreclosed asset in the amount of $1.4 million.

At December 31, 2010, we had eleven restructured loans that were on non-accrual status. Two of these loans were over 90 days delinquent. We had five non-restructured loans that were over 90 days past due.  We had no foreclosed property as of December 31, 2010.

Allowance for Loan Losses .  We maintain an allowance for loan losses that we consider adequate to cover both the inherent risk of loss associated with the loan portfolio as well as the risk associated with specific loans that we have identified as having a significant chance of resulting in loss.

Allowances taken to address the inherent risk of loss in the loan portfolio are considered general reserves.  We include various factors in our analysis. These are weighted based on the level of risk represented and for the potential impact on our portfolio. These factors include:

-	Changes in lending policies and procedures, including changes in underwriting standards and collection;

-	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;

-	Changes is the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;

-	Changes in the value of underlying collateral for collateral-dependent loans; and

-	The effect of credit concentrations.

In addition, we include additional general reserves for our loans that are collateralized by a junior lien or that are unsecured.  We evaluate these factors on a quarterly basis to ensure that we have adequately addressed these risk factors.

We also identify individual loans which we believe have a greater risk of loss than is addressed by the general reserves. These are identified by examining delinquency reports, both current and historic, monitoring collateral value, and periodic review of borrower financial statements. For loans that we determine require a specific reserve, management will first determine the value at risk on the investment, defined as the unpaid principal balance less the collateral value and estimated costs associated with selling a foreclosed property. Management will then make an estimate of the likelihood of loss and apply that to the value at risk in order to determine an adequate specific reserve. For loans that are collateral dependent, the entirety of the value at risk will be reserved. Loans that carry a specific reserve are formally reviewed quarterly, although reserves will be adjusted more frequently if additional information regarding the loan’s status or its underlying collateral is received.

Finally, our allowance for loan losses includes reserves related to troubled debt restructures. These reserves are calculated as the difference in the net present value of payment streams between a troubled debt restructure at its modified terms as compared to its original terms, discounted at the original interest rate on the loan. These reserves are recorded at the time of the restructure and amortized into interest income over the life the loan as payments are made.

The process of providing adequate allowance for loan losses involves discretion on the part of management, and as such, losses may differ from current estimates. We have attempted to maintain the allowance at a level which compensates for losses that may arise from unknown conditions. At June 30, 2011 and December 31, 2010, the allowance for loan losses was $3.2 and $4.0 million, respectively. This represented 1.8% and 2.1% of our gross loans receivable at those respective dates. The decrease in allowance is related to the partial charge-off of one of our loans, which carried a specific reserve of $1.3 million.

Allowance for Loan Losses

	As of and for the
	Six Months Ended		Year Ended
	June 30,		December 31,
	2011	2010	2010
Balances:	($ in thousands)
Average total loans outstanding during period	$184,750	$196,775	$195,967
Total loans outstanding at end of the period	$179,568	$196,293	$191,777
Allowance for loan losses:
Balance at the beginning of period	$3,997	$1,701	$1,701
Provision charged to expense	483	978	2,377
Charge-offs
Wholly Owned First	--	--	--
Wholly Owned Junior	--	--	--
Participation First	1,279	--	--
Participation Junior	--	--	--
Total	1,279	--	--
Recoveries
Wholly Owned First	--	--	--
Wholly Owned Junior	--	--	--
Participation First	--	--	--
Participation Junior	--	--	--
Total	--	--	--
Net loan charge-offs (recoveries)	1,279	--	--
Accretion of allowance related to restructured loans	48	59	81

Balance	$3,153	$2,620	$3,997

Ratios:
Net loan charge-offs to average total loans	0.69%	0.00%	0.00%
Provision for loan losses to average total loans	0.26%	0.50%	1.21%
Allowance for loan losses to total loans at the end of the period	1.76%	1.33%	2.08%
Allowance for loan losses to non-performing loans	12.96%	9.26%	14.80%
Net loan charge-offs to allowance for loan losses at the end of the period	40.56%	0.00%	0.00%
Net loan charge-offs to Provision for loan losses	264.80%	0.00%	0.00%

Borrowings from Financial Institutions .  At June 30, 2011, we had $113.3 million in borrowings from financial institutions. This is a decrease of $8.5 million, or 6.9%, from December 31, 2010. This decrease is the result of paydowns on both the Members United $10 Million LOC as well as regular monthly payments of $116.7 thousand on the WesCorp Facility. As of June 30, 2011, there was $2.0 million balance on the $10 Million LOC which is fully due on August 26, 2011. The balance of the WesCorp Facility, $24.0 million, is due on March 30, 2012. The remaining balance on the Members United $100 Million CUSO Facility is due on September 30, 2012. We continue to explore refinancing options for these facilities.

Notes Payable . Our notes payable consist of debt securities sold under several registered national offerings as well as notes sold to accredited investors. These notes had a balance of $60.8 million at June 30, 2011, which was a decrease of $1.3 million, or 2.1%, from $62.1 million at December 31, 2010. The decrease is related to the non-renewal of Class A fixed notes and the withdrawal of funds from Class A variable notes by several investors.

Members’ Equity . Total members’ equity was $10.2 million at June 30, 2011, a decrease of $619 thousand or 5.7%, from $10.9 million at December 31, 2010. This decrease is due mainly to our net loss of $450 thousand for the six months ended June 30, 2011, as well as $204 thousand of expenses related to our preferred membership units, which generate quarterly dividends. In addition, we repurchased 500 Series A units for $45 thousand during the six months ended June 30, 2011. We did not repurchase any units during the year ended December 31, 2010.

Liquidity and Capital Resources

            June 30 , 2011 vs. June 30 , 2010

The net decrease in cash during the six months ended June 30 , 2011 was $ 420 thousand , as compared to a net decrease of $ 743 thousand for the six months ended June 30 , 2010, an improvement of $ 323 thousand. Net cash used by operating activities totaled $ 203 thousand for the six months ended June 30 , 2011, as compared to net cash provided by operating activities of $ 22 thousand for the same period in 2010. This decrease is attributable primarily to a decrease in provision for loan losses over the same period in 2010.

Net cash provided by investing activities totaled $ 9.8 million during the six months ended June 30 , 2011, as compared to $ 2.8 million used during the six months ended June 30 , 2010, an increase in cash of $7 .1 million. This increase is primarily related to the sale of $ 5.4 million of loan participations during the six months ended June 30 , 2011, as well as the pay off of six loans during this period.

Net cash used by financing activities totaled $ 10 .1 million for the three month period ended June 30 , 2011, a decrease in cash of $ 6.5 million from $ 3.5 million used in financing activities during the six months ended June 30 , 2010. This difference is attributable to the increase in paydowns of our line of credit borrowings.

Historically, we have relied on the sale of our debt securities to finance our mortgage loan investments.   We also have been successful in generating reinvestments by our debt security holders when the notes that they hold mature. During the six months ended June 30 , 2011, our investors renewed their debt securities investments at a 75 % rate. During the six months ended June 30 , 2010, 63 % of our investors renewed their investments or reinvested in new debt securities that have been offered by us.

At June 30 , 2011, our cash, which includes cash reserves and cash available for investment in the mortgage loans, was $ 6 .7 million , a decrease of $420 thousand from $7.1 million at December 31, 2010.

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CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $6 .4 million and $5.6 million at June 30 , 2011   and December 31, 2010 , respectively. Interest earned on funds held with ECCU totaled $ 46.1 thousand and $ 65.4 thousand for the six months ended June 30 , 2011 and 2010, respectively .

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $ 56.4 thousand and $ 97 .1 thousand for the six months ended June 30 , 2011 and 2010, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.   We believe that this method is reasonable.

In accordance with a mortgage loan purchase agreement entered into by and between us and ECCU , we purchased $ 302.7 thousand   of loans from ECCU during the six months ended June 30 , 2010 .  With regards to loans purchased from ECCU, we recognized $ 4 .0 million and $ 5.1 million of interest income on loans purchased from ECCU during the six months ended June 30 , 2011 and 2010, respectively.    ECCU currently acts as the servicer for 112 of our 135 loans. Per our loan servicing agreement with ECCU, a servicing fee of 50 to 65 basis points is deducted from the interest payments we receive on the wholly-owned loans that ECCU services for us. We are not charged a servicing fee on the loan participations we purchase from ECCU. The majority of the loan participations purchased from ECCU have pass-through rates which are 50 to 75 basis points lower than the loan contractual rate. On a limited number of loan participation interests we purchased from ECCU, representing $27.5 million of loans at June 30, 2011, the pass-through rate is lower than the contractual rate by as much as 238 basis points. We negotiate with ECCU on a loan by loan basis the pass-through interest rate. At June 30, 2011, our investment in wholly owned loans serviced by ECCU totaled $90.7 million, while our investment in loan participations serviced by ECCU totaled $54.2 million. From time to time, we pay fees for additional services ECCU provides for servicing our loans. These fees amounted to $7.4 thousand during the six months ended June 30 , 2010.  We did not pay any of these additional fees to ECCU during the six months ended June 30 , 2011.  There are no loans held by MPF as of June 30, 2011 and December  31, 2010 .

From time to time, we or our wholly-owned subsidiary, MPF, have sold our mortgage loan investments to ECCU in isolated sales for short term liquidity purposes. In addition, federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union. ECCU has from time to time repurchased from MPIC fractional participations in our loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Administration rules when we were selling participations in those loans to federal credit unions. Neither we nor MPF have sold any whole loans or loan participation interests to ECCU since the year ended December 31, 2009 . During the year ended December 31, 2009, we sold $145.2 thousand in loans to ECCU. Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers. No gain or loss was incurred on these sales.

On December 14, 2007, R. Michael Lee was appointed to serve as a member of the Board. Mr. Lee serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union (Members United), which is one of our lenders. See Note 5 of the accompanying audited consolidated financial statements for December 31, 2010. In addition, Mark G. Holbrook, our Chairman, is a full time employee of ECCU.

From time to time, our Board and members of our executive management team have purchased investor notes from us. One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $224,276 of our Class A Notes.

On October 30, 2007, we completed the BMO Facility as our first warehouse mortgage financing facility. Our wholly-owned subsidiary, MPF, was formed to acquire mortgage loans from us or ECCU. As part of the BMO Facility, MPF entered into a Mortgage Loan Purchase Agreement with ECCU. For the year ended December 31, 2009, MPF acquired $105.0 thousand in mortgage loans from ECCU. No loans were acquired by MPF in the year ended December 31, 2010.   ECCU continues to service most of our mortgage loans that it sells to us under a servicing agreement. For the year ended December 31, 2010, we paid ECCU a total of $36.3 thousand in servicing fees.

On May 19, 2009, we sold $19.3 million of loans at par to Western Federal Credit Union, which is an equity holder of the Company’s Class A Units. We sold the loans to Western without discount to the principal balance. Proceeds from the sale were used to pay down the BMO Facility.

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party. As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this Offering at their “issue price.” This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the “IRS”, court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A “U.S. holder” is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

•	the U.S. holder’s adjusted tax basis in the Notes (as the case may be); and

•
the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or our membership interests and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

We are from time to time subject to litigation involving loans in our loan portfolio. This litigation generally regards enforcement of our rights to collect under the loan. We consider litigation related to our loan portfolio to be routine to the conduct of our business. Except for the two matters discussed below, we are not involved in any litigation matters that could have a material adverse effect on our financial position, results of operations or cash flows.

On February 15 , 2011, Alief Independent School District, a taxing authority located in Houston, Texas, filed a suit for the recovery of delinquent ad valorem taxes against Steve Ams Ministries d/b/a Chapel of Praise (“SA Ministries”).   We hold a mortgage in the amount of $1,237,500 on a worship facility and property owned by SA Ministries.   The suit for unpaid property taxes names our wholly-owned subsidiary, MPF, as a defendant in the proceeding.   Alief Independent School District is seeking recovery of $87,187 plus costs in this litigation.

We have filed an answer to this court action and believe we have adequate defenses to the actions brought by the plaintiff in this proceeding. In this instance, the property owned by SA Ministries has been continually used for ministry and worship related activities and, as a consequence, should qualify for an appropriate exemption from ad valorem taxes under Texas law.   SA Ministries has filed for and requested an exemption from such taxes on a retroactive basis. According to the Harris County Appraisal District records, the Steve Ams Worship Center and real property located on 7414 Cook Road in Houston, Texas is listed as exempt religious property.  As a result , we expect that this suit will be successfully resolved without liability to us or MPF.   Should the SA Ministries request for a retroactive exemption be denied after all appeals or requests for relief exhausted, we may be required to pay all unpaid ad valorem taxes in the amount of $87,187 requested in the Alief Independent Schools District action, plus costs, penalties and interest or other relief awarded by the court.

Except for the Alief Independent School District suit, our management is not aware of any disagreements, disputes or other matters which may lead to the filing of legal proceedings involving us.

PLAN OF DISTRIBUTION

General

We are offering the Notes only to persons who are currently members of, or associated with an Evangelical Institution, or to persons who choose to support an Evangelical Institution by an investment in a Note. We are offering the Notes on a “best efforts” basis pursuant to the Managing Placement Agent Agreement by and between ourselves and the Managing Broker, Kendrick Pierce & Company Securities Inc., and selected Participating Brokers, including our wholly-owned broker dealer subsidiary, MP Securities. The Managing Broker will manage and oversee the offering of the Notes as described in this Prospectus. In general, the term “best efforts” means that neither the Managing Broker nor any Participating Brokers will guarantee that any of the Notes will be sold, but that they will use their best efforts to sell the Notes as described in this Prospectus.

Underwriting Compensation and Cost Reimbursements

We will pay commissions to the Managing Broker for the sale of the Notes as follows:

Fixed Series:
0.9% plus an amount equal to 0.2% for each additional 6-month term of the Note up to an additional 1.6% in the event of a 60-month Category Fixed Series Note, i.e. a total commission of 2.5%. The Managing Broker will reallow a commission equal to 0.4% plus the additional commission amount to the Participating Broker.

Variable Series:	0.5% plus an amount equal to 0.25% per annum on the average Note balance, payable quarterly, which amount will be reallocated to the Participating Broker.

Flex Series:	2.5% (or 2.25% in the event the sale is an existing or prior holder of our debt securities). The Managing Broker will reallow a commission of 2.0% to the Participating Broker.

The respective commission paid to the Managing Broker (and reallowed to the Participating Brokers) for the placement of each class of Note will be reduced by one-half of the amounts stated above if the Note is sold to an existing holder of our Class A Notes and that holder is reinvesting all or a portion of their existing Class A Note in the Note.

In addition, we have paid the Managing Broker a financial advisory fee of $50,000. The Managing Broker will credit this fee against our payment of the initial $50,000 of commissions it earns which it does not reallow to the Participating Brokers. The Managing Broker will repay the entire advisory fee to us in the event the Offering is terminated before any Notes are sold.

MP Securities, our wholly owned Broker Dealer subsidiary, is a Participating Broker and as such will receive compensation as described above for the Notes it places in the Offering.

In addition to paying the commissions described above, we will incur up to $316,758 of other Organization and Offering Expenses in the event we sell all $75 million of the Notes. These expenses include up to $25,000 in reimbursements to the Managing Broker for certain of its accountable due diligence expenses, $36,708 of offering registration fees, $95,000 of legal and accounting fees, and $160,090 of other costs and expenses, including printing costs, overhead expenses and compensation to our employees and agents for their services to us in connection with the Offering. These expenses will be incurred at various times and in varying amounts over the anticipated period of the Offering, which is 24 months.

Indemnification

We have agreed to indemnify the Managing Broker and the Participating Brokers against any material misstatements and omissions contained in this Prospectus arising in connection with the Offering, including liabilities arising under the Securities Act.

Conflict of Interest

Because we own all of the equity securities of MP Securities, MP Securities will face a conflict of interest in its placement of the Notes between our interests and the interests of its customers. For this reason, among others, we have engaged Kendrick Pierce & Company Securities, Inc. to serve as our Managing Broker in the Offering.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser’s account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days’ advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons desiring to purchase a Note must complete, date and sign the applicable Purchase Application, a copy of which is included as Exhibit E to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The Purchase Application is subject to acceptance by us within twenty-four hours of our receipt thereof. We may accept or reject a Purchase Application in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Ministry Partners Investment Company LLC, Investor Relations Department, 915 W. Imperial Highway, Suite 120, Brea, California, 92821. Our telephone number is 800-753-6742.

LEGAL MATTERS

Rushall & McGeever, of Carlsbad, California is acting as our counsel in connection with the Registration of the Notes under the 1933 Act and as such, has passed on certain legal matters in connection with the Notes. Igler & Dougherty, P.A. of Tallahassee, Florida is acting as legal counsel for the Managing Broker in the Offering and as such, has passed on certain legal matters on behalf of the Managing Broker.

EXPERTS

The consolidated balance sheets as of December 31, 2010 and December 31, 2009 and the related consolidated statements of operations, equity, and cash flows for the fiscal years then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.
_________________

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2011 AND DECEMBER 31, 2010
 (Dollars in Thousands Except Unit Data)

	2011	2010
	(Unaudited)	(Audited)
Assets:
Cash	$6,658	$7,078
Loans receivable, net of allowance for loan losses of $3,153 and $3,997 as of June 30, 2011 and December 31, 2010, respectively	175,468	187,005
Accrued interest receivable	758	742
Property and equipment, net	344	400
Debt issuance costs	248	279
Other assets	345	114
Foreclosed assets	1,374	--

Total assets	$185,195	$195,618

Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$113,315	$121,809
Notes payable	60,801	62,103
Accrued interest payable	297	355
Other liabilities	539	489

Total liabilities	174,952	184,756

Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at June 30, 2011 and 117,600 units issued and outstanding at December 31, 2010 (liquidation preference of $100 per unit)	11,715	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at June 30, 2011 and December 31, 2010	1,509	1,509
Accumulated deficit	(2,981)	(2,327)
Accumulated other comprehensive loss	--	(80)

Total members' equity	10,243	10,862

Total liabilities and members' equity	$185,195	$195,618

The accompanying notes are an integral part of these consolidated financial statements.

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Interest income:
Interest on loans	$2,806	$2,956	$5,601	$5,936
Interest on interest-bearing accounts	27	32	47	70

Total interest income	2,833	2,988	5,648	6,006

Interest expense:
Borrowings from financial institutions	1,177	1,334	2,451	2,660
Notes payable	661	724	1,321	1,451

Total interest expense	1,838	2,058	3,772	4,111

Net interest income	995	930	1,876	1,895

Provision for loan losses	383	843	483	978

Net interest income after provision for loan losses	612	87	1,393	917

Non-interest income	136	1	138	58

Non-interest expenses:
Salaries and benefits	370	317	737	726
Marketing and promotion	26	16	61	18
Office operations	390	297	750	473
Legal and accounting	207	150	425	331

Total non-interest expenses	993	780	1,973	1,548

Income (loss) before provision for income taxes	(245)	(692)	(442)	(573)

Provision for income taxes	4	(2)	8	--

Net income (loss)	$(249)	$(690)	$(450)	$(573)

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(Dollars in Thousands)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(450)	$(573)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation	60	25
Amortization of deferred loan fees	(120)	(39)
Amortization of debt issuance costs	97	110
Provision for loan losses	483	978
Accretion of allowance for loan losses on restructured loans	(48)	(42)
Accretion of loan discount	(9)	(23)
Changes in:
Accrued interest receivable	(16)	82
Other assets	(196)	(109)
Other liabilities and accrued interest payable	(4)	(387)
Net cash provided (used) by operating activities	(203)	22

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	--	(303)
Loan originations	(4,305)	(1,185)
Loan sales	5,390	--
Loan principal collections, net	8,766	4,319
Purchase of property and equipment	(4)	(52)
Net cash provided by investing activities	9,847	2,779

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in borrowings from financial institutions	(8,494)	(1,100)
Net changes in notes payable	(1,302)	(2,217)
Debt issuance costs	(66)	(57)
Purchase of preferred units	(45)	--
Dividends paid on preferred units	(157)	(170)

Net cash used by financing activities	(10,064)	(3,544)
Net decrease in cash	$(420)	$(743)

Cash at beginning of period	7,078	9,980

Cash at end of period	$6,658	$9,237

Supplemental disclosures of cash flow information
Interest paid	$3,831	$3,780
Change in value of market cap	$--	$(53)
Transfer of loan to foreclosed assets	$1,374	$--

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting and financial reporting policies of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”, “we”, or “our”) and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty Services, Inc., and Ministry Partners Securities, LLC, conform to accounting principles generally accepted in the United States and general financial industry practices.  The accompanying interim consolidated financial statements have not been audited.  A more detailed description of our accounting policies is included in our 2010 annual report filed on Form 10-K.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2011 and for the three and six months ended June 30, 2011 and 2010 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the periods ended June 30, 2011 and 2010 are not necessarily indicative of the results for the full year.

1.  Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008.  The Company is owned by a group of 12 federal and state chartered credit unions, none of which owns a majority of the voting equity units of the Company.  One of the credit unions owns only preferred units while the others own both common and preferred units.  The Company’s offices are located in Brea, California.  The Company invests in mortgage loans that benefit evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company’s loans are purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also originates church and ministry loans independently. Although the Company’s operations currently are conducted from its offices located in Brea, California, its mortgage loan investments cover approximately 33 states, with the largest number of loans made to California borrowers.

In 2007, the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF’s loan purchasing activity continued through early 2009, after which its operations ceased and its assets, including loans, were transferred to the Company.  The Company closed down active operations of MPF effective as of December 31, 2009 but intends to maintain MPF’s existence as a Delaware limited liability company for possible future use as a financing vehicle to effect securitized debt transactions.  MPF did not securitize any of its loans and has no liabilities.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty provides loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

On April 26, 2010, we formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”).  On July 6, 2010, MP Securities became a registered broker dealer firm under Section 15 of the Securities Exchange Act of 1934.  Effective as of February 14, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved.  MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. Once we complete the necessary action steps to commence operations, MP Securities will act as a selling agent for our debt securities and provide securities brokerage services to other credit unions and credit union service organizations and the customers and institutions they serve.

Conversion to LLC

Effective as of December 31, 2008, the Company converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

Since the conversion became effective, the Company has been managed by a group of managers that provides oversight of the Company’s affairs similar to the role and function that the Company’s Board of Directors performed under its Bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now set forth in an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the interest method or the straight-line method.  Accrued and unpaid interest associated with a restructured loan is added to the loan balance and accounted for as a discount offsetting the loan balance.  Loan discounts are accreted to interest income over the restructured term of the loans using the interest method or the straight-line method, which approximates the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses item.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  In establishing our allowance for loan losses, we consider significant factors that affect the collectability of the portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses. We also consider qualitative (or environmental) factors that are likely to cause estimated credit losses associated with our existing portfolio to differ from historical loss experience, including:

–	Changes in lending policies and procedures, including changes in underwriting standards and collection;

–	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;

–	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;

–	Changes in the value of underlying collateral for collateral-dependent loans; and

–	The effect of credit concentrations.

These factors are adjusted on an on-going basis and have been increased  in recent  years  in light of the economic recession and credit crisis. The specific component of our allowance for loan losses relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  When we modify the terms of a loan for a borrower that is experiencing financial difficulties, a troubled debt restructuring is deemed to have occurred and the loan is classified as impaired.  Loans or portions thereof are charged off when they are determined by management to be uncollectible.  Uncollectability is evaluated periodically on all loans classified as “Loans of lesser Quality.”  Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

In addition, the Company segregates the loan portfolio into portfolio classes for purposes of evaluating the allowance for loan losses. A portfolio class is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio classes are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Our loan portfolio consists of the following classes:

Wholly-Owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This segment also contains any loans that are not secured by any collateral.  These loans present more credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan enter foreclosure.

Participations First Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present  more credit risk than wholly-owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities, and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position.  This portfolio class consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have more credit risk than wholly-owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Credit Quality Indicators

The Company’s policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management, and foreclosed assets held for sale are carried at the lower of cost of fair value, less estimated costs of disposal.  Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses.  Property is evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operations of foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.

Interest Rate Swaps and Caps

For asset/liability management purposes, the Company uses interest rate swaps and caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.  The notional amount on which the interest payments are based is not exchanged.  These agreements are derivative instruments that convert a portion of the Company’s variable rate debt and variable rate preferred units to a fixed rate (cash flow hedges).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Company to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to have been surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

The Company, from time to time, sells participation interests in loans. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion and any portion that continues to be held by the transferor must represent a participating interest, and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest (i) each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset, (ii) from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their share of ownership, (iii) the transfer must not involve recourse (other than standard representation and warranties) to, or subordination by, any participating interest holder, and (iv) no party has the right to pledge or exchange the entire financial asset. If the participating interest or surrender of control criteria are not met, the transaction is accounted for as a secured borrowing arrangement.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as public offerings of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC is treated as a partnership for income tax purposes; therefore, the Company is no longer a tax-paying entity for federal or state income tax purposes, and thus no federal or state income tax is recorded in its financial statements after the date of conversion. Income and expenses of the Company are passed through to the members of the LLC for tax reporting purposes. The Company is subject to a California gross receipts fee of approximately $12,000 per year.  Each of the Company’s subsidiaries is organized as an LLC except for MP Realty, which is organized and operated as a California corporation.  MP Realty incurred a tax loss for the year ended December 31, 2010 and recorded no provision for income taxes.

Although the Company is no longer a federal or state income tax-paying entity beginning in 2010, it is nonetheless subject to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740, Income Taxes, for all “open” tax periods for which the statute of limitations has not yet run.  The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income (loss).  Although certain changes in assets and liabilities, such as derivatives classified as cash flow hedges, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).  Changes in the value of derivatives classified as cash flow hedges are included in interest expense as a yield adjustment in the same period in which the related interest on the hedged item affects earnings.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In April 2011, the FASB amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring (“TDR”). The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. For purposes of measuring impairment on newly identified troubled debt restructurings, the amendments should be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. Management has not determined the impact, if any, upon the adoption of the standard.

In May, 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact of this amendment on the consolidated financial statements.

In June 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in members’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in a two separate consecutive statement approach. The adoption of this amendment will change the presentation of the components of comprehensive income as part of the consolidated statement of member’s equity. This amendment is effective for fiscal and interim periods beginning after December 15, 2011.

2.Related Party Transactions

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $6.4 million and $5.6 million at June 30, 2011 and December 31, 2010, respectively. Interest earned on funds held with ECCU totaled $46.1 thousand and $65.4 thousand for the six months ended June 30, 2011 and 2010, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $56.4 thousand and $97.1 thousand for the six months ended June 30, 2011 and 2010, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.  We believe that this method is reasonable.

In accordance with a mortgage loan purchase agreement entered into by and between us and ECCU, we purchased $302.7 thousand of loans from ECCU during the six months ended June 30, 2010.  With regards to loans purchased from ECCU, we recognized $4.0 million and $5.1 million of interest income on loans purchased from ECCU during the six months ended June 30, 2011 and 2010, respectively.  ECCU currently acts as the servicer for 112 of our 135 loans.  Per our loan servicing agreement with ECCU, a servicing fee of 50 to 65 basis points is deducted from the interest payments we receive on the wholly-owned loans that ECCU services for us.  We are not charged a servicing fee on the loan participations we purchase from ECCU.  The majority of the loan participations purchased from ECCU have pass-through rates which are 50 to 75 basis points lower than the loan contractual rate. On a limited number of  loan participation interests we purchased from ECCU, representing $27.5 million of loans at June 30, 2011, the pass-through rate is lower than the contractual rate by as much as 238 basis points.  We negotiate with ECCU on a loan by loan basis the pass-through interest rate.  At June 30, 2011, our investment in wholly owned loans serviced by ECCU totaled $90.7 million, while our investment in loan participations serviced by ECCU totaled $54.2 million.  From time to time, we pay fees for additional services ECCU provides for servicing our loans.  These fees amounted to $7.4 thousand during the six months ended June 30, 2010.  We did not pay any of these additional fees to ECCU during the six months ended June 30, 2011.  There are no loans held by MPF as of June 30, 2011 and December 31, 2010.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee formerly served as President, Midwest Region, of Members United Corporate Federal Credit Union (“Members United”), which was one of our credit facility lenders.  For more detailed information regarding our borrowings from Members United, please see Note 4 below.  In addition, Mark G. Holbrook, the Chairman of our Board of Managers, is a full time employee of ECCU.

3.  Loans Receivable and Allowance for Loan Losses

We originate church mortgage loans, participate in church mortgage loans made by ECCU, and also purchase entire church mortgage loans from ECCU.  The loans fall into four classes:  whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2021. Loans yielded a weighted average of 6.40% as of June 30, 2011, compared to a weighted average yield of 6.35% as of June 30, 2010.

Allowance for Loan Losses

An allowance for loan losses of $3.2 million as of June 30, 2011 and $4.0 million as of December 31, 2010 has been established for loans receivable. We recorded a partial charge-off on one of our mortgage loan investments in June, 2011. Management believes that the allowance for loan losses as of June 30, 2011 and December 31, 2010 is appropriate. Changes in the allowance for loan losses are as follows for the three and six months ended June 30, 2011 and the year ended December 31:

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Balance, beginning of period	$4,079	$3,997	$1,701
Provisions for loan loss	383	483	2,377
Chargeoffs	(1,279)	(1,279)	--
Recoveries	--	--	--
Accretion of allowance related to restructured loans	$(30)	(48)	(81)

Balance, end of period	$3,153	$3,153	$3,997

Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of our loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.  The following is a summary of our nonperforming loans:

	June 30 2011	December 31 2010	June 30 2010
Impaired loans with an allowance for loan loss	$19,925	$22,563	$20,519
Impaired loans without an allowance for loan loss	4,398	4,444	7,765
Total impaired loans	$24,323	$27,007	$28,284

Allowance for loan losses related to impaired loans	$2,186	$3,274	$2,050

Total non-accrual loans	$24,323	$27,007	$22,480

Total loans past due 90 days or more and still accruing	--	--	--

We had fifteen nonaccrual loans as of June 30, 2011, up from fourteen nonaccrual loans at December 31, 2010.  During the three month period ended June 30, 2011, the Company completed foreclosure proceedings on a loan participation interest it acquired from ECCU.  Prior to this foreclosure sale, the Company had never foreclosed on or taken a charge-off on a mortgage loan investment it had acquired.  Additionally, we have three loans totaling $6.6 million that are the subject of foreclosure proceedings. We have established a reserve totaling $919 thousand for these three loans.

Our portfolio consists of one segment – church loans.  Loans by portfolio segment, and the related allowance for loan loss for each segment, are presented below as of June 30, 2011 and December 31, 2010.  Loans and the allowance for loan losses are further segregated by impairment methodology.

	Loans and Allowance for Loan Losses (by segment) As of
	June 30, 2011	December 31, 2010

Loans:

Balance	$179,568	$191,777

Individually evaluated for impairment	$24,323	$27,007

Collectively evaluated for impairment	$155,245	$167,770

Allowance for loan losses:

Balance	$3,153	$3,997

Individually evaluated for impairment	$2,186	$3,274

Collectively evaluated for impairment	$967	$723

The following table is a summary of the loan portfolio credit quality indicators by loan class at June 30, 2011, which is the date on which the information was updated for each credit quality indicator:

	Credit Quality Indicators (by class) As of June 30, 2011
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$95,705	$11,978	$41,634	$-	$149,317
Watch	4,865	3,180	4,922	1,006	13,973
Substandard	8,345	1,387	-	-	9,732
Doubtful	-	-	6,546	-	6,546
Loss	-	-	-	-	-
Total	$108,915	$16,545	$53,102	$1,006	$179,568

The following table is a summary of the loan portfolio credit quality indicators by loan class at June 30, 2011, which is the date on which the information was updated for each credit quality indicator.  The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at June 30, 2011:

	Age Analysis of Past Due Loans (by class) As of June 30, 2011
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing

Church loans:
Wholly-Owned First	$6,038	$-	$4,235	$10,273	$98,642	$108,915	$-
Wholly-Owned Junior	3,887	-	722	4,609	11,936	16,545	-
Participation First	-	-	6,546	6,546	46,556	53,102	-
Participation Junior	-	-	-	-	1,006	1,006	-

Total	$9,925	$-	$11,503	$21,428	$158,140	$179,568	$-

The following tables present the recorded investment in impaired loans by loan class at June 30, 2011 and December 31, 2010:

Impaired Loans (by class) June 30, 2011

	Recorded Investment	Unpaid Principal Balance	Related Allowance

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,684	$1,690	$-
Wholly-Owned Junior	-	-	-
Participation First	2,708	2,744	-
Participation Junior	-	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	10,824	11,638	903
Wholly-Owned Junior	4,520	4,571	363
Participation First	3,838	3,917	919
Participation Junior	-	-	-

Total:
Church loans	$23,574	$24,560	$2,185

Impaired Loans (by class) December 31, 2010

	Recorded Investment	Unpaid Principal Balance	Related Allowance

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,694	$1,701	$-
Wholly-Owned Junior	-	-	-
Participation First	2,744	2,744	-
Participation Junior	-	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	10,957	11,502	925
Wholly-Owned Junior	4,534	4,569	383
Participation First	6,492	6,491	1,966
Participation Junior	-	-	-

Total:
Church loans	$26,421	$27,007	$3,274

The following tables present the average recorded investment in impaired loans and the related interest income for the three and six months ended June 30, 2011, as well as the year ended December 31, 2010:

Impaired Loans (by class) For the Six Months Ended June 30, 2011

	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,687	$51
Wholly-Owned Junior	-	-
Participation First	2,744	-
Participation Junior	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	10,942	140
Wholly-Owned Junior	4,527	100
Participation First	3,917	-
Participation Junior	-	-

Total:
Church loans	$23,817	$291

Impaired Loans (by class)
For the Three Months Ended June 30, 2011

	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,690	$26
Wholly-Owned Junior	-	-
Participation First	2,744	-
Participation Junior	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	10,941	59
Wholly-Owned Junior	4,529	44
Participation First	3,917	-
Participation Junior	-	-

Total:
Church loans	$23,821	$129

Impaired Loans (by class) For the Year Ended December 31, 2010

	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,694	$137
Wholly-Owned Junior	-	-
Participation First	2,744	-
Participation Junior	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	10,947	532
Wholly-Owned Junior	4,465	267
Participation First	6,496	37
Participation Junior	-	-

Total:
Church loans	$26,346	$973

A summary of nonaccrual loans by loan class at June 30, 2011 is as follows:

Loans on Nonaccrual Status (by class) As of June 30, 2011

Church loans:
Wholly-Owned First	$13,209
Wholly-Owned Junior	4,567
Participation First	6,547
Participation Junior	-

Total	$24,323

No additional funds were committed to be advanced in connection with impaired loans as of June 30, 2011.

4.  Foreclosed Assets

Foreclosed assets consist of one property acquired in satisfaction of a secured loan.  The property had a carrying value of $1,372 at June 30, 2011, and no valuation allowance.  No expenses or charge-offs were recorded against the foreclosed property.

5.  Line of Credit and Other Borrowings

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2009 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. The Company intends to use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  The Company may use proceeds from either loan to service other debt securities.

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points.  Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility.  As of June 30, 2011, there was a $2.0 million outstanding balance on the Members United term loan.

Under the $100 Million CUSO Line, the Company could request advances under a “demand loan” or “term loan”.  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

The advances we received on the $100 Million CUSO Line accrue interest at either the offered rate by Members United for a fixed term draw or the rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  The Company is obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of June 30, 2011 and December 31, 2010, the balance on the $100 Million CUSO Line was $87.3 million, and the weighted average interest rate on the Company’s borrowings under this facility was 3.94% and 4.32%, respectively.  Pursuant to the terms of the Company’s promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and the Company entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On March 31, 2011, the interest rates on three tranches of these term loans in the amounts of $3.0 million, $5.4 million, and $67.0 million were adjusted to the six month LIBOR rate plus 350 basis points.  The interest rates on these tranches will be re-adjusted on September 30, 2011.  On May 20, 2011, the interest rate on the remaining $11.9 million tranche was also adjusted to the six month LIBOR rate plus 350 basis points.  The interest rate on this tranche will be re-adjusted in November 2011.

Both credit facilities are recourse obligations secured by designated mortgage loans. The Company must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of June 30, 2011 and December 31, 2010, approximately $99.7 million and $106.6 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

On September 24, 2010, National Credit Union Association (“NCUA”) placed Members United into conservatorship and we have been subsequently advised by NCUA representatives that our Members United credit facility has been transferred to the Asset Management Assistance Center (“AMAC”) established by NCUA to administer the Members United conservatorship.  While the transfer of our Members United credit facility to AMAC will not affect the underlying terms, conditions, maturity date or other material terms of our Members United credit facility, the mortgage loan investments we own and are held by NCUA as collateral will be subject to additional regulatory scrutiny.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and the Company’s other debt, and to provide Members United with current financial statements and reports.

WesCorp Facility

On November 30, 2009, the Company entered into a Loan and Security agreement with WesCorp.  WesCorp is a federally chartered credit union located in San Dimas, California.  The agreement provides for a secured $28 million term loan, referred to as the “WesCorp Facility.”  $24.6 million of the proceeds were used to payoff the remaining principal and interest on our Bank of Montreal credit facility.  The remainder of the proceeds were advanced in cash and will be used to make monthly payments on the WesCorp Facility, as well as for other cash needs of the Company as they arise.

The WesCorp Facility carries a fixed interest rate of 3.95% per year.  Interest on the outstanding balance of the loan is payable on the last day of each month, along with a fixed principal payment of $116.7 thousand.  The balance of the principal is due in full when the WesCorp Facility matures on March 30, 2012.  The Company has the option to prepay any or all of the principal balance at any point prior to the maturity date subject to a prepayment penalty.  The loan is secured by eligible loans totaling $54.0 million at June 30, 2011.  As of June 30, 2011 there was $24.0 million outstanding on the WesCorp Facility.

The agreement contains a number of standard borrower covenants, including affirmative covenants that require the Company to refrain from making certain guarantees or endorsements, refrain from making material changes to other credit facilities, and maintain a debt to tangible net worth ratio of less than 15 to one.  The agreement also contains negative covenants requiring the Company to obtain consent for certain transactions related to pledged loans.  The Company was in compliance with these covenants as of June 30, 2011.

On March 20, 2009, NCUA assumed control of WesCorp under a conservatorship proceeding initiated by NCUA under regulations adopted under the Federal Credit Union Act.  Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA.  Pursuant to a letter dated October 25, 2010, the Company was advised that the WesCorp facility had been transferred to the AMAC.  The transfer of the WesCorp Facility will not affect or change any of the terms and conditions of the loan agreement the Company entered into with WesCorp.

6. Notes Payable

We have the following unsecured notes payable at June 30, 2011 (dollars in thousands):

	Amount	Weighted Average Interest Rate
Class A Offering	$45,927	4.03%
Special Offering	9,321	4.39%
Special Subordinated Note	241	6.96%
International Offering	154	4.99%
National Alpha Offering (Note 6)	5,158	5.77%
Total	$60,801	4.24%

Future maturities during the twelve month periods ending June 30 are as follows (dollars in thousands):

2012	$24,299
2013	10,082
2014	6,571
2015	9,888
2016	6,129
Thereafter	3,832

$60,801

The National Alpha Offering notes referenced in the table above have been registered in public offerings pursuant to registration statements filed with the U.S. Securities and Exchange Commission (the “Alpha Class Notes”).  All Alpha Class Notes are our unsecured obligations and pay interest at stated spreads over a blended index rate (the “BIR”) which index rate is adjusted every month.  The BIR is the average of the National Index Rate and the Los Angeles Index Rate for financial institutions reported in the applicable edition of the Bank Rate Monitor (TM) in effect on the first day of each month. We reserve the right to change the rates of the Notes we offer more often than monthly.  Interest can be reinvested or paid at the investor’s option.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require us to maintain a minimum tangible adjusted net worth, as defined in the Alpha Class Loan and Trust Agreement (the “Alpha Class Trust Indenture”), of not less than $4.0 million.  We are not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  Our other indebtedness, defined in the Alpha Class Trust Indenture as indebtedness incurred outside of the issuance of Alpha Class Notes or Class A Notes, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  We were in compliance with these covenants as of June 30, 2011 and December 31, 2010.  Effective April 18, 2008, we discontinued the sale of our Alpha Class Notes.  On October 7, 2008, U.S. Bank National Association succeeded King Trust Company, N.A., as trustee of the Alpha Class Notes under the terms of a trust indenture agreement.

Historically, most of our unsecured notes have been renewed by investors upon maturity.  Because we have discontinued our sale of Alpha Class Notes effective as of April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing our Class A Notes that have been registered with the Securities and Exchange Commission (see Note 7 below).  For matured notes that are not renewed, we fund the redemption through proceeds we receive from the repayment of the mortgage loans that we hold.

7.National Offering

In July 2001, we registered with the U.S. Securities and Exchange Commission (the “SEC”) $25.0 million of Alpha Class Notes issued pursuant to an Alpha Class Trust Indenture which authorized the issuance of up to $50.0 million of such notes.  In April 2003, we registered with the SEC an additional $25.0 million of Alpha Class Notes.  In April 2005, we registered with the SEC $50.0 million of new Alpha Class Notes issued pursuant to the Alpha Class Trust  Indenture which authorized the issuance of up to $200.0 million of such notes.  In May 2007, we registered with the SEC an additional $75.0 million of the new Alpha Class Notes. At June 30, 2011 and December 31, 2010, $5.2 million and $5.6 million of these Alpha Class notes were outstanding, respectively.

In April 2008, we registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and was offered through April 30, 2010.  On June 3, 2010, we registered an additional $100.0 million of Class A Notes.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates we pay on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The notes were issued under a  Supplemental Agreement with Consent of Holders to Loan and Trust Agreement (the “US Bank Indenture”) between us and U.S. Bank National Association (“US Bank”).  The Class A Notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture.  The US Bank Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  We were in compliance with these covenants at June 30, 2011.  At June 30, 2011, $45.9 million of these Class A Notes were outstanding.

8.Preferred and Common Units Under LLC Structure

On December 31, 2008, both our Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units pursuant to a Plan of Conversion adopted by our shareholders. The Series A Preferred Units are entitled to a cumulative preferred return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the preferred return is paid (“Preferred Return”).  In addition, the Series A Preferred Units are entitled to an annual preferred distribution, payable in arrears, equal to 10% of our profits less the Preferred Return (“Preferred Distribution”).

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at our election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Series A Preferred Units have priority as to earnings and distributions over our Class A Common Units.  We have a right of first refusal in the event that one of our Class A Common Unit or Series A Preferred Unit holders proposes to sell or transfer such units.  If we fail to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On June 3, 2011, we repurchased 500 units of preferred ownership from one of our members for $45 thousand, which had no significant effect on members’ equity.

On December 31, 2008, upon conversion from a corporation to an limited liability company, our common stock was converted into Class A Common Units under the Plan of Conversion that was adopted by our shareholders.  In accordance with the terms of the Plan of Conversion and Operating Agreement approved by our shareholders and managers, all voting rights are held by the holders of our Class A Common Units.

9.  Interest Rate Swaps and Caps

We have utilized stand-alone derivative financial instruments in the form of interest rate swap and interest rate cap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on our consolidated balance sheets as other assets and other liabilities.

We are exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  We control the credit risk of our financial contracts through credit approvals, limits and monitoring procedures, and do not expect any counterparties to fail their obligations.  We deal only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (“OTC”) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.  Although we have used interest rate swap agreements from time to time in the past,  we currently have no interest rate swap contracts in place.  We do, however, currently have interest rate cap agreements in place.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control the Company’s risks.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

We use long-term variable rate debt as a source of funds for use in our lending and investment activities and other general business purposes.  These debt obligations expose us to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  We believe it is prudent to limit the variability of a portion of our interest payment obligations and, therefore, generally hedge a portion of our variable-rate interest payments.  To meet this objective, in the past, we have entered into interest rate swap agreements whereby we receive variable interest rate payments and agree to make fixed interest rate payments during the contract period.

Another way to hedge our exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by “capping” the rate ( the strike price) for a specific period of time.

At June 30, 2011, we had no outstanding interest rate cap agreements.  These agreemens matured in June 2011, thus we had no unrealized loss or other comprehensive income (loss) related to interest rate cap agreements.  The other comprehensive loss as of December 31, 2010 was reclassified into interest expense during the six months ended June 30, 2011 as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.  A portion of the other comprehensive loss was reclassified against retained earnings.

We reclassified $31.5 thousand into interest expense and $48.7 thousand against retained earnings during the six months ended June 30, 2011.

Risk management results for the three and six month period ended June 30, 2011 related to the balance sheet hedging of our long-term debt indicate that the hedges were highly effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

10. Comprehensive Income

Comprehensive income (loss) consists of net income (loss) and other comprehensive income or loss.  The components of other comprehensive income (loss) are shown below for the six months ended June 30 and the year ended December 31.  No tax effect is recognized since the Company is not a tax-paying entity.

	2011	2010
	($ in thousands)
Change in fair value of derivatives used for cash flow hedges
Interest rate caps	$--	$(73)
Reclassification of comprehensive income related to interest rate caps	(80)	65

Net amount	$(80)	$(8)

11. Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Insperity 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the amount and percentage of which is annually determined by the managers. Matching contributions for the six months ended June 30, 2011 and June 30, 2010 were $20.3 thousand and $16.6 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce our annual contribution. We did not make any contributions for the plan year ended December 31, 2010.  No profit sharing contribution has been made or approved for the six months ended June 30, 2011.

12. Loan Commitments

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of ECCU. Unfunded commitments totaled $911.6 thousand at June 30, 2011 and $142.8 thousand at December 31, 2010.

13. Fair Value Measurements

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of our financial instruments at June 30, 2011 and December 31, 2010, are as follows:

	June 30, 2011		December 31, 2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Financial assets:
Cash	6,658	6,658	$7,078	$7,078
Loans receivable	175,468	177,894	187,005	189,072
Accrued interest receivable	758	758	742	742
Financial liabilities:
Notes payable	60,801	62,424	62,103	63,580
Bank borrowings	113,315	113,163	121,809	121,054
Accrued interest payable	297	297	355	355
Dividends payable	77	77	80	80

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at June 30, 2011 and December 31, 2010.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.  The discount rate is estimated by Company management by using market rates which reflect the interest rate risk inherent in the notes.

Borrowings from Financial Institutions – The fair value of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. The discount rate is estimated Company management by using market rates which reflect the interest rate risk inherent in the notes.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at June 30, 2011 and December 31, 2010.

Fair Value Measurements Using Fair Value Hierarchy

Fair value is generally defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly  transaction between market participants at the measurement date.  Where available, fair value is based on observable market prices or parameters or derived from such prices or paramters.  Where observable prices or inputs are not available, valuation techniques that utilize management’s estimates and judgments are applied.

Measurements of fair value are classified within a hierarchy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

●	Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Fair Value Measured on a Recurring Basis

Fair value of interest rate caps and interest rate swaps are estimated by the counterparties using market expectations of future interest rates, which constitute Level 2 inputs.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets at June 30, 2011:
Impaired loans (net of allowance and discount)	$-	$11,462	$9,926	$21,388
Foreclosed assets	-	1,374	-	1,374
	$-	$12,836	$9,926	$22,762

Assets at December 31, 2010:
Impaired loans (net of allowance and discount)	$-	$10,569	$12,577	$23,146
Foreclosed assets	-	-	-	-
	$-	$10,569	$12,577	$23,146

Collateral-dependent impaired loans and real estate owned property are carried at the fair value of the collateral less estimated costs to sell, incorporating assumptions that experienced parties might use in estimating the value of such collateral. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

Impaired loans that are not collateral dependent are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate. Troubled debt restructurings are also carried at the present value of expected future cash flows. However, expected cash flows for troubled debt restructurings are discounted using the loan’s original effective interest rate rather than the modified interest rate. Since fair value of these loans is based on management’s own projection of future cash flows, the fair value measurements are categorized as Level 3 measurements.

The following is a reconciliation of the assets in which significant unobservable inputs (Level 3) were used in determining fair value:

Impaired loans (net of allowance and discount)
Balance, December 31, 2010	$12,577
Re-classifications of loans from Level 3 into Level 2	(2,615)
Allowance and discount, net of discount amortization	(7)
Additions	--
Deletions	(74)
Loan advances	45
Balance, June 30, 2011	$9,926

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed, and foreclosed assets held for sale are carried at the lower or cost of fair value, less estimated costs of disposal.  All foreclosed assets are real estate owned assets.  The fair values of real estate owned assets are initially determined based on appraisals.  In some cases, adjustments are made to the appraised values for various factors including age of the appraisal, age of the comparables included in the appraisal, and known changes in the market or in the collateral.  Subsequent valuations of the real estate owned assets are based on management estimates or updated appraisals.  Foreclosed assets are categorized under Level 3 when significant adjustments are made by management to appraised values based on unobservable inputs.  Otherwise, foreclosed assets are categorized under Level 2 if their values are based solely on appraisals.

Report of Independent Registered Public Accounting Firm

To The Members
Ministry Partners Investment Company, LLC
Brea, California

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Company, LLC and subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Company, LLC and subsidiaries as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

March 29, 2011

Ministry Partners Investment Company, LLC and Subsidiaries
Consolidated Balance Sheets
December 31, 2010 and 2009
(Dollars in Thousands except for Unit Data)

	2010	2009
Assets
Cash	$7,078	$9,980
Loans, net of allowance for loan losses of $3,997 and $1,701 in 2010 and 2009, respectively	187,005	196,858
Accrued interest receivable	742	956
Property and equipment, net	400	247
Debt issuance costs	279	419
Other assets	114	294

Total assets	$195,618	$208,754

Liabilities and Equity
Liabilities
Borrowings from financial institutions	$121,809	$125,759
Notes payable	62,103	69,527
Accrued interest payable	355	142
Other liabilities	489	472

Total liabilities	184,756	195,900

Commitments and contingencies (Note 7)

Members' equity
Series A preferred units, 1,000,000 units authorized, 117,600 units issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $100 per unit)	11,760	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2010 and 2009	1,509	1,509
Accumulated deficit	(2,327)	(343)
Accumulated other comprehensive loss	(80)	(72)

Total equity	10,862	12,854

Total liabilities and equity	$195,618	$208,754

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	2010	2009
Interest income
Loans	$11,918	$14,394
Interest on interest-bearing accounts	118	308

Total interest income	12,036	14,702

Interest expense
Borrowings from financial institutions	5,370	6,609
Notes payable	2,836	3,308

Total interest expense	8,206	9,917

Net interest income	3,830	4,785

Provision for loan losses	2,377	1,322

Net interest income after provision for loan losses	1,453	3,463

Non-interest income	61	13

Non-interest expenses
Salaries and benefits	1,363	1,200
Marketing and promotion	44	35
Office occupancy	136	127
Office operations and other expenses	975	1,225
Legal and accounting	597	835

Total non-interest expenses	3,115	3,422

Income (loss) before provision for income taxes and state fees	(1,601)	54

Provision for income taxes and state fees	15	--

Net income (loss)	$(1,616)	$54

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries
Consolidated Statements of Equity
Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	Series A Preferred Units		Class A Common Units
	Number of Units	Amount	Number of Units	Amount	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total

Balance, December 31, 2008	117,600	$11,760	146,522	$1,509	$--	$(518)	$12,751
Comprehensive income (loss):
Net income	--	--	--	--	54	--	54
Change in value of interest rate swap						518	518
Change in value of interest rate caps	--	--	--	--	--	(72)	(72)
Total comprehensive income							500
Dividends on preferred units	--	--	--	--	(397)	--	(397)

Balance, December 31, 2009	117,600	11,760	146,522	1,509	(343)	(72)	12,854
Comprehensive income:
Net income	--	--	--	--	(1,616)	--	(1,616)
Change in value of interest rate caps	--	--	--	--	--	(73)	(73)
Total comprehensive income							(1,689)
Other comprehensive income reclassified to expense					(35)	65	30
Dividends on preferred units	--	--	--	--	(333)	--	(333)

Balance, December 31, 2010	117,600	$11,760	146,522	$1,509	$(2,327)	$(80)	$10,862

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2010 and 2009
(Dollars in Thousands)

	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$(1,616)	$54
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	75	48
Provision for loan losses	2,377	1,322
Amortization of deferred loan fees	(110)	(86)
Amortization of debt issuance costs	197	928
Accretion of allowances for loan losses on restructured loans	(64)	(110)
Accretion of loan discount	(27)	(98)
Net change in:
Accrued interest receivable	214	418
Other assets	180	194
Other liabilities and accrued interest payable	191	(274)

Net cash provided by operating activities	1,417	2,396

Cash Flows from Investing Activities
Loan purchases	(925)	(10,540)
Loan originations	(7,364)	(292)
Loan sales	375	33,697
Loan principal collections, net	15,591	36,425
Purchase of property and equipment	(228)	(33)

Net cash provided by investing activities	7,449	59,257

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(3,950)	(59,387)
Net change in notes payable	(7,424)	(6,247)
Debt issuance costs	(57)	(368)
Dividends paid on preferred stock	(337)	(412)
Purchase of interest rate caps	--	(148)

Net cash used in financing activities	(11,768)	(66,562)

Net decrease in cash	(2,902)	(4,909)

Cash at beginning of year	9,980	14,889

Cash at end of year	$7,078	$9,980

Supplemental Disclosures of Cash Flow Information
Interest paid	$7,993	$10,051
Income taxes paid	3	--
Change in value of interest rate swap	--	(518)
Change in value of market cap	73	72

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

Note 1.	Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008.  The Company is owned by a group of 13 federal and state chartered credit unions, none of which owns a majority of the voting equity units of the Company.  Two of the credit unions own only preferred units while the others own both common and preferred units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company’s loans are purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments cover approximately 33 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF’s loan purchasing activity continued through early 2010, after which its operations ceased and its assets, including loans, were transferred to the Company.  All liabilities have been paid off.  MPF is now inactive as of December 31, 2010. The Company plans to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions.  MPF did not securitize any of its loans.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

On April 26, 2010, the Company formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”).  Effective as of July 14, 2010, MP Securities was qualified to transact business in the State of California.  MP Securities intends to register as a broker dealer firm with the U.S. Securities and Exchange Commission and has applied for membership with the Financial Industry Regulatory Authority (“FINRA”).  As a member of FINRA, MP Securities will provide financing solutions for churches, charitable institutions, and faith-based organizations, as well as act as an underwriter and selling agent for securities offered by such entities.  MP Securities will also offer debt securities, as well as provide securities brokerage and underwriting services to other credit unions and credit service organizations, and the customers and institutions they serve.  MP Securities will also provide consulting and advisory services to churches and religious organizations that need assistance in their efforts to gain access to and/or raise funds for the acquisition of, development, construction, rehabilitation, and refinancing of land, buildings, and other facilities.  On March 2, 2011, FINRA approved MP Securities’ membership application.

Conversion to LLC

Effective as of December 31, 2008, the Company has converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and is managed by a group of managers that previously served as the Board of Directors.  The executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

With the conversion to the limited liability company form of organization, the Company has combined in a single entity the best features of other organizational structures, thereby permitting the owners to obtain the benefit of a corporate limited liability shield, the pass-through tax and distribution benefits of a partnership, the avoidance of a corporate level tax and the flexibility of making allocations of profit, loss and distributions offered by  partnership treatment under the Internal Revenue Code.

Since the conversion became effective, the Company is managed by a group of managers that provides oversight of the affairs and carries out their duties similar to the role and function that the Board of Directors performed under the previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.  Loan discounts represent an offset against interest accrued and unpaid which has been added to loans that have been restructured.  Loan discounts are accreted to interest income over the restructured term of the loans using the straight-line method, which approximates the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  The specific component relates to loans that are classified as impaired.  For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings and are classified as impaired.  Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

In addition, the Company segregates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Our loan portfolio is segregated into the following portfolio segments:

Wholly-Owned First Collateral Position. This portfolio segment consists of the wholly owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio segment consists of the wholly owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This segment also contains any loans that are not secured by any collateral.  These loans present more credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan enter foreclosure.

Participations First Collateral Position. This portfolio segment consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present  more credit risk than wholly owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities, and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position.     This portfolio segment consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have more credit risk than wholly owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Credit Quality Indicators

The Company’s policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

Interest Rate Swaps and Caps

For asset/liability management purposes, the Company uses interest rate swaps and caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate.  The notional amount on which the interest payments are based is not exchanged.  These agreements are derivative instruments that convert a portion of the Company’s variable rate debt and variable rate preferred units to a fixed rate (cash flow hedges).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Company to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as public offerings of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC is treated as a partnership for income tax purposes; therefore, the Company will no longer be a tax-paying entity for federal or state income tax purposes, and thus no federal or state income tax will be recorded in the financial statements after the date of conversion. Income and expenses of the Company are passed through to the members of the LLC for tax reporting purposes. The Company is subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009.  The Company’s subsidiaries are LLCs except for MP Realty, a California corporation.  MP Realty incurred a tax loss for the year ended December 31, 2010 and recorded no provision for income taxes.

Although the Company is no longer a federal or state income tax-paying entity beginning in 2010, it is nonetheless subject to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740, Income Taxes, for all “open” tax periods for which the statute of limitations has not yet run.  The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income (loss).  Although certain changes in assets and liabilities, such as derivatives classified as cash flow hedges, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).  Changes in the value of derivatives classified as cash flow hedges are included in interest expense as a yield adjustment in the same period in which the related interest on the hedged item affects earnings.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

FASB Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures About Fair Value Measurements requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the consolidated balance sheet and (ii) entities should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The disclosures related to the gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy will be required for the Company beginning January 1, 2011. The remaining disclosure requirements and clarifications made by ASU 2010-06 became effective for the Company on January 1, 2010. See Note 15, “Fair Value”.

FASB ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, was issued on July 21, 2010 and requires significant new disclosures about the allowance for credit losses and the credit quality of  financing receivables. The requirements are intended to enhance transparency regarding credit losses and the credit quality of loan and lease receivables. Under this statement, entities are required to provide more information about the credit quality of their financing receivables in the disclosures to consolidated financial statements, such as aging information and credit quality indicators.  Both new and existing disclosures must be disaggregated by portfolio segment or class.  The disaggregation of information is based on how an entity develops its allowance for credit losses and how it manages its credit exposure. This ASU is effective for interim and annual reporting periods ending after December 15, 2010. The Company has included these disclosures in the Note 3, “Loans”.

FASB ASU No. 2011-01, Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, was issued in January 2011. ASU 2011-01 temporarily delays the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Company time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for the Company for interim and annual periods ending after June 15, 2011.

Note 2.	Related Party Transactions

The Company maintains most of its cash at Evangelical Christian Credit Union (“ECCU”). Total funds held with ECCU were $5.6 million and $5.9 million at December 31, 2010 and 2009, respectively. Interest earned on these funds totaled approximately $111.2 thousand and $303.7 thousand for the years ended December 31, 2010 and 2009, respectively.

The Company leases physical facilities from ECCU pursuant to an Office Lease dated November 4, 2009, and purchases other services from ECCU. Charges of approximately $216.4 thousand and $197.6 thousand for the years ended December 31, 2010 and 2009, respectively, were made for these services All of these are included in Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

In accordance with a mortgage loan purchase arrangement between the Company and ECCU, the Company purchased $925 thousand and $10.5 million of loans from ECCU during the years ended December 31, 2010 and 2009, respectively.  This includes $105.0 thousand purchased by MPF during the year ended December 31, 2009.  The Company recognized $9.9 million and $13.0 million of interest income on loans purchased from ECCU during the years ended December 31, 2010 and 2009, respectively.  ECCU retains the servicing rights on loans it sells to the Company.  The Company paid loan servicing fees to ECCU of $36.3 and $593.3 thousand in the years ended December 31, 2010 and 2009, respectively.

From time to time, the Company or its wholly-owned subsidiary, MPF, has sold mortgage loan investments to ECCU in isolated sales for short term liquidity purposes.  The Company or MPF also has sold loans to other credit unions.  Federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union.  ECCU has from time to time repurchased from the Company fractional participations in the loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Association (“NCUA”) rules when participations in those loans were sold to federal credit unions.  During the year ended December 31, 2009, $145.2 thousand in loan participation interests were sold to ECCU.  During the year ended December 31, 2009, an additional $2.2 million of whole loans were sold back to ECCU. Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers.  No gain or loss was incurred on these sales. No whole loans or loan participations were sold to ECCU during the year ended December 31, 2010.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union (“Members United”).  See Note 6 for information regarding the Company’s borrowings from Members United.  The Company has $116 thousand on deposit with Members United as of December 31, 2010, which is pledged as security for the Members United borrowings.

On May 19, 2009, the Company sold $19.3 million of loans at par to Western Federal Credit Union, which is an equity holder of the Company’s Class A Units.  Proceeds from the sale were used to pay down the credit facility provided by BMO Capital Markets (the “BMO Facility”).

From time to time, managers and management have purchased investor notes from the Company. Investor notes payable to related parties total $318 thousand at December 31, 2010.

Note 3.	Loans

A summary of loans as of December 31 follows:

	2010	2009
Loans to evangelical churches and related organizations:
Real estate secured	$190,928	$194,068
Construction	--	3,052
Unsecured	849	2,002

Total Loans	$191,777	$199,122

Deferred loan fees, net	(175)	(141)
Loan discount	(600)	(422)
Allowance for loan losses	(3,997)	(1,701)

Loans, net	$187,005	$196,858

The loans fall into four segments:  whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2021. The loans earn interest at rates between 3.60% and 8.50%, with a weighted average yield of 6.44% as of December 31, 2010.

Allowance for Loan Losses

The Company has had no experience of loan loss. Management believes that the allowance for loan losses as of December 31, 2010 and 2009 is appropriate. Changes in the allowance for loan losses are as follows for the years ended December 31:

	2010	2009

Balance, beginning of year	$1,701	$489
Provisions for loan losses	2,377	1,322
Accretion of allowance related to restructured loans	(81)	(110)

Balance, end of year	$3,997	$1,701

Impaired Loans

Information about impaired loans for the years ended December 31 is as follows:

	2010	2009
Impaired loans with an allowance for loan losses	$22,563	$8,215
Impaired loans without an allowance for loan losses	4,444	22,314

Total impaired loans	$27,007	$30,529

Allowance for loan losses related to impaired loans	3,274	809

Total non-accrual loans	27,007	25,337

Total loans past due 90 days or more and still accruing	--	--

	2010	2009

Average investment in impaired loans	$26,346	$18,381

Interest income recognized on impaired loans	$1,000	$799
Interest income recognized on impaired loans attributable to their change in present value	64	113
Total interest income recognized on impaired loans	$1,064	$912

Loans by portfolio segment, and the related allowance for loan loss for each segment, are presented below as of December 31, 2010.  Loans and the allowance for loan losses are further segregated by impairment methodology.

Loans and Allowance for Loan Losses (by segment) As of December 31, 2010

Church Loans

Loans:

Balance	$191,777

Individually evaluated for impairment	$27,007

Collectively evaluated for impairment	$164,770

Allowance for loan losses:

Balance	$3,997

Individually evaluated for impairment	$3,274

Collectively evaluated for impairment	$723

The following table is a summary of the loan portfolio credit quality indicators by loan class at December 31, 2010, which is the date on which the information was updated for each credit quality indicator:

Credit Quality Indicators (by class) As of December 31, 2010

	Wholly Owned First	Wholly Owned Junior	Participation First	Participation Junior

Grade:
Pass	$98,774	$14,106	$47,586	$1,622
Watch	4,883	3,411	-	-
Substandard	8,320	1,159	2,682	-
Doubtful	-	-	9,235	-
Loss	-	-	-	-
Total	$111,977	$18,676	$59,503	$1,622

The following table is a summary of the loan portfolio credit quality indicators by loan class at December 31, 2010, which is the date on which the information was updated for each credit quality indicator.  The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at December 31, 2010:

Age Analysis of Past Due Loans (by class) As of December 31, 2010

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing

Church loans:
Wholly Owned First	$7,105	$1,098	$4,131	$12,334	$99,642	$111,976	$-
Wholly Owned Junior	433	-	216	649	18,027	18,676	-
Participation First	5,315	-	9,235	14,550	44,953	59,503	-
Participation Junior	-	-	-	-	1,622	1,622	-

Total	$12,853	$1,098	$13,582	$27,533	$164,244	$191,777	$-

The following table is a summary of impaired loans by loan class at December 31, 2010.  The recorded investment in impaired loans reflects the balances in the financials statements, whereas the unpaid principal balance reflects the balances before partial chargeoffs:

Impaired Loans (by class) For the Year Ended December 31, 2010

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Church loans:
Wholly Owned First	$1,694	$1,701	$-	$1,694	$137
Wholly Owned Junior	-	-	-	-	-
Participation First	2,744	2,744	-	2,744	-
Participation Junior	-	-	-	-	-

With an allowance recorded:
Church loans:
Wholly Owned First	10,957	11,502	925	10,947	532
Wholly Owned Junior	4,534	4,569	383	4,465	267
Participation First	6,492	6,491	1,966	6,496	37
Participation Junior	-	-	-	-	-

Total:
Church loans	$26,421	$27,007	$3,274	$26,346	$973

A summary of nonaccrual loans by loan class at December 31, 2010 is as follows:

Loans on Nonaccrual Status (by class) As of December 31, 2010

Church loans:
Wholly Owned First	$13,203
Wholly Owned Junior	4,569
Participation First	9,235
Participation Junior	-

Total	$27,007

No additional funds were committed to be advanced in connection with impaired loans as of December 31, 2010 or 2009.

Note 4.	Premises and Equipment

Premises and equipment consist of the following at December 31:

	2010	2009

Furniture and office equipment	$294	$270
Computer system	221	17
Leasehold improvements	25	25

	540	312
Less accumulated depreciation and amortization	(140)	(65)

	$400	$247

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 amounted to $75 thousand and $48 thousand, respectively.

Note 5.	Borrowings from Financial Institutions

Outstanding balances of borrowings from financial institutions are summarized by lender at December 31 as follows:

Lender	2010	2009

Members United	$95,325	$97,876
WesCorp	26,484	27,883
	$121,809	$125,759

Future maturities of borrowings from financial institutions are as follows at December 31:

2011	$9,400
2012	112,409
$121,809

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2009 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. The Company intends to use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  The Company may use proceeds from either loan to service other debt securities.

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points.  The interest rate on the Members United term loan will be reset monthly.  Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility.  As of December 31, 2010, there was a $10.0 million outstanding balance on the Members United term loan.

Under the $100 Million CUSO Line, the Company could request advances under a “demand loan” or “term loan”.  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.
During the period when draws may be made, each advance on the $100 Million CUSO Line accrues interest at either the offered rate by Members United for a fixed term draw or the rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  The Company is obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of December 31, 2010 and 2009, the balance on the $100 Million CUSO Line was $87.3 million and $87.9 million, respectively, and the weighted average interest rate on the Company’s borrowings under this facility was 4.32% and 4.29%, respectively.  Pursuant to the terms of the Company’s promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and the Company entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On March 31, 2011, the interest rates on three tranches of these term loans in the amounts of $3.0 million, $5.4 million, and $67.0 million are scheduled to be adjusted.

Future interest rate re-set dates on all the tranches of the $100 Million CUSO Line will occur during 2011.

Both credit facilities are recourse obligations secured by designated mortgage loans. The Company must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of December 31, 2010 and December 31, 2009, approximately $106.6 million and $108.9 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and the Company’s other debt, and to provide Members United with current financial statements and reports.

WesCorp Facility

On November 30, 2009, the Company entered into a Loan and Security agreement with WesCorp.  WesCorp is a federally chartered credit union located in San Dimas, California.  The agreement provides for a secured $28 million term loan, referred to as the “WesCorp Facility.”  $24.6 million of the proceeds were used to pay the remaining principal and interest on the BMO Facility.  The remainder of the proceeds were advanced in cash and will be used to make monthly payments on the WesCorp Facility, as well as for other cash needs of the Company as they arise.

The WesCorp Facility carries a fixed interest rate of 3.95% per year.  Interest on the outstanding balance of the loan is payable on the last day of each month, along with a fixed principal payment of $116.7 thousand.  The balance of the principal, $24.7 million, is due in full when the Facility matures on March 30, 2012.  The Company has the option to prepay any or all of the principal balance at any point prior to the maturity date subject to a prepayment penalty.  The loan is secured by the remaining eligible loans pledged to BMO at the time of the payoff.  These loans totaled $56.7 million at December 31, 2010.  As of December 31, 2010 there was $26.5 million outstanding on the WesCorp Facility.

The agreement contains a number of standard borrower covenants, including affirmative covenants that require the Company to refrain from making certain guarantees or endorsements, refrain from making material changes to other credit facilities, and maintain a debt to tangible net worth ratio of less than 15 to one.  The agreement also obtains negative covenants requiring the Company to obtain consent for certain transactions related to pledged loans.  The Company was in compliance with these covenants as of December 31, 2010.

On March 20, 2009, NCUA assumed control of WesCorp under a conservatorship proceeding initiated by NCUA under regulations adopted under the Federal Credit Union Act.  Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA.  Pursuant to a letter dated October 25, 2010, the Company advised that the WesCorp facility had been transferred to the AMAC, a facility established by NCUA.  The transfer of the WesCorp Facility will not affect or change any of the terms and conditions of the loan agreement the Company entered into with WesCorp.

Note 6.	Interest Rate Swaps and Caps

The Company has stand-alone derivative financial instruments in the form of interest rate swap agreements and interest rate cap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on the Company’s consolidated balance sheet as other assets and other liabilities.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.  The Company deals only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (OTC) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control the Company’s risks.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

The Company has used long-term variable rate debt and variable rate preferred units as sources of funds for use in its lending and investment activities and other general business purposes.  These debt obligations expose the Company to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  Management believes it is prudent to limit the variability of a portion of the Company’s interest payments and, therefore, generally hedges a portion of the Company’s variable rate interest payments.  To meet this objective, the Company has entered into interest rate swap agreements whereby it receives variable interest rate payments and makes fixed interest rate payments during the contract period.  However, the interest rate swaps the Company entered in 2007 expired in 2009.

At December 31, 2009 and 2010, there were no outstanding interest rate swap contracts.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings. The net amount of other comprehensive income reclassified into interest expense related to interest rate swaps during the year ended December 31, 2009 was $566 thousand.

Another way to hedge exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by “capping” the rate ( the strike price) for a specific period of time.

At December 31, 2010, information pertaining to outstanding interest rate cap agreements that the Company has used to hedge variable rate debt is as follows (dollars in thousands):

Notional amount	$20,000
Strike Price	1.50%
Weighted average maturity in years	.50
Fair value of interest rate caps	$0
Unrealized loss relating to interest rate caps	$80

These agreements provide for the Company to receive payments at a variable rate determined by a specified index (one month London Inter-Bank Offered Rate (“LIBOR”)) when the index interest rate exceeds 1.50%. This rate was 0.26% at December 31, 2010.

At December 31, 2010, the fair value of interest rate caps was recorded in other assets.  Changes in the fair value of interest rate caps and preferred units designed as hedging instruments of the variability of cash flows associated with long-term debt and preferred units are reported in other comprehensive income (loss).  These amounts subsequently are reclassified against income available to common unit holders in the same period in which the related interest on the long-term debt affects earnings.

The Company reclassified $65.4 thousand of comprehensive income related to interest rate caps against retained earnings during the year ended December 31, 2010.

Risk management results for the year ended December 31, 2010 related to the balance sheet hedging of our long-term debt indicate that the hedges were highly effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

Note 7.	Commitments and Contingencies

Credit-Related Financial Instruments

The Company is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unadvanced lines of credit, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. At December 31, 2010 and December 31, 2009, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount (in thousands)
	December 31, 2010	December 31, 2009
Undisbursed loans	$143	$3,033
Standby letter of credit	$1,000	--

Undisbursed loans are commitments for possible future extensions of credit to existing customers. These loans are sometimes unsecured and may not necessarily be drawn upon to the total extent to which the Company is committed.  Commitments to extend credit are generally at variable rates.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Note 8.	Notes Payable

A summary of notes payable at December 31 is as follows:

			Weighted Average Interest Rate at December 31,
	2010	2009	2010	2009

National Alpha Offering (Note 9)	$5,617	$11,829	5.75%	5.45%
Class A Offering (Note 9)	44,663	46,012	4.03%	3.70%
Special offering notes	8,991	8,578	3.50%	4.66%
Special Subordinated notes	2,631	2,700	7.00%	7.00%
International notes	201	408	4.52%	4.41%

	$62,103	$69,527

The following are maturities of notes payable for each of the next five years:

Year Ending December 31,

2011	$27,143
2012	7,078
2013	7,451
2014	8,155
2015	8,064
Thereafter	4,212

$62,103

Notes are unsecured and are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company is in compliance with these covenants as of December 31, 2010.  Effective April 18, 2008, the Company discontinued the sale of Alpha Class Notes.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company was in compliance with these covenants as of December 31, 2010.

Historically, most of the Company’s unsecured notes have been renewed by investors upon maturity.  Because the Company has discontinued its sale of Alpha Class Notes effective April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission (see Note 9 below).  For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable.

Note 9.	Public Offerings

In July 2001, the Company registered with the Securities and Exchange Commission (the SEC) the sale of $25.0 million of Alpha Class Notes issued pursuant to a Loan and Standby Trust Agreement authorizing the issuance of up to $50.0 million of such notes.  In April 2003, the Company registered with the SEC the sale of an additional $25.0 million of Alpha Class Notes.  In April 2005, the Company registered with the SEC the sale of up to $50.0 million of a new Alpha Class Notes issued pursuant to a Trust Indenture authorizing the issuance of up to $200.0 million of such notes.  In May 2007, the Company registered with the SEC the sale of an additional $75.0 million of the new Alpha Class Notes. With the registration of its Class A Notes, the Company has discontinued the sale of the Alpha Class Notes effective as of April 18, 2008.  At December 31, 2010 and December 31, 2009, $5.6 million and $11.8 million of Alpha Class Notes were outstanding, respectively.

In April 2008, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and continued through April 30, 2010.  On June 3, 2010, the Company registered an additional $100.0 million of Class A notes.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (US Bank).  The Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  At December 31, 2010 and 2009, $44.7 million and $46.0 million of these notes were outstanding, respectively.

Note 10.	Preferred and Common Units Under LLC Structure

On December 31, 2008, the Company’s Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units. The Series A Preferred Units are entitled to a cumulative Preferred Return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the Preferred Return is paid.  In addition, the Series A Preferred Units are entitled to an annual Preferred Distribution, payable in arrears, equal to 10% of the Company’s profits, after subtracting from profits the Preferred Return.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company’s election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred.  Upon the Company’s failure to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, the Company’s Common Stock was converted into the Class A Common Units. The Class A Common Units have voting rights.

Note 11.	Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income or loss.  The components of other comprehensive income (loss) are shown below for the years ended December 31.  No tax effect is recognized since the Company is not a tax-paying entity.

	2010	2009

Change in fair value of derivatives used for cash flow hedges
Interest rate swaps	$--	$518
Interest rate caps	(73)	(74)
Reclassification of comprehensive income related to interest rate caps	65	2

	$(8)	$446

Note 12.	Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Administaff 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the percent of which is annually determined by the managers. Matching contributions for the plan years ended December 31, 2010 and 2009 were $35.8 and $35.7 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Contributions for the plan year ended December 31, 2009 were $10.3 thousand.  There was no contribution for the plan year ended December 31, 2010.

Note 13.	Fair Value

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of financial instruments at December 31 are as follows:

	2010		2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash	$7,078	$7,078	$9,980	$9,980
Loans	187,005	189,072	196,858	194,713
Accrued interest receivable	742	742	956	956
Interest rate caps	--	--	73	73

Financial Liabilities:
Notes payable	62,103	63,580	69,527	69,117
Borrowings from financial institutions	121,809	121,054	125,759	123,997
Accrued interest payable	355	355	142	142
Dividends payable	80	80	85	85

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at December 31, 2010 and 2009.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the consolidated balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Borrowings from Financial Institutions – The fair values of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at December 31, 2010 and 2009.

Fair Value Measurements Using Fair Value Hierarchy

The following section describes the valuation methodologies used for assets measured at fair value as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair value hierarchy for valuation gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•	Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following section describes the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value Measured on a Recurring Basis

The table below presents the balance of assets and liabilities measured at fair value on a recurring basis and the level of inputs used to measure fair value:

	Fair Value Measurements Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
At December 31, 2010 Interest rate caps (asset)	$--	$--	$--	$--

At December 31, 2009 Interest rate caps (asset)	$--	$73	$--	$73

Fair value of interest rate caps and interest rate swaps are estimated by the counterparties using market expectations of future interest rates, which constitute Level 2 inputs.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

	Fair Value Measurements Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
At December 31, 2010 Impaired loans (net of allowance and discount)	$--	$10,569	$12,577	$23,146

At December 31, 2009 Impaired loans (net of allowance and discount)	$--	$7,490	$21,598	$29,088

The following is a reconciliation of the assets in which significant unobservable inputs (Level 3) were used in determining fair value:

Impaired loans (net of allowance and discount)
Balance, December 31, 2009	$21,598
Re-classifications of loans from Level 3 into Level 2	(4,575)
Allowance and discount, net of discount amortization	(692)
Additions	1,486
Deletions	(5,427)
Loan advances	187
Balance, December 31, 2010	$12,577

Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

Impaired loans that are not collateral dependent are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate. Troubled debt restructurings are also carried at the present value of expected future cash flows. However, expected cash flows for troubled debt restructurings are discounted using the loan’s original effective interest rate rather than the modified interest rate. Since fair value of these loans is based on management’s own projection of future cash flows, the fair value measurements are categorized as Level 3 measurements.

Note 14.	Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows: Balance Sheets

	December 31,
	2010	2009
Assets
Cash	$6,774	$9,980
Loans, net of allowance for loan losses	187,005	196,858
Accrued interest receivable	742	956
Property and equipment, net	400	247
Investment in subsidiaries	177	--
Debt issuance costs	279	419
Other assets	241	294

Total assets	$195,618	$208,754

	December 31,
	2010	2009
Liabilities and equity
Borrowings from financial institutions	$121,809	$125,759
Notes payable	62,103	69,527
Accrued interest payable	355	142
Other liabilities	489	472

Total liabilities	184,756	195,900

Equity	10,862	12,854

Total liabilities and equity	$195,618	$208,754

Statements of Income

	Years Ended December 31,
	2010	2009
Income:
Interest income	$12,036	$9,009
Other income	8	11

Total income	12,044	9,020

Interest expense:
Interest on lines of credit	5,370	4,496
Interest on notes payable	2,836	3,308

Total interest expense	8,206	7,804

Provision for loan losses	2,377	1,268
Other operating expenses	2,988	2,327
Loss before provision for income taxes	(1,527)	(2,379)

Provision for income taxes and state fees	15	--
	(1,542)	(2,379)

Equity in undistributed net income (loss) of subsidiaries	(74)	2,433

Net income (loss)	$(1,616)	$54

Statements of Cash Flows

	Years Ended December 31,
	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$(1,616)	$54
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in undistributed net income (loss) of subsidiaries	74	(2,433)
Depreciation	75	48
Provision for loan losses	2,377	1,268
Amortization of deferred loan (fees) costs	(110)	(86)
Amortization of debt issuance costs	197	253
Accretion of allowance for loan losses on restructured loans	(64)	(110)
Accretion of loan discount	(27)	(98)
Net change in:
Accrued interest receivable	214	(292)
Other assets	(53)	202
Other liabilities and accrued interest payable	46	71

Net cash provided by (used in) operating activities	1,113	(1,123)

Cash Flows from Investing Activities
Loan purchases from ECCU	(925)	(10,435)
Loan purchases from MPF	--	(72,308)
Loan originations	(7,364)	(292)
Loan sales	375	33,697
Loan principal collections, net	15,591	29,708
Purchase of property and equipment	(228)	(33)

Net cash provided by (used in) investing activities	7,449	(19,663)

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(3,950)	25,884
Net change in notes payable	(7,424)	(6,247)
Debt issuance costs	(57)	(140)
Dividends paid on preferred stock	(337)	(412)
Purchase of interest rate caps	--	(148)
Net cash provided by (used in) financing activities	(11,768)	18,937

Net decrease in cash	(3,206)	(1,849)

Cash at beginning of year	9,980	11,829

Cash at end of year	$6,774	$9,980

Supplemental Disclosures of Cash Flow Information
Interest paid	$7,993	$10,051
Income taxes paid	3	--
Change in value of interest rate swap	--	(518)
Change in value of market cap	73	72

EXHIBIT A

CLASS A NOTES
TRUST INDENTURE

THIS TRUST INDENTURE, dated as of April 18, 2008, is entered into by Ministry Partners Investment Corporation, a California corporation, the “Company”, and U.S. Bank National Association, the “Trustee”, pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of the Notes to investors; and

WHEREAS, the Company desires to enter into this Indenture Agreement with the Trustee whereby the Company hereby appoints Trustee, and Trustee agrees to act as, Trustee for the Holders under the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Alpha Class Notes” means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001, or the Alpha Class Loan and Trust Agreement dated April 20, 2005, as supplemented.

 “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Capital Stock” means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Fixed Series Preferred Stock.

“Cash Flow” means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

“Category” means a subseries of a Class A Note as so designated by the Company.

“Class A Notes” means the up to $200 million in aggregate Principal Amount of the Class A Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class A Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series, Flex Series and Variable Series as defined in this Indenture.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“ECCU” means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

“Effective Date” means April 18, 2008.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

 “Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class A Notes.

“Fixed Series Note” means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

“Fixed 1” Notes which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 5” Notes which require an initial investment of at least $5,000 but less than $10,000.

“Fixed 10” Notes which require an initial investment of at least $10,000 but less than $25,000.

“Fixed 25” Notes which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Notes which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Notes which require an initial investment of at least $100,000.

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“Flex Series Note” means any Note designated as a Flex Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Flex Series Notes may be issued in one or more of the following Categories:

“Flex 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Flex 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Flex 100 Notes” which require an initial investment of at least $100,000, but less than $250,000.

“Flex 250 Notes” which require an initial investment of at least $250,000.

Each Category of Flex Note shall pay interest at the rate for the respective Category designated by the Company on the Rate Schedule effective on the date the Flex Note is issued. The Holder of the Flex Note may elect to reset the interest rate on the Flex Note once during each 12-month period next following the date of issuance to the then current Flex Note interest rate for that Category. All Flex Notes shall have a Maturity Date of eighty-four (84) months from the Issuance Date and may withdraw up to ten percent (10%) of the principal at any time or from time to time without penalty or reduction during any 12-month period following the first anniversary date of the Issuance Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a Class A Note is registered on the books and records of the Company as a holder of Class A Notes.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Agreement as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Note is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class A Note. The Maturity Date of the Fixed Series Notes may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Flex Series Notes is eighty-four (84) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Holder Representative” means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 10.02.

“Notes” means the Class A Notes.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Alpha Class Notes or the Class A Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Notes” when used with respect to Class A Notes means, as of the date of determination, all Class A Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the Class A Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class A Notes made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class A Notes or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the Class A Notes as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

“SEC” means the U.S. Securities and Exchange Commission.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class A Notes.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

  “Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

“Trustee” means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Note” means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

“Variable 10 Notes” which require an initial investment of at least $10,000, but less than $25,000.

“Variable 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Variable 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Variable 100 Notes” which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (a) in capital stock of the Company or the capital stock of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class A Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)    such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)    50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus
(ii)    100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus
(iii)    100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

(c)    The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)    the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)    the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Alpha Class Notes; or
(iii)    (a) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

Section 2.02. Limitation on Outstanding Class A Notes.  The Company shall not issue any Class A Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class A Notes outstanding at any time would have an aggregate unpaid balance exceeding $100,000,000.

Section 2.03. Limitation on Incurrence of Indebtedness. While any Class A Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Alpha Class Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit and gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

Section 2.04. Merger, Consolidation or Sale of Assets. While any Class A Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the Class A Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class A Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class A Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)    The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)    If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)    this subsection shall not be construed to limit the effect of subsection (a);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)    The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of the Company’s officers and/or opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)    The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any other documents or instruments relating to or arising from or as a result of this Indenture (“Note Documents”).

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within 30 days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.01:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate or order executed by a Responsible Officer;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Company;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advise of counsel of its choice concerning all matters of the trusts hereof and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)    the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)    To pay the compensation set forth in Exhibit A hereto;

(b)    To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)    To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)    The Trustee may resign at any time by giving 30 days’ notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Company or the Holder Representative may remove the Trustee at any time with 30 days’ notice delivered to the Trustee, the Company, and the Holder Representative.

(d)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)    Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)    The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative under Section 9.05. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)    Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)    It is the purpose of this Indenture that there shall be no violation of any laws of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)    The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee hereunder, upon notice to the Company and with the consent of the Company and the Holder Representative, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)    Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)    a statement that the person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)    default for thirty (30) days in the payment when due of interest or penalty on any Note;

(b)    default for thirty (30) days in the payment when due of principal of any Note;

(c)    if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)    if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

(i)    is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or
(ii)    results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)    the Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)    the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property, or
(iv)    makes a general assignment for the benefit of its creditors; or

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company in an involuntary case,
(ii)    appoints a Custodian of the Company or for all or substantially all of its property, or
(iii)    orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)    the Holder gives to the Trustee notice of a continuing Event of Default;

(b)    the Holders of at least a Majority in Interest in principal amount of the Notes make a request to the Trustee to pursue the remedy;

(c)    such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)    during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)    To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)    First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)    Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)    Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class A Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)    Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

(d)    The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE
TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

ARTICLE VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)    A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)    At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

(c)    If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Notes may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company’s requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;
AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders’ Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, but with the consent of the Holder Representative, as are necessary or desirable to:

(a)    cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)    grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)    amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)    add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)    make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)    amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)    make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Holders’ Consent.

(a)    Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative shall have the right, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as shall be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)    If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)    Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)    Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. This Indenture shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and Holders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company’s Counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company’s Counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Notes then outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.07. Amendments to a Note Document Not Requiring Consent of Holders.  The Company and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of this Indenture or any Note Document as is necessary or desirable to:

(a)    cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

(b)    grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)    amend any of the provisions therein to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(d)    add to the covenants and agreements of the Company therein other covenants and agreements thereafter to be observed by the Company or to surrender any right or power therein reserved to or conferred upon the Company;

(e)    make any change that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(f)    amend, alter, modify or supplement such document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)    make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders of the Notes.

Section 9.08. Amendments to Note Documents Requiring Consent of Holders.

(a)    Except for the amendments, changes or modifications corresponding to those provided in Section 9.07, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document (other than this Indenture) without the consent of the Holder Representative; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder. If at any time the Company requests consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by Section 9.07, the Trustee shall, at the expense of the Company, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Holders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.08, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section 9.08.

(b)    Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

Section 9.09. Consents and Opinions.  Subject to Section 9.01, any amendment, change or modification otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in this Section 9.09 if such supplement or amendment is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee. No such supplement or amendment shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s Counsel to the effect that any such proposed supplement or amendment complies with the provisions of this Indenture, and any other opinion that may be required by the Trustee or the Holder Representative.

ARTICLE X

PROVISIONS OF GENERAL APPLICATION

Section 10.01. Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.

(b)    The ownership of the Notes shall be conclusively proven by the books and records of the Company.

(c)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02. Holder Representative.

(a)    In the event of a default, Holders shall appoint a Holder Representative to act on their behalf.  The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time.  The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Trustee, and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)    If for any reason, no Holder Representative shall then be appointed, all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holder.

(c)    Whenever pursuant to this Indenture or any other Note Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)    Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by the Trustee (all of the foregoing being referred to as “Consent” in this Section 10.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 10.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)    The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services;

(b)    The Company, Ministry Partners Investment Corporation, at 955 West Imperial Highway, Brea, California 92821, Attention: the President;

(c)    To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)    Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(e)    Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 10.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 10.04. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

Section 10.05. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 10.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.09. Governing Law. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

Section 10.10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Class A Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 10.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 10.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,
a California corporation

By:          _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:           _______________________________

Title:        _______________________________

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2 :__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 5 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.   Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.   Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.   Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.   Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

5.   Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

6.    Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

B-1

7.   Early Presentment.   Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

8.   Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9.   Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.  California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

B-2

EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FLEX SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address :__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FLEX SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FLEX SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.   Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Flex Spread plus the Swap Index in effect on the Issuance Date.

2.   Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.   Interest Reset Election. Commencing with each consecutive twelve month period commencing on the first anniversary date of the Issuance Date, Holder may, in Holder’s sole discretion, request Maker to reset the Interest Rate to the rate for a Flex Note of the Category and term in effect on the date of such request. Such reset request must be in writing dated and promptly delivered to Maker in person, via fax or electronic delivery, or by U.S. mail postmarked no later than the date of the request. Provided, however, Holder may make such a reset request only once during each such twelve month period and the interest rate may not be increased by more than one percent (1.0%) by any single adjustment or by more than a total of three percent (3.0%) by all adjustments over the term of the Note.

4.   Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

5.   Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

C-1

6.   Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.   Holder’s Right to Prepayment.  Commencing on the first anniversary date of the Issuance Date, Holder has the right to receive prepayment during any consecutive twelve-month period of up to a maximum of ten percent (10%) of the then outstanding balance of this Note, upon written notice to Maker.

8.   Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.   Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.   Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.    Severability.  In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

C-2

EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address :__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.   Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2.   Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an “Adjustment Date”) and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3.   Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

4.   Holder’s Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5.   Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

6.   Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

D-1

7.   Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8.    Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.   Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.   Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.   Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

D-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.            PURCHASER INFORMATION

[  ]          Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FIXED-CUSTOMER-1

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$	Fixed 1 Note	mos.	%
$	Fixed 5 Note	mos.	%
$	Fixed 10 Note	mos.	%
$	Fixed 25 Note	mos.	%
$	Fixed 50 Note	mos.	%
$	Fixed 100 Note	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.            SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph seven of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.            PURCHASER INFORMATION

[  ]          Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification    Circle one and include a copy with application:

Articles of Incorporation
Signature pages of Trust
Partnership Agreement	Legal status:
Charter
Other:

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FIXED-CORPORATION-1

3.           FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$	Fixed 1 Note	mos.	%
$	Fixed 5 Note	mos.	%
$	Fixed 10 Note	mos.	%
$	Fixed 25 Note	mos.	%
$	Fixed 50 Note	mos.	%
$	Fixed 100 Note	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph seven of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES
Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.            PURCHASER INFORMATION

[  ]           Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FLEX-CUSTOMER-1

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.           FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)		Interest Rate

$	Flex 25 Note	84	mos.	%
$	Flex 50 Note	84	mos.	%
$	Flex 100Note	84	mos.	%
$	Flex 250 Note	84	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph nine of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES
Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.            PURCHASER INFORMATION

[  ]           Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification    Circle one and include a copy with application:

Articles of Incorporation
Signature pages of Trust
Partnership Agreement	Legal status:
Charter
Other:

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FLEX-CORPORATION-1

3.           FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)		Interest Rate

$	Flex 25 Note	84	mos.	%
$	Flex 50 Note	84	mos.	%
$	Flex 100Note	84	mos.	%
$	Flex 250 Note	84	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph nine of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
VARIABLE SERIES
Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[  ]           Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License		Date Expires
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA VARIABLE-CUSTOMER-1

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.           VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$	Variable 10 Note	mos.	%
$	Variable 25 Note	mos.	%
$	Variable 50 Note	mos.	%
$	Variable 100 Note	mos.	%
$	Variable 250 Note	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph nine of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.            PURCHASER INFORMATION

[  ]           Name and address of evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note.

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification    Circle one and include a copy with application:

Articles of Incorporation
Signature pages of Trust
Partnership Agreement	Legal status:
Charter
Other:

2.	MAILING ADDRESS	Email address:

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[_] U.S. [_] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA VARIABLE-CORPORATION-1

3.           VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$	Variable 10 Note	mos.	%
$	Variable 25 Note	mos.	%
$	Variable 50 Note	mos.	%
$	Variable 100 Note	mos.	%
$	Variable 250 Note	mos.	%

$	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually
Check only one option - If no option is selected, interest will be paid monthly. All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION, you are representing that you: (1) have reviewed the prospectus, (2) adopt and agree to be bound by the terms and conditions of the Indenture, (3) understand the prepayment terms and conditions as set forth in paragraph nine of your Note, and (4) are 21 years or older. Sign below exactly as printed in Section 1 above. For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number. Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CORPORATION-2

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.
MINISTRY PARTNERS INVESTMENT COMPANY, LLC $75,000,000 CLASS A NOTES PROSPECTUS October 20, 2011

[Outside Back Cover of Prospectus]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the company.

SEC Registration Fee	$8,708
FINRA Filing Fee	$8,000
Legal Fees and Expenses	$85,000
Accounting Fees and Expenses	$10,000
Printing Costs	$10,000
Blue Sky Registration Fees	$20,000
Miscellaneous*	$175,050
TOTAL	$316,758

* Includes additional FINRA Rule 2310 O&O Expenses of (i) up to $25,000 in reimbursements to Managing Broker for accountable due diligence costs and expenses, (ii) $34,095 of compensation paid to the Company’s officers, employees and agents for services to it in connection with the Offering, and (iii) $103,955 of other expenses incurred in the Offering.

All of the above items except the registration fee are estimates.

Item 14. Indemnification of Managers and Officers.

Registrant’s Operating Agreement authorizes Registrant to indemnify its agents (including its officers and managers to the fullest extent permitted under the California Limited Liability Company Act). Registrant’s Operating Agreement generally allows for indemnification of managers and officers against certain loss from proceedings including threatened, pending or completed investigative, administrative civil and criminal proceedings, provided such persons acted in good faith and in a manner the person reasonably believed to be in the best interests of Registrant or that the person had reasonable cause to believe to be lawful.

Item 15. Recent Sales of Unregistered Securities.

The company from time to time sells debt securities on a negotiated basis to ministries or individuals who have purchased notes from the company before and/or are accredited persons within the meaning of Rule 501 under Regulation D. For each of these notes, interest rates, terms and other conditions of the loan were negotiated with the investor. Substantially all of these notes have a maturity of less than 12 months. The company has relied upon the exemptions under Regulation D and/or Section 4(2) of the 1933 Act in selling these securities.

During the period from January 1, 2009 to June 30 , 2011, the company sold an aggregate of approximately $ 7.0 of unregistered debt securities to a total of 15 different investors, all of whom were accredited investors within the meaning of Regulation D. The company relied on the exemptions under 4(2), Regulation D and/or Regulation S under the 1933 Act in making these sales.

Through June 30 , 2011, the company made sales in a private placement offering of 146,522 shares of its common stock, 98,600 shares of its Class I Preferred Stock, and 19,000 shares of its Class II Preferred Stock. All of the securities were sold in units for cash except for 5,500 shares of the Class I Preferred Stock, which were issued in exchange for 550 shares of outstanding Series A Preferred Stock. These sales resulted in $13,569,572 in new equity financing for the company. During this period, the company also sold 84,522 units, each unit consisting of one share each of Class I Preferred Stock and common stock. The initial 63,000 units sold included 63,000 shares of outstanding common stock resold by Evangelical Christian Credit Union (“ECCU”) for its own benefit. The company incurred no sales commissions or other underwriting costs. Securities were sold for cash. The securities were sold to a total of twelve (12) state or federal chartered credit unions and two (2) individuals. The sales of these securities were made directly by the company. The company relied on the exemptions under Section 4(2) and 4(6) of the Securities Act of 1933 in the sales of these securities

Part II, Page 1

Item 16. Exhibits.

1.0	Managing Placement Agent Agreement*

3.1	Articles of Organization – Conversion of Ministry Partners Investment Company, LLC, dated as of December 31, 2008 (1)

3.2	Operating Agreement of Ministry Partners Investment Company, dated as of December 31, 2008 (1)

3.3	Plan of Conversion of Ministry Partners Investment Corporation, dated September 18, 2008 (1)

3.4	Series A Preferred Unit Certificate of Ministry Partners Investment Company, LLC, dated as of December 31, 2008 (1)

5.1	Opinion of Rushall & McGeever**

10.1	$10 Million Committed Line of Credit Facility and Security Agreement, dated October 8, 2007 (3)

10.2	$50 Million CUSO Committed Line of Credit Facility and Security Agreement, dated October 8, 2007 (3)

10.3	Mortgage Loan Purchase Agreement, dated October 30, 2007, between Evangelical Christian Credit Union and Ministry Partners Funding, LLC (4)

10.4	Mortgage Loan Purchase Agreement, dated October 30, 2007, between Ministry Partners Investment Corporation and Ministry Partners Funding, LLC (4)

10.5
Loan, Security and Servicing Agreement, dated October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Fairway Finance Company, LLC, as Lender, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, U.S. Bank National Association, as Custodian and Account Bank, and Lyon Financial Services, Inc., as Back-Up Servicer (4) (6)

10.6	Promissory Note, dated October 30, 2007, in the amount of $150,000,000 executed by Ministry Partners Funding, LLC to and in favor of Fairway Finance Company, LLC (4)

10.7
Custodial Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, Lyon Financial Services, Inc., as Back-Up Servicer, and U.S. Bank National Association, as Custodian (4)

10.8
Collection Account Control Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, and U.S. Bank National Association, as Account Bank (4)

10.9
Reserve Account Control Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, BMO Capital Markets Corp., as Agent, and U.S. Bank National Association, as Account Bank (4)

10.10	CUSO Line of Credit Facility Note and Security Agreement, dated May 14, 2008, executed by Ministry Partners Investment Corporation in favor of Members United Corporate Federal Credit Union (6)

10.11	Equipment Lease, dated as of January 1, 2009 by and between Ministry Partners Investment Company, LLC and ECCU (6)

10.12	Professional Services Agreement, dated as of January 1, 2009 by and between Ministry Partners Investment Company, LLC and ECCU (6)

Part II, Page 2

10.13	ECCU Loan Agreement Extension dated April 5, 2007 (10)

10.14	Mortgage Loan Participation Purchase and Sale Agreement by and between Ministry Partners Investment Company, LLC, and Western Federal Credit Union, dated May 1, 2009 (15)

10.15
Omnibus Amendment to Loan, Security and Servicing Agreement and Fee Agreement by and among Ministry Partners Funding, LLC, Fairway Finance Company, LLC, Evangelical Christian Credit Union, BMO Capital Markets Corp., U.S. Bank National Association and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), effective as of June 5, 2009 (16)

10.16	Waiver by and among Ministry Partners Funding, LLC, Evangelical Christian Credit Union and BMO Capital Markets Corp., effective as of July 15, 2009 (17)

10.17	Loan and Security Agreement by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009 (18)

10.18	Promissory Note by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009 (18)

10.19
Payoff and Bailee Letter entered into by and among Ministry Partners Funding, LLC, and BMP Capital Markets Corp., as agent, Fairway Finance Company, LLC, as lender, MPF, as borrower, Evangelical Christian Credit Union, as servicer, Lyon Financial Services, Inc., d/b/a U.S. Bank Portfolio Services, as back-up servicer, U.S. Bank National Association, as custodian, and Western Corporate Federal Credit Union, as the replacement lender, dated November 30, 2009 (18)

10.20	Form of Individual Manager Indemnification Agreement*

20.1	List of Subsidiaries (15)

23.1	Consent of Rushall & McGeever (included as Exhibit 5.1 hereto)

23.5	Consent of Hutchinson and Bloodgood*

25.1	Powers of Attorney (included as page II-6 of Registration Statement)

25.2	Form T-1 with exhibits (13)

*	Filed as part of this Registration Statement.
**	To be filed by Pre-effective Amendment to this Registration Statement.

(1)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on December 22, 2008.

(2)	Incorporated by reference to the Definitive Schedule 14C Information Statement filed by the Company on September 8, 2008.

(3)	Incorporated by reference to the Report on Form 8-K filed by the Company on October 15, 2007 (Accession No. 0000944130-07-000031), as amended.

(4)	Intentionally left blank.

(5)	Incorporated by reference to the Report on Form 10-QSB filed by the Company on November 16, 2007 (Accession No. 0001408651-07-000170), as amended.

Part II, Page 3

(6)	Confidential treatment requested for certain portions of this exhibit, which portions are omitted and filed separately with the Securities and Exchange Commission.

(7)	Incorporated by reference to Registration Statement on Form SB-2 filed on November 19, 1997
(Accession No. 0000944130-97-000025), as amended.

(8)	Incorporated by reference to Registration Statement on Form SB-2 filed on May 24, 2001
(Accession No. 0000944130-01-500010), as amended.

(9)	Incorporated by reference to Registration Statement on Form SB-2 filed on February 2, 2005
(Accession No. 0000944130-05-000002), as amended.

(10)	Incorporated by reference to Registration Statement on Form SB-2 filed on April 10, 2007
(Accession No. 0000944130-07-000066), as amended.

(11)	Incorporated by reference to the Report on Form 8-K filed on November 26, 2007 (Accession No. 0001408651-07-000194).

(12)	Incorporated by reference to the Report on Form 10-K filed by the Company on April 14, 2009 (Accession No. 000432093-09-000122).

(13)	Incorporated by reference to Registration Statement on Form S-1 filed on February 2, 2008 (Accession No. 0001019687-08-000705).

(14)	Incorporated by reference to Registration Statement on Form S-1 filed on December 23, 2009 (Accession No. 00001019687-09-004665).

(15)	Incorporated by reference to Report on Form 10-K filed by the Company on March 31, 2011.

(16)	Incorporated by reference to Report on Form 10-Q filed by the Company on May 16, 2011.

Part II, Page 4

Item 17. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events which, individually, or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any additional or changed material information on the plan of distribution.

(2)           That, for determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Part II, Page 5

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Part II, Page 6

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California, on the 20 day of October, 2011.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

By:	/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, the Registration Statement on Form S-1/A has been signed by the following persons in their respective capacity and duty indicated.

Signature	Title	Date

/s/ Billy M. Dodson Billy M. Dodson	President, Chief Executive Officer, Assistant Secretary	October 20, 2011

/s/ Mark G. Holbrook Mark G. Holbrook	Chairman of the Board of Managers	October 20, 2011

/s/ Susan B. Reilly Susan B. Reilly	Senior Vice President, Chief Financial Officer, Principal Accounting Officer	October 20, 2011

/s/ Van C. Elliott Van C. Elliott by Billy M. Dodson, his attorney-in-fact	Secretary, Manager	October 20, 2011

/s/ Arthur G. Black Arthur G. Black by Billy M. Dodson, his attorney-in-fact	Manager	October 20, 2011

/s/ Juli Anne S. Callis Juli Anne S. Callis by Billy M. Dodson, his attorney-in-fact	Manager	October 20, 2011

/s/ Jeffrey T. Lauridsen Jeffrey T. Lauridsen by Billy M. Dodson, his attorney-in-fact	Manager	October 20, 2011

/s/ R Michael Lee R. Michael Lee by Billy M. Dodson, his attorney-in-fact	Manager	October 20, 2011

/s/ Randolph P. Shepard Randolph P. Shepard by Billy M. Dodson, his attorney-in-fact	Manager	October 20, 2011

Part II, Page 7